                                                                    EXHIBIT 10.6

--------------------------------------------------------------------------------

                    ASSET TRANSFER AND ACQUISITION AGREEMENT

                                  By and Among

                 THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK,

                                 AEGON USA, INC.

                                       and

                        AUSA LIFE INSURANCE COMPANY, INC.




                          Dated as of December 31, 1993

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

1.01.  Definitions ......................................................      4
       Accounts Receivables .............................................      4
       Acquiring Parties ................................................      4
       Acquisition Proposal .............................................      4
       Administrative Services Agreement ................................      5
       Advisers Act .....................................................      5
       AEGON ............................................................      5
       AEGON Financial Statements .......................................      5
       AEGON's Auditor ..................................................      5
       AEGON Controlled Group ...........................................      5
       Affiliate ........................................................      5
       Agreement Regarding Payments Made Relating to
       Assumption Reinsurance Agreement .................................      5
       Agreement Regarding Payments Made Relating to
       Indemnity Reinsurance Agreement ..................................      6
       Allocation .......................................................      6
       Ancillary Agreements .............................................      6
       Antitrust Division ...............................................      6
       Asserted Liability ...............................................      6
       Assigned and Assumed Contracts ...................................      6
       Assigned Leases ..................................................      7
       Assumed Liabilities ..............................................      7
       Assumption Agreement .............................................      8
       Assumption Reinsurance Agreement .................................      8
       Audited Financial Statement ......................................      8
       AUSA Life ........................................................      8
       AUSA Life Separate Accounts ......................................      8
       AUSA Life's Auditor ..............................................      8
       Bill of Sale and General Assignment ..............................      8
       Bond Transfer Documents ..........................................      8
       Books and Records ................................................      8
       Business .........................................................      9
       Business Day .....................................................      9
       Buyout Options ...................................................      9
       Claims Notice ....................................................      9
       Closing ..........................................................      9
       Closing Balance Sheet ............................................      9
       Closing Date .....................................................     10

      COBRA Continuation Benefits .......................................     10
      Code ..............................................................     10
      Coinsurance and Assumption Agreement ..............................     10
      Commission ........................................................     10
      Continuing Employees ..............................................     10
      Custodial Accounts ................................................     10
      Custodial Balances ................................................     10
      DISC ..............................................................     10
      Diversified .......................................................     11
      Diversified Investors Portfolio ...................................     11
      Diversified Stock .................................................     11
      Employee Benefit Plans ............................................     11
      ERISA .............................................................     11
      Exchange Act ......................................................     11
      Excluded Liability ................................................     11
      Extra Contractual Obligations .....................................     12
      Final Balance Sheet ...............................................     13
      FTC ...............................................................     13
      Funds .............................................................     13
      Furniture Sublease ................................................     13
      GAAP ..............................................................     13
      Hazardous Materials ...............................................     13
      HSR Act ...........................................................     13
      "Indemnity Reinsurance Agreement" .................................     13
      Initial Principal Amount ..........................................     13
      Insurance Contracts ...............................................     14
      Insurance Liabilities .............................................     14
      Intangible Assets .................................................     14
      Intellectual Property .............................................     15
      Interim AEGON Financial Statements ................................     15
      IRS ...............................................................     15
      Investment Asset Put Election .....................................     15
      Investment Assets .................................................     15
      Investment Management Agreement ...................................     15
      knowledge .........................................................     15
      Leased Real Property ..............................................     16
      Leases ............................................................     16
      Licensed Software .................................................     16
      Lien or Encumbrance ...............................................     16
      Losses ............................................................     16
      Manager ...........................................................     16
      Material Adverse Effect ...........................................     16
      MONY ..............................................................     17
      MONY Annual Statements ............................................     17

      MONY Quarterly Statements .........................................     17
      MONY Separate Accounts ............................................     17
      MONY's Auditor ....................................................     17
      Mortgage Loans ....................................................     17
      Mortgage Loan Documents ...........................................     18
      Mortgage Loan Transfer Documents ..................................     18
      NAIC ..............................................................     18
      1940 Act ..........................................................     18
      New York SAP ......................................................     18
      Non-Compete Period ................................................     18
      Non-Insurance Liabilities .........................................     18
      Non-Investment Assets .............................................     18
      Novated Contracts .................................................     18
      Owned Software ....................................................     18
      Pension Sales Agreement ...........................................     18
      Permits ...........................................................     19
      Permitted Liens and Encumbrances ..................................     19
      Person ............................................................     19
      Plans .............................................................     19
      Portfolio Cross Section ...........................................     19
      Preliminary Balance Sheet .........................................     20
      Proposed Balance Sheet ............................................     20
      Put Events ........................................................     20
      Rejected Investment Asset .........................................     20
      "related to" or "arising in connection with" ......................     20
      Reserve Ratio .....................................................     20
      SAP ...............................................................     20
      Securities Act ....................................................     21
      Seller Employees ..................................................     21
      Selling Parties ...................................................     21
      Separate Accounts .................................................     21
      Series A Note Purchase Agreement ..................................     21
      Series A Notes ....................................................     21
      Series B Note Purchase Agreement ..................................     21
      Series B Notes ....................................................     22
      Significant Brokers ...............................................     22
      Specimen Plans ....................................................     22
      Subleases .........................................................     22
      Subsidiary ........................................................     22
      Substitute Investment Asset .......................................     22
      Substitution Period ...............................................     22
      Survival Period ...................................................     23
      Tangible Assets ...................................................     23
      Target Corporations ...............................................     23
      338 Elections .....................................................     23

       Taxes or Tax ....................................................................   23
       Tax Reduction Amount ............................................................   24
       Tax Return ......................................................................   24
       Third Party Accountant ..........................................................   24
       Trademark Assignment ............................................................   24
       Transfer Documents ..............................................................   24
       Transferee Notice ...............................................................   24
       Transferred Assets ..............................................................   24
       Transition and Computer Services Agreement ......................................   25
       WARN ............................................................................   25
       Welfare Plan ....................................................................   25


                                            ARTICLE II
                               TRANSFER AND ACQUISITION OF ASSETS

2.01.  Acquisition of Transferred Assets and Assumption of Assumed Liabilities .........   25
2.02.  Cash Consideration ..............................................................   26
2.03.  Place and Date of Closing .......................................................   27
2.04.  Preliminary, Closing and Final Balance Sheets ...................................   27
2.05.  Post-Closing Adjustment .........................................................   31

                                             ARTICLE III
                                REPRESENTATIONS AND WARRANTIES OF MONY

3.01.  Organization, Standing and Authority of MONY ....................................   35
3.02.  Authorization ...................................................................   35
3.03.  Business Operating Condition ....................................................   36
3.04.  Assets ..........................................................................   37
3.05.  Contracts and Other Agreements ..................................................   41
3.06.  Actions and Proceedings .........................................................   46
3.07.  No Conflict or Violation ........................................................   46
3.08.  Consents and Approvals ..........................................................   47
3.09.  Computer Software ...............................................................   47
3.10.  Intellectual Property ...........................................................   48
3.11.  Brokerage and Financial Advisers ................................................   48
3.12.  Compliance with Laws ............................................................   49
3.13.  Permits, Licenses and Franchises ................................................   49
3.14.  Insurance Business ..............................................................   50
3.15.  Regulatory Filings ..............................................................   51
3.16.  Statutory Statements ............................................................   51
3.17.  Labor Disputes; Compliance ......................................................   53
3.18.  Agents ..........................................................................   53
3.19.  Threats of Cancellation .........................................................   54

3.20.  Liabilities and Reserves ..........................................    55
3.21.  Benefit Plans .....................................................    56
3.22.  Specimen Plans ....................................................    58
3.23.  Taxes .............................................................    61
3.24.  Reinsurance .......................................................    62
3.25.  Banking Arrangements ..............................................    62
3.26.  Absence of Certain Changes or Events ..............................    62
3.27.  Mortgage Loans ....................................................    64
3.28.  Other Sale Arrangement ............................................    72
3.29.  Separate Accounts .................................................    72
3.30.  Funds .............................................................    73
3.31.  Insurance .........................................................    75
3.32.  Compliance Certificates ...........................................    75
3.33.  Completeness of Statements ........................................    75
3.34.  Capitalization ....................................................    76
3.35.  Position of Listed Personnel ......................................    76


                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF AEGON

4.01.  Organization and Standing .........................................    76
4.02.  Authorization .....................................................    77
4.03.  No Conflict or Violation ..........................................    77
4.04.  Consents and Approvals ............................................    78
4.05.  Brokerage and Financial Advisers ..................................    79
4.06.  Capitalization ....................................................    79
4.07.  Actions and Proceedings ...........................................    79
4.08.  Compliance with Laws ..............................................    80
4.09.  Permits, Licenses and Franchises ..................................    80
4.10.  Regulatory Filings ................................................    81
4.11.  GAAP Financial Statements .........................................    81
4.12.  Statutory Statements ..............................................    82
4.13.  Absence of Certain Changes or Events ..............................    83
4.14.  Completeness of Statements ........................................    83
4.15.  Common Parent .....................................................    84


                                    ARTICLE V
                                    COVENANTS

5.01   Conduct of Business ...............................................    84
5.02   Certain Transactions ..............................................    88
5.03   Substitutions for Investment Assets ...............................    89
5.04   Investigations ....................................................    96

5.05  Continued Access ...................................................    97
5.06  HSR Act Filings ....................................................    99
5.07. Consents and Reasonable Efforts ....................................    99
5.08. Representations and Warranties .....................................   100
5.09. Further Assurances .................................................   101
5.10  Use of Names .......................................................   102
5.11  Expenses ...........................................................   102
5.12  Banking Arrangements ...............................................   103
5.13  MONY's Agents. .....................................................   104
5.14  Leases .............................................................   104
5.15  Series A Notes .....................................................   105
5.16  Series B Notes .....................................................   106
5.17  Assumption Reinsurance Agreement ...................................   106
5.18  Indemnity Reinsurance Agreement ....................................   106
5.19  Agreement Regarding Payments Made Relating to Assumption
      Reinsurance Agreement ..............................................   106
5.20  Agreement Regarding Payments Made Relating to
      Indemnity Reinsurance Agreement ....................................   106
5.21  Transition and Computer Services Agreement .........................   107
5.22  Administrative Services Agreement ..................................   107
5.23  Investment Management Agreement ....................................   107
5.24  Bill of Sale and General Assignment and
      Trademark Assignment ...............................................   107
5.25  Assumption Agreement ...............................................   107
5.26  Mortgage Loan Transfer Documents ...................................   107
5.27  Bond Transfer Documents ............................................   108
5.28  Pension Sales Agreement ............................................   108
5.29  Coinsurance and Assumption Agreement ...............................   108
5.30  Furniture Sublease .................................................   108
5.31  Employment and Employee Benefit Plans ..............................   108
5.32  Separate Accounts ..................................................   116
5.33  Property Insurance Proceeds ........................................   119
5.34  Purchase Price Allocation ..........................................   119
5.35  Allocation of Taxes ................................................   121
5.36  Section 338(h)(10) Election ........................................   121
5.37  Lender Title Insurance Updates .....................................   121
5.38  Borrower's Estoppel . ..............................................   122

                                   ARTICLE VI
                     CONDITIONS PRECEDENT TO THE OBLIGATION
                            OF AEGON AND AUSA LIFE TO CLOSE

6.01.  Representations and Covenants .....................................   123
6.02.  Other Agreements ..................................................   124
6.03.  Governmental and Regulatory Consents and
       Approvals .........................................................   124
6.04.  Third Party Consents ..............................................   126
6.05.  Possession of Assets; Instruments of Conveyance ...................   127
6.06.  Opinions of Counsel to MONY .......................................   127
6.07.  Injunction ........................................................   127
6.08.  Agents ............................................................   127
6.09.  Leases ............................................................   127
6.10.  Environmental Assessment ..........................................   128
6.11.  Ratings ...........................................................   128
6.12.  Employment Agreements .............................................   128
6.13.  Series A Notes ....................................................   129
6.14.  Series B Notes ....................................................   129


                                   ARTICLE VII
                     CONDITIONS PRECEDENT TO THE OBLIGATION
                                OF MONY TO CLOSE

7.01.  Representations and Covenants .....................................   129
7.02.  Other Agreements ..................................................   130
7.03.  Governmental and Regulatory
       Consents and Approvals ............................................   130
7.04.  Third Party Consents ..............................................   132
7.05.  Opinion of Counsel to AEGON and AUSA Life .........................   132
7.06.  Injunction ........................................................   133
7.07.  Ratings ...........................................................   133
7.08.  AUSA Life's Ratings ...............................................   133

                                 ARTICLE VIII
                            AGREEMENTS NOT TO COMPETE

8.01.  MONY's Non-Compete ................................................   133


                                   ARTICLE IX
                         CERTAIN POST-CLOSING COVENANTS

9.01.  Maintenance of Business ...........................................   136
9.02.  Material Adverse Effect ...........................................   139
9.03.  Buyout Option .....................................................   139


                                    ARTICLE X
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

10.01  Survival of Representations and Warranties ........................   141

                                   ARTICLE XI
                                 INDEMNIFICATION

11.01  obligation to Indemnify ...........................................   142
11.02. Tax Adjustment ....................................................   145
11.03. Notice of Asserted Liability ......................................   145
11.04. Opportunity to Defend .............................................   146
11.05. Indemnification Payments ..........................................   147


                                   ARTICLE XII
                          TERMINATION PRIOR TO CLOSING

12.01. Termination of Agreement ..........................................   147
12.02. Survival ..........................................................   149

                                  ARTICLE XIII
                                  MISCELLANEOUS

13.01  Publicity .........................................................   149
13.02. Notices ...........................................................   150
13.03. Entire Agreement ..................................................   151
13.04. Waivers and Amendments; Non-Contractual
       Remedies; Preservation of Remedies ................................   151

13.05. Governing Law .....................................................   152
13.06. Binding Effect; Assignment ........................................   152
13.07. Interpretation ....................................................   153
13.08. No Third Party Beneficiaries ......................................   154
13.09. Counterparts ......................................................   154
13.10. Other Agreements, Exhibits and Schedules ..........................   154
13.11. Headings ..........................................................   154
13.12. Further Agreement .................................................   154

                                    EXHIBITS

Exhibit A   -   Form of Assumption Reinsurance Agreement

Exhibit B   -   Form of Indemnity Reinsurance Agreement

Exhibit C   -   Form of Agreement Regarding Payments Made Relating to
                Assumption Reinsurance Agreement

Exhibit D   -   Form of Agreement Regarding Payments Made Relating to Indemnity
                Reinsurance Agreement

Exhibit E   -   Form of Transition and Computer Services Agreement

Exhibit F   -   Form of Administrative Services Agreement

Exhibit G   -   Form of Investment Management Agreement

Exhibit H   -   Form of Bill of Sale and General Assignment

Exhibit I   -   Trademark Assignment

Exhibit J   -   Form of Assumption Agreement

Exhibit K   -   Form of Mortgage Loan Transfer Documents

Exhibit L   -   Form of Bond Transfer Documents

Exhibit M   -   Form of Pension Sales Agreement

Exhibit N   -   Form of Coinsurance and Assumption Agreement

Exhibit 0   -   Form of Series A Note Purchase Agreement

Exhibit P   -   Form of Series B Note Purchase Agreement

Exhibit Q   -   Furniture Sublease

Exhibit R   -   Form of information concerning Leased Real Property contemplated by Schedule 3.04 hereto

Exhibit S   -   Form of information concerning the Mortgage Loans contemplated by Schedule 1.01(J) hereto

Exhibit T   -   Form of Agency Agreement

Exhibit U    -    Form of Waiver Agreement

Exhibit V    -    Form of Borrower's Estoppel

Exhibit W    -    Form of Opinion of General Counsel of MONY

Exhibit X    -    Form of opinion of Dewey Ballantine

Exhibit Y    -    Form of Opinion of General Counsel of AEGON and AUSA Life

Exhibit Z    -    Form of Opinion of LeBoeuf, Lamb, Leiby & MacRae

                               SCHEDULES

Schedule 1           -         Description of the Business

Schedule 1.01(A)     -         Assigned and Assumed Contracts

Schedule 1.01(B)     -         Custodial Balances

Schedule 1.01(C)     -         Funds

Schedule 1.01(D)     -         Insurance Contracts

Schedule 1.01(E)     -         Intangible Assets

Schedule 1.01(F)     -         Investment Assets (other than Mortgage Loans)

Schedule 1.01(G)     -         Certain Employees of MONY

Schedule 1.01(H)     -         Certain Employees of AEGON

Schedule 1.01(I)     -         MONY Separate Accounts

Schedule 1.01(J)     -         Mortgage Loans

Schedule 1.01 W      -         Mortgage Loan Information

Schedule 1.01(L)     -         Tangible Assets

Schedule 2.02        -         Consideration

Schedule 2.04        -         Preliminary Balance Sheet

Schedule 3.01        -         Charter and By-laws of the Selling Parties

Schedule 3.03        -         Business Operating Condition

Schedule 3.04        -         Leased Real Property

Schedule 3.05        -         Contracts and Other Agreements

Schedule 3.07        -         No Conflict or Violation

Schedule 3.08        -         Consents and Approvals

Schedule 3.09        -         Computer Software

Schedule 3.10          -            Intellectual Property

Schedule 3.12          -            Compliance with Laws

Schedule 3.13(A)       -            Permits, Licenses and Franchises

Schedule 3.13(B)       -            Due Organization, Standing and Authority
                                    of the Manager

Schedule 3.13(C)       -            Due Organization, Standing and Authority
                                    of Diversified

Schedule 3.13(D)       -            Due Organization, Standing and Authority
                                    of DISC

Schedule 3.14          -            Insurance Business

Schedule 3.15          -            Regulatory Filings

Schedule 3.18(A)       -            Agents and Brokers

Schedule 3.18(B)       -            Significant Brokers

Schedule 3.19          -            Threats of Cancellation

Schedule 3.20          -            Reserves

Schedule 3.21          -            Plans

Schedule 3.22          -            Specimen Plans

Schedule 3.25          -            Banking Arrangements

Schedule 3.26          -            Absence of Certain Changes or Events

Schedule 3.27          -            Mortgage Loan Borrowers

Schedule 3.30          -            Funds

Schedule 3.31          -            Insurance Policies

Schedule 4.01(A)       -            Charter and By-laws of the Acquiring
                                    Parties

Schedule 4.03               -           No Conflict or Violation by the
                                        Acquiring Parties

Schedule 4.04               -           Consents and Approvals of the Acquiring
                                        Parties

Schedule 4.08               -           Compliance with Laws by the Acquiring
                                        Parties

Schedule 4.09               -           Permits, Licenses and Franchises of
                                        AUSA Life

Schedule 4.10               -           Regulatory Filings of the Acquiring
                                        Parties

Schedule 4.13               -           Absence of Certain Changes or Events
                                        with respect to AEGON

Schedule 5.01               -           Conduct of Business

Schedule 5.03(A)            -           Substitute Investment Assets

Schedule 5.03(B)            -           Rejected Assets

Schedule 5.03(C)            -           Material Defects Concerning Investment
                                        Assets

Schedule 5.10               -           Use of Names

Schedule 5.13               -           MONY's Agents

Schedule 5.14               -           Assigned Leases

Schedule 5.31(A)            -           Employment Records Maintenance and
                                        Access Agreement

Schedule 5.31(B)            -           Continuing Employees

Schedule 5.32(A)            -           Separate Accounts

Schedule 5.32(B)            -           MONY Separate Accounts

Schedule 5.32(C)                        AUSA Life Separate Accounts

Schedule 6.03        -          Governmental and Regulatory Consents and
                                Approvals

Schedule 9.01(A)     -          Existing Assumption Business Payments and Other
                                Matters Related to Assumption Reinsurance
                                Agreement

Schedule 9.01(B)     -          Existing Indemnity Business Payments and
                                Other Matters Related to Indemnity
                                Insurance Agreement

Schedule 9.01(C)     -          Weighted Average Rating

Schedule 9.01(D)     -          Interest Crediting Rate

                    ASSET TRANSFER AND ACQUISITION AGREEMENT

         This ASSET TRANSFER AND ACQUISITION AGREEMENT (this "Agreement"), dated as of December 31, 1993, by and among The Mutual Life Insurance Company of New York, a New York domiciled mutual life insurance company ("MONY"), AEGON USA, Inc., an Iowa corporation ("AEGON"), and AUSA Life Insurance Company, Inc., a New York domiciled stock insurance company and a wholly owned subsidiary of AEGON ("AUSA Life").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     A. The Acquisition. Upon the terms and subject to the conditions of this Agreement, MONY wishes to sell, and AEGON wishes to acquire, through AUSA Life, the group pension insurance business and operations of MONY as described in
Schedule 1 hereto (the "Business").


     B. The Investments. Upon the terms and subject to the conditions of this Agreement, MONY wishes to purchase from AEGON at the Closing (as defined below)
(i) up to $150 million aggregate principal amount of the Series A Notes (as defined below) and (ii) $50 million aggregate principal amount of the Series B Notes (as defined below).

     C. The Documents. Upon the terms and subject to the conditions of this Agreement, at the Closing, in order to effectuate the foregoing, the parties hereto will execute and deliver, or cause their respective subsidiaries to execute and deliver, as the case may be, the following agreements and instruments dated as of the Closing Date (as defined below) or a date prior thereto: (i) MONY and AUSA Life will enter into the Assumption

Reinsurance Agreement (as defined below), providing, among other things, for the assumption by AUSA Life of all of the contracts of insurance of MONY which relate to or arise under the Business, (ii) MONY and AUSA Life will enter into the Indemnity Reinsurance Agreement (as defined below), providing, among other things, for the indemnity reinsurance of the general account liabilities of MONY under the contracts of insurance which are the subject of the Assumption Reinsurance Agreement, pending assumption of such contracts by AUSA Life on a novation basis, (iii) MONY and AUSA Life will enter into the Agreement Regarding Payments Made Relating to Assumption Reinsurance Agreement (as defined below), providing, among other things, for payments to be made by AUSA Life to MONY relating to the Assumption Reinsurance Agreement, (iv) MONY and AUSA Life will enter into the Agreement Regarding Payments Made Relating to Indemnity Reinsurance Agreement (as defined below) providing, among other things, for payments to be made by AUSA Life to MONY relating to the Indemnity Reinsurance Agreement, (v) MONY and Diversified (as defined below) will enter into the Transition and Computer Services Agreement (as defined below), providing, among other things, for MONY's provision of certain computer and ancillary services to Diversified during a transition period following the Closing Date, (vi) MONY and Diversified will enter into the Administrative Services Agreement (as defined below), providing, among other things, for the provision by Diversified of certain administrative services to MONY during a transition period following the Closing Date, (vii) the manager (as defined below) and AUSA Life will enter into the Investment Management Agreement (as defined below), providing, among other things, for the Manager's provision of investment management services to AUSA Life with respect to the Investment Assets (as defined below) being transferred to AUSA Life pursuant to this Agreement, the Assumption Reinsurance Agreement and the Indemnity Reinsurance Agreement, (viii) MONY will execute and deliver to AUSA Life the Bill of Sale and General Assignment (as defined below), the Trademark Assignment (as defined below), the Mortgage Loan Transfer Documents (as defined below) and the Bond Transfer Documents (as defined below), providing for the transfer and conveyance of certain assets of MONY relating to the Business, as defined and described herein and in the Ancillary Agreements (as defined below), (ix) AUSA Life will execute and deliver to MONY the Assumption Agreement (as defined below), providing for the assumption by AUSA Life of certain non-insurance liabilities of MONY relating to the Business, (x) MONY and AUSA Life will enter into the Pension Sales Agreement (as defined below), providing for the marketing after the Closing of the insurance products relating to the Business, (xi) MONY and AUSA Life will enter into the Coinsurance and Assumption Agreement (as defined below), providing, among other things, for AUSA Life to coinsure the contracts of insurance issued up to one year after closing (or such longer period as the parties thereto may mutually agree upon) by MONY in specified states, which contracts relate to the Business, (xii) MONY and AEGON will enter into the Series A Note Purchase Agreement, providing, among other things, for the purchase by MONY of the Series A Notes, (xiii) MONY and AEGON will enter into the Series B Note Purchase Agreement, providing, among other things, for the purchase by MONY of the Series B Notes and (xix) MONY and AUSA Life will enter into the Furniture Sublease (as defined below), providing, among other things, for the sublease by MONY to AUSA Life of certain furniture for use in connection with the Business.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and in reliance upon the representations, warranties, conditions and covenants contained herein, and intending to be legally bound hereby, MONY, AEGON and AUSA Life do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01. Definitions. The following terms shall have the respective meanings set forth below throughout this Agreement:

     "Accounts Receivable" means all accounts receivable of MONY existing as of the Closing Date relating to the Business, including, without limitation, uncollected annuity considerations, agents, balances and other accounts receivable relating to the Insurance Contracts.

     "Acquiring Parties" means AEGON and AUSA Life.

     "Acquisition Proposal" means any inquiry, offer or other proposal by any Person or group of Persons (other than AEGON or its Affiliates) concerning any acquisition, merger, consolidation, liquidation, dissolution, disposition of assets or other transaction that would result in the transfer of the Business or any portion thereof to any such Person or group of Persons, other than in the ordinary course of business (or pursuant to the transactions contemplated by this Agreement).

     "Administrative Services Agreement" means the Administrative Services Agreement which is substantially in the form of Exhibit F hereto.

     "Advisers Act" means the Investment Advisers Act of 1940, as amended.

     "AEGON" shall have the meaning set forth in the first paragraph of this Agreement.

     "AEGON Financial Statements" shall have the meaning set forth in Section
4.11 hereof.

     "AEGON's Auditor" shall have the meaning set forth in Section 2.05 hereof.

     "AEGON Controlled Group" means AEGON and its Affiliates, including without limitation, AUSA Life and, subsequent to the Closing, Diversified and DISC.

     "Affiliate" means, with respect to any Person, at the time in question, any other Person controlling, controlled by or under common control with such Person. Control for purposes of this definition shall have the meaning set forth in Section 1501(a)(2) of the New York Insurance Law.

     "Agreement Regarding Payments Made Relating to Assumption Reinsurance Agreement" means the Agreement Regarding Payments Made Relating to Assumption Reinsurance Agreement which is substantially in the form of Exhibit C hereto.

     "Agreement Regarding Payments Made Relating to Indemnity Reinsurance Agreement" means the Agreement Regarding Payments Made Relating to Indemnity Reinsurance Agreement which is substantially in the form of Exhibit D hereto.

     "Allocation" shall have the meaning set forth in Section 5.34 hereof.

     "Ancillary Agreements" means the Assumption Reinsurance Agreement, the Indemnity Reinsurance Agreement, the Agreement Regarding Payments Made Relating to Assumption Reinsurance Agreement, the Agreement Regarding Payments Made Relating to Indemnity Reinsurance Agreement, the Transition and Computer Services Agreement, the Administrative Services Agreement, the Investment Management Agreement, the Bill of Sale and General Assignment, the Trademark Assignment, the Assumption Agreement, the Mortgage Loan Transfer Documents, the Bond Transfer Documents, the Pension Sales Agreement, the Coinsurance and Assumption Agreement, the Series A Note Purchase Agreement, the Series B Note Purchase Agreement, the Furniture Sublease, the Series A Notes and the Series B Notes.

     "Antitrust Division" shall have the meaning set forth in Section 5.06 hereof.

     "Asserted Liability" shall have the meaning set forth in Section 11.03 hereof.

     "Assigned and Assumed Contracts" means all written contracts, agreements, leases (including, without limitation, leases of real, personal, tangible and intangible property), licenses of Licensed Software used in the conduct of the Business, Permits, rights, obligations or other commitments of MONY related to the Business, which are listed on Schedule 1.01(A) hereto, but excluding any of the foregoing which are terminated prior to the Closing.

     "Assigned Leases" shall have the meaning set forth in Section 5.14 hereof.

     "Assumed Liabilities" means the following liabilities and obligations of MONY, whether absolute, fixed, contingent or otherwise and whether known or unknown: (i) the

Insurance Liabilities, (ii) all liabilities and obligations of MONY arising after the Closing Date that are attributable to the Assigned and Assumed Contracts to the extent that such liabilities and obligations are based on events occurring after the Closing Date, (iii) all liabilities and obligations with respect to third party assets which are, or become, subject to escheat to any states or other jurisdictions, including any reserves therefor, but only to the extent that such third party assets are included in the Transferred Assets and transferred to AUSA Life pursuant to this Agreement, (iv) all liabilities and obligations occurring after the Closing Date relating to any Transferred Asset or Separate Account asset to the extent that such liability is based on events arising after the Closing Date, and (v) those other liabilities of MONY reflected in the Final Balance Sheet but, in connection with each such liability, other than the statutory insurance reserves, only in the amounts reflected or reserved against in the Final Balance Sheet; provided that in no event shall the Assumed Liabilities include any Extra Contractual Obligations or obligations or liabilities of MONY or the Manager arising out of the performance of their obligations under the Investment Management Agreement.

     "Assumption Agreement" means the Assumption Agreement which is substantially in the form of Exhibit J hereto.

     "Assumption Reinsurance Agreement" means the Assumption Reinsurance Agreement which is substantially in the form of Exhibit A hereto.

     "Audited Financial Statement" shall have the meaning set forth in Section
3.16 hereof.

     "AUSA Life" shall have the meaning set forth in the first paragraph of this Agreement.

     "AUSA Life Separate Accounts" shall have the meaning set forth in Section
5.32 hereof.

     "AUSA Life's Auditor" shall have the meaning set forth in Section 2.04 hereof.

     "Bill of Sale and General Assignment" means the Bill of Sale and General Assignment which is substantially in the form of Exhibit H hereto.

     "Bond Transfer Documents" means the Bond Transfer Documents which are substantially in the form of Exhibit L hereto.

     "Books and Records" means (i) originals of all documentation with respect to the Specimen Plans, and (ii) copies of all customer lists, policy information, Insurance Contract forms and rating plans, disclosure and other documents and filings required under applicable securities laws, administrative (other than employment and personnel) records, claim records, sales records, files and records relating to regulatory matters (including, without limitation, correspondence with regulatory authorities), reinsurance records, underwriting records, accounting records and all other data in the possession or control of MONY and primarily relating to or otherwise reasonably required for the operation of the Business, including, without limitation, any data base, magnetic or optical media and any other form of recorded, computer generated or stored information or process; provided, however, that Books and Records shall not include MONY's minute books and other similar records or any records and files relating primarily to (a) any

Excluded Liabilities, (b) MONY's Permits to transact insurance business, (c) insurance holding company act filings, or (d) federal, state, local or other returns or reports of Taxes to the extent that the Books and Records referred to in clauses (a) through (d) of this proviso are not reasonably required for the operation of the Business by AUSA Life.

     "Business" shall have the meaning set forth in Recital A of this Agreement.

     "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in both the States of Iowa and New York are permitted or obligated by law to be closed.

     "Buyout Option" shall have the meaning set forth in Section 9.03 hereof.

     "Claims Notice" shall have the meaning set forth in Section 11.03 hereof.

     "Closing" means the closing of the transactions contemplated by this Agreement.

     "Closing Balance Sheet" shall have the meaning set forth in Section 2.04 hereof.

     "Closing Date" means the last day of the month in which the last of the conditions set forth in this Agreement have been satisfied or waived, or on such other date as the parties may agree in writing; provided, however, if such date is not a Business Day, the Closing Date shall be the immediately succeeding Business Day.

     "COBRA Continuation Benefits" shall have the meaning set forth in Section
3.21 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

     "Coinsurance and Assumption Agreement" means the Coinsurance and Assumption Agreement which is substantially in the form of Exhibit N hereto.

     "Commission" means the Securities and Exchange Commission.

     "Continuing Employees" shall have the meaning set forth in Section 5.31 hereof.

     "Custodial Accounts" means those escrow, custodial, clearing, trust, disbursement, funds collected, insurance proceeds to repair, replacement reserves, general corporate or similar accounts (including any property completion escrow account relating to the Mortgage Loans) which are listed on
Schedule 1.01(B) hereto.

     "Custodial Balances" shall have the meaning set forth in Section 3.27 hereof.

     "DISC" means Diversified Investors Securities Corp., a Delaware corporation and a wholly owned subsidiary of Diversified.

     "Diversified" means Diversified Investment Advisors, Inc., a Delaware corporation and a wholly owned subsidiary of MONY.

     "Diversified Investors Portfolio" shall have the meaning set forth in
Section 5.32 hereof.

     "Diversified Stock" means all of the issued and outstanding shares of the capital stock of Diversified.

     "Employee Benefit Plans" shall have the meaning set forth in Section 3.21 hereof.

     "ERISA" shall have the meaning set forth in Section 3.21 hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excluded Liability" means any liability of MONY that is not an Assumed Liability, including, without limitation, (i) any such liability for Taxes of MONY (other than premium Taxes to the extent included in Insurance Liabilities) for periods ending on or prior to the Closing Date relating to or arising in connection with the Business or any Transferred Assets, (ii) any such liability relating to or arising in connection with any litigation or proceeding to which MONY is or becomes a party or to which any of the Acquiring Parties or their Affiliates may become a party, based on events occurring on or prior to the Closing Date, (iii) any such liability, other than an Assumed Liability, accruing on or prior to the Closing relating to or arising in connection with any conduct or action of any current or former Affiliate, director, officer, employee, general agent, managing general agent, agent, broker, consultant or representative of MONY, including, without limitation, pursuant to any contract or other agreement, (iv) any such liability to the extent it is related to or arises in connection with any business or operation of MONY other than the Business, (v) any Extra Contractual Obligation, (vi) any such liability to holders of Insurance Contracts for dividends under the terms and conditions of the Insurance Contracts based on the divisible surplus of MONY as of the Closing Date, (vii) any such liability or obligation for amounts payable for third party assets which are, or become, subject to escheat to any states or other jurisdictions, including any reserves therefor, to the extent that such third party assets are not included in the Transferred

Assets and transferred to AUSA Life pursuant to this Agreement, and (viii) any such liability arising out of the use of a vesting schedule with respect to employer contributions in connection with any Employee Benefit Plan in effect on or prior to the Closing relating to a Specimen Plan which Employee Benefit Plan is or was intended to be qualified under Section 403(b) of the Code.

     "Extra Contractual Obligations" means all liabilities for consequential, exemplary, punitive or similar damages which relate to or arise in connection with any alleged or actual act, error or omission by MONY, or any of its Affiliates or any insurance agent of MONY or any of its Affiliates acting in such agent's capacity as an insurance agent of MONY or such Affiliate of MONY, whether intentional or otherwise, or from any reckless conduct or bad faith by MONY or any of its Affiliates or any insurance agent of MONY or any of its Affiliates acting in such agent's capacity as an insurance agent of MONY or such Affiliate of MONY, in connection with the handling of any claim under any of the Insurance Contracts or the Assigned and Assumed Contracts or in connection with the issuance, delivery or cancellation of any of the Insurance Contracts or the Assigned and Assumed Contracts; limited however, with respect to the Insurance Contracts, to acts, errors, omissions or other events occurring prior to the respective dates of novation of the Insurance Contracts pursuant to the Assumption Reinsurance Agreement.

     "Final Balance Sheet" shall have the meaning set forth in Section 2.04 hereof.

     "FTC" shall have the meaning set forth in Section 5.06 hereof.

     "Funds" means those mutual funds set forth in Schedule 1.01(C) hereto.

     "Furniture Sublease" means the Furniture Sublease which is substantially in the form of Exhibit Q hereto.

     "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

     "Hazardous Materials" shall have the meaning set forth in Section 3.04 hereof.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "Indemnity Reinsurance Agreement" means the Indemnity Reinsurance Agreement which is substantially in the form of Exhibit B hereto.

     "Initial Principal Amount" shall have the meaning set forth in Section 1 of the Series A Note Purchase Agreement.

     "Insurance Contracts" means all policies, binders, slips, certificates, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the Closing Date (including all supplements, endorsements, riders and ancillary agreements in connection therewith) which are issued by MONY in connection with the Business. The Insurance Contracts in effect on the date hereof are listed and described on
Schedule 1.01(D) hereto.

     "Insurance Liabilities" means all liabilities and obligations arising under the Insurance Contracts (including, without limitation, MONY Separate Account liabilities relating to the Insurance Contracts, but excluding any Extra Contractual Obligations), including without limitation: (i) all liability for premium Taxes arising on account of premiums received by MONY or by agents of MONY and actually remitted to AUSA Life or otherwise actually received by AUSA Life after the Closing Date, (ii) all liability for returns or refunds of premiums under the Insurance Contracts payable after the Closing Date and (iii) all liability for commission payments and other compensation payable with respect to the Business to or for the benefit of agents and brokers, to the extent that such liability arises from events that occur after the Closing Date.

     "Intangible Assets" means those marks, names, trademarks, service marks, patents, patent rights, assumed names, logos, trade secrets, copyrights, trade names, formulae, processes, proprietary rights, subrogation rights (including, without limitation, assets realized as a result thereof), computer software, confidential or proprietary information, actuarial data and assumptions relating to the Insurance Contracts, prepayments, deferred charges, refunds, credits, claims, benefits, Permits and other rights and interests of MONY related to the Business which are listed on Schedule 1.01(E) hereto.

     "Intellectual Property" shall have the meaning set forth in Section 3.10 hereof.

     "Interim AEGON Financial Statements" shall have the meaning set forth in
Section 4.11 hereof.

     "IRS" means the Internal Revenue Service.

     "Investment Asset Put Election" shall have the meaning set forth in Section
5.03 hereof.

     "Investment Assets" shall mean the Mortgage Loans and those additional investment assets of MONY listed on Schedule 1.01(F) hereto, together with all accrued interest and income thereon which will be payable to AUSA Life after the Closing, excluding any such assets which become Rejected Investment Assets after the Closing and, except for the purposes of Article VI hereof, including any such assets which become Substitute Investment Assets after the Closing.

     "Investment Management Agreement" means the Investment Management Agreement which is substantially in the form of Exhibit G hereto.

     "knowledge", as to MONY, means the knowledge of the employees of MONY listed on Schedule 1.01(G) hereto. "knowledge", as to the Acquiring Parties, means the knowledge of the employees of AEGON listed on Schedule 1.01(H) hereto. "knowledge" of the employees listed on Schedules 1.01(G) hereto as a group and 1.01(H) hereto as a group shall include and be limited to actual knowledge as well as the knowledge a reasonable business person would have obtained after making reasonable inquiry and after exercising reasonable diligence, including legal diligence where the issue involved relates to legal or regulatory matters) with respect to the matter involved.

     "Leased Real Property" shall have the meaning set forth in Section 3.04 hereof.

     "Leases" shall have the meaning set forth in Section 3.04 hereof.

     "Licensed Software" shall have the meaning set forth in Section 3.09 hereof.

     "Lien or Encumbrance" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction, encumbrance defense or any other restriction or limitation whatsoever.

     "Losses" shall have the meaning set forth in Section 11.01 hereof.

     "Manager" shall mean 1740 Advisers, Inc., a New York corporation and a wholly owned subsidiary of MONY.

     "Material Adverse Effect" means a material adverse effect on the business, operations, condition (financial or other), results of operations, properties, assets or prospects of a Person or thing. Without limiting the generality of the foregoing, with respect to the warranties, representations and covenants contained in Sections 3.03, 3.06, 3.13, 4.03, 4.07, 4.08 and 5.03 hereof (but not with respect to the conditions of closing set forth in Sections 6.01 and
7.01 hereof), any matter or occurrence involving a dollar amount in excess of the greater of (a) $25,000 or (b) an amount equal to 5 percent of the value of an asset or property shall be deemed to be material for the purposes thereof.

     "MONY" shall have the meaning set forth in the first paragraph of this Agreement.

     "MONY Annual Statements" shall have the meaning set forth in Section 3.16 hereof.

     "MONY Quarterly Statements" shall have the meaning set forth in Section
3.16 hereof.

     "MONY Separate Accounts" means those separate accounts of MONY listed on
Schedule 1.01(I) hereto.

     "MONY's Auditor" shall have the meaning set forth in Section 2.04 hereof.

     "Mortgage Loans" means the mortgage loans of MONY included in the Investment Assets and listed on Schedule 1.01(J) hereto, excluding any such mortgage loans which become Rejected Investment Assets after the Closing and, except for the purposes of Article VI hereof, including any such mortgage loans which become Substitute Investment Assets after the Closing. The aggregate statutory carrying value of the Mortgage Loans, as reflected on the books of MONY as of the Closing Date, will not be less than forty-one percent (41%) of the aggregate statutory carrying value of all of the Investment Assets on such date and such amount shall only be reduced by any cash or cash equivalent substitutions as may be permitted pursuant to Section 5.03(a) hereof.

     "Mortgage Loan Documents" shall have the meaning set forth in Section 3.27 hereof.

     "Mortgage Loan Transfer Documents" shall mean the Mortgage Loan Transfer Documents which are substantially in the form of Exhibit K hereto.

     "NAIC" means the National Association of Insurance Commissioners.

     "1940 Act" means the Investment Company Act of 1940.

     "New York SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of New York.

     "Non-Compete Period" shall have the meaning set forth in Section 8.01 hereof.

     "Non-Insurance Liabilities" shall mean those Assumed Liabilities other than Insurance Liabilities.

     "Non- Investment Assets" shall mean those Transferred Assets other than Investment Assets and MONY Separate Account assets.

     "Novated Contracts" shall have the meaning set forth in the Assumption Reinsurance Agreement.

     "Owned Software" shall have the meaning set forth in Section 3.09 hereof.

     "Pension Sales Agreement" means the Pension Sales Agreement which is substantially in the form of Exhibit M hereto.

     "Permits" means all licenses, permits, orders, approvals, registrations, authorizations, qualifications and filings with and under all Federal, state, local or foreign laws and governmental or regulatory bodies.

     "Permitted Liens and Encumbrances" mean, as to any assets or property, any
(i) Liens or Encumbrances securing Taxes, assessments or other governmental charges which are not yet due or which are being diligently contested in good faith by appropriate proceedings if adequate reserves have been established in accordance with New York

SAP, or in the case of Mortgage Loans, funds are held in escrow sufficient to discharge such liens or the borrower has posted a bond in the amount of such lien, and (ii) Liens or Encumbrances imposed by law or incurred in the ordinary course of business with respect to the claims of materialmen, mechanics, carriers, warehousemen, landlords and other Persons which (a) are not yet due and payable and which do not materially detract from the value of such property or assets or materially impair the use thereof in the operation of the Business, or (b) are being diligently contested in good faith and by proper proceedings if adequate reserves have been established with respect thereto in accordance with New York SAP.

     "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental, judicial or regulatory body, business unit, division or other entity.

     "Plans" shall have the meaning set forth in Section 3.21 hereof.

     "Portfolio Cross Section" shall have the meaning set forth in Section 2.05 hereof.

     "Preliminary Balance Sheet" shall have the meaning set forth in Section
2.04 hereof.

     "Proposed Balance Sheet" shall have the meaning set forth in Section 2.04(c) hereof.

     "Put Events" shall have the meaning set forth in Section 5.03 hereof.

     "Rejected Investment Asset" shall have the meaning set forth in Section
5.03 hereof.

     "related to" or "arising in connection with" or similar words, as they are used herein, shall be construed to have the broadest most inclusive meaning that can be reasonably ascribed to them.

     "Reserve Ratio" means the ratio as of December 31, 1994 of (i) the statutory reserves held by AUSA Life with respect to the general account Insurance Liabilities under the Novated Contracts to (ii) the aggregate statutory reserves held by MONY and AUSA Life with respect to the general account Insurance Liabilities under all of the Insurance Contracts (whether or not novated pursuant to the Assumption Reinsurance Agreements).

     "SAP" means the statutory accounting principles and practices prescribed or permitted by the Insurance Department of the State of New York with respect to a life insurance company domiciled in New York, including all changes thereto that may be promulgated from time to time; provided, however, that in the event that any state or states having regulatory jurisdiction with respect to ten percent (10%) or more of the Insurance Liabilities or, alternatively, the Federal government of the United States, prescribe or permit accounting principles and practices which would have the effect of reducing admitted assets or increasing statutory liabilities, SAP as defined herein shall include such principles and practices in lieu of corresponding practices and principles prescribed or permitted by New York, but only with respect to the Insurance Liabilities subject to the regulatory jurisdiction of such states or the federal government, as applicable (including extraterritorial jurisdiction) and admitted assets relating thereto.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller Employees" shall have the meaning set forth in Section 3.21 hereof.

     "Selling Parties" shall have the meaning set forth in Section 3.01 hereof.

     "Separate Accounts" means, collectively, MONY Separate Accounts and AUSA Life Separate Accounts.

     "Series A Note Purchase Agreement" means the Series A Note Purchase Agreement which is substantially in the form of Exhibit O hereto.

     "Series A Notes" shall have the meaning set forth in Section 5.15 hereof.

     "Series B Note Purchase Agreement" means the Series B Note Purchase Agreement which is substantially in the form of Exhibit P hereto.

     "Series B Notes" shall have the meaning set forth in Section 5.16 hereof.

     "Significant Brokers" shall have the meaning set forth in Section 3.18 hereof.

     "Specimen Plans" shall have the meaning set forth in Section 3.22 hereof.

     "Subleases" shall have the meaning set forth in Section 5.14 hereof.

     "Subsidiary" shall mean, with respect to any Person on a given date, (i) any other Person of which a majority of the voting power of the equity securities or equity interests is owned directly or indirectly by such Person and (ii) any other Person the accounts of which, by virtue of an ownership interest in it by such Person would be consolidated, in accordance with GAAP, with those of such Person in its financial statements as of the applicable date.

     "Substitute Investment Asset" shall have the meaning set forth in Section
5.03 hereof.

     "Substitution Period" means, with respect to any Investment Asset, the period commencing on the earlier of the date such asset is either (i) listed on
Schedule 1.01(F) or Schedule 1.01(J) hereto or (ii) transferred to AUSA Life as a Substitute Investment Asset, and ending on the date which is the later of (i) the date which is 178 days subsequent to the Closing Date or (ii) if MONY is required under Section 5.03 hereof to give notice to AUSA Life of the occurrence of a Put Event with respect to such Investment Asset after the commencement of such period, the date which is two days subsequent to the date that AUSA Life receives such notice from MONY; the Substitution Period with respect to all Investment Assets will in all events end on the date which is 180 days subsequent to the Closing Date.

     "Survival Period" shall have the meaning set forth in Section 10.01 hereof.

     "Tangible Assets" means those tangible assets relating to the Business which are listed on Schedule 1.01(L) hereto.

     "Target Corporations" mean Diversified, DISC, and any other Subsidiary of MONY the stock of which will be acquired, directly or indirectly, by AUSA Life pursuant to this Agreement in a "qualified stock purchase" (as defined in section 338(d) (3) of the Code).

     "338 Elections" means the elections provided for in section 338(g) and section 338(h) (10) of the Code and any similar elections under state or local law the effects of which are substantially the same to MONY, AEGON, and AUSA Life as the elections under section 338(g) and 338(h)(10).

     "Taxes" (or "Tax" as the context may require) means all Federal, state, county, local, foreign and other taxes, however denominated, of any kind whatsoever (including, without limitation, income taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes (or other similar taxes), estimated taxes, premium taxes, excise taxes, sales taxes, use taxes, transfer taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital property taxes, import duties and other governmental charges and assessments) and includes interest, additions to tax and penalties with respect thereto, whether disputed or not.

     "Tax Reduction Amount" means the amount by which any Tax benefit recognized or utilized affects or reduces the Tax liability of an indemnified party or an Affiliate thereof resulting from or arising out of any Loss to which the indemnified party or such Affiliate is entitled to indemnification under this Agreement.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement (including any schedule or attachment thereto and any amendment thereof) relating to Taxes.

     "Third Party Accountant" shall have the meaning set forth in Section 2.04 hereof.

     "Trademark Assignment" means the Trademark Assignment which is substantially in the form of Exhibit I hereto.

     "Transfer Documents" means the Bill of Sale and General Assignment, the Trademark Assignment, the Bond Transfer Documents and the Mortgage Loan Transfer Documents.

     "Transferee Notice" shall have the meaning set forth in Section 5.03 hereof.

     "Transferred Assets" means the Tangible Assets, Diversified Stock, MONY Separate Account assets, Intangible Assets, Accounts Receivable, Investment Assets, Books and Records and Assigned and Assumed Contracts.

     "Transition and Computer Services Agreement" means the Transition and Computer Services Agreement which is substantially in the form of Exhibit E hereto.

     "WARN" shall have the meaning set forth in Section 5.31 hereof.

     "Welfare Plan" shall have the meaning set forth in Section 5.31 hereof.

                                   ARTICLE II

                       TRANSFER AND ACQUISITION OF ASSETS

     Section 2.01. Acquisition of Transferred Assets and Assumption of Assumed Liabilities. (a) Upon the terms and subject to the conditions of this Agreement, at the Closing, MONY shall sell, assign and transfer to AUSA Life and AUSA Life shall acquire from MONY all of MONY's right, title and interest in the Transferred Assets; provided, however, that as to the assets held in MONY Separate Accounts, such transfers shall be made to AUSA Life Separate Accounts and, in the event that one or more Permits required to transfer all of such assets have not been obtained as of the Closing Date, such assets shall be transferred to AUSA Life Separate Accounts, if at all, at the times specified in the Assumption Reinsurance Agreement. All sales, assignments and transfers of the Transferred Assets shall be effected by the Assumption Reinsurance Agreement, the Indemnity Reinsurance Agreement, the Assumption Agreement and the Transfer Documents. Notwithstanding anything in this Agreement to the contrary, but subject to the provisions of Article VIII and Section 5.05 hereof, MONY shall be entitled to keep and maintain copies of all Books and Records from and after the Closing, and to have access to the originals of the Books and Records in accordance with the terms hereof.

     (b) Upon the terms and subject to the conditions of this Agreement, at the Closing, AUSA Life shall assume the Insurance Liabilities pursuant to the Indemnity Reinsurance Agreement and the Assumption Reinsurance Agreement.

     (c) Upon the terms and subject to the conditions of this Agreement, at the Closing, subject to any limitation on the ability to assign therein which does not cause the failure of the conditions of Closing set forth herein or are waived by the parties hereto, MONY shall assign and AUSA Life shall assume the Assigned and Assumed Contracts and those Assumed Liabilities that are not Insurance Liabilities, all pursuant to the Bill of Sale and General Assignment, the Trademark Assignment and the Assumption Agreement.

     (d) Any transfer or sales Tax or other governmentally imposed fees or charges imposed upon the transfer, sale and recording of the Transferred Assets shall be paid by MONY.

     Section 2.02. Cash Consideration. The parties hereto acknowledge and agree that, because of the difficulty of presently calculating an anticipated stream of future distributable earnings on the Business, the Acquiring Parties will not provide any cash amounts to the Selling Parties at the Closing as consideration for the acquisition of the Business, other than any cash amounts payable with respect to the transfer of Non-Investment Assets, as provided for in Section 2.05(c) hereof. Any additional cash consideration shall be determined and paid in accordance with the procedures set forth in Schedule 2.02 hereto.

     Section 2.03. Place and Date of Closing. The Closing shall take place in the offices of LeBoeuf, Lamb, Leiby & MacRae, 125 West 55th Street, New York, New York, at 10:00 a.m. New York time on the Closing Date or such other time or place as the parties may mutually agree upon.

     Section 2.04. Preliminary, Closing and Final Balance Sheets.

     (a) Attached hereto as Schedule 2.04 is a balance sheet of the Business as of March 31, 1993 (the "Preliminary Balance Sheet").

     (b) On the Closing Date, MONY will provide to AUSA Life a balance sheet of the Business as of the end of the second month preceding the Closing Date (the "Closing Balance Sheet"), together with a certification of the chief financial officer of MONY that the Closing Balance Sheet was prepared in accordance with the books and records of MONY and in accordance with the accounting practices set forth in Section 2.04(e) hereof.

     (c) MONY shall, on or before the last day of the month following the Closing Date, prepare a proposed balance sheet of the Business as of the close of business on the Closing Date (the "Proposed Balance Sheet") along with a certification of the chief financial officer of MONY that such balance sheet was prepared in accordance with the books and records of MONY and in accordance with the accounting practices set forth in Section 2.04(e) hereof. MONY shall consult with AUSA Life during the preparation of the Proposed Balance Sheet, and shall otherwise inform AUSA Life of the progress and results of the preparation of the Proposed Balance Sheet. Promptly after the preparation of the Proposed Balance Sheet MONY shall deliver copies of such balance sheet to independent public accountants designated by MONY (Mony's Auditor"), to AUSA Life and to independent public accountants designated by AUSA Life ("AUSA Life's Auditor"). AUSA Life's Auditor shall examine the Proposed Balance Sheet, such examination to be conducted in accordance with generally accepted statutory auditing standards without regard to materiality or amount in order for AUSA Life's Auditor to prepare a statutory balance sheet of the Business as of the Closing Date (the "Final Balance Sheet"), and to render an opinion to AUSA Life that, subject to any determinations made by the Third Party Accountant, the Final Balance Sheet so prepared by AUSA Life's Auditor presents fairly the financial position of the Business at the Closing Date in conformity with the accounting practices set forth in Section 2.04(e) hereof. MONY agrees that AUSA Life's Auditor may have access to the accounting records of MONY and the records of MONY's Auditor relating to the Business for the purpose of conducting such audit.

     (d) AUSA Life shall use commercially reasonable efforts to cause AUSA Life's Auditor to deliver a full draft of the Final Balance Sheet to MONY's Auditor within 120 days following the receipt by AUSA Life's Auditor of the proposed balance sheet from MONY. MONY shall instruct MONY's Auditor to review such draft and comment thereon within 45 days after receipt thereof. AUSA Life agrees that MONY's Auditor may have access to the accounting records of AUSA Life and the records of AUSA Life's Auditor relating to its preparation of the Final Balance Sheet for the purpose of conducting their review. Any changes in the draft that are agreed to by AUSA Life's Auditor and MONY's Auditor within 45 days of the aforementioned delivery of the draft by AUSA Life's Auditor shall be incorporated into the Final Balance Sheet. In the event that AUSA Life's Auditor and MONY's Auditor are unable to agree on the manner in which any item or items should be treated in the preparation of the Final Balance Sheet within 45 days of the aforementioned delivery of the draft by AUSA Life's Auditor, separate written reports of such item or items shall be made in concise form and shall be submitted by each such accounting firm to MONY and AUSA Life for prompt consideration and settlement. In the event MONY and AUSA Life cannot agree thereon within twenty days after receipt of such reports, such item or items shall be referred promptly to a nationally recognized independent accounting firm other than AUSA Life's Auditor and MONY's Auditor (the "Third Party Accountant) selected by mutual agreement of MONY and AUSA Life within five days thereafter. The Third Party Accountant shall determine within 14 days the manner in which such item or items shall be treated on the Final Balance Sheet provided, however, that the dollar amount of each item in dispute shall be determined between the range of dollar amounts proposed by MONY and AUSA Life, respectively. The determinations by the Third Party Accountant as to the items in dispute shall be in writing and shall be binding and conclusive on the parties and shall be so reflected in the Final Balance Sheet. MONY and AUSA Life shall each pay the cost of retaining its accountant. In addition, the fees, costs and expenses of retaining the Third Party Accountant shall be allocated by the Third Party Accountant between the parties, in accordance with the Third Party Accountant's judgment as to the relative merits of the parties' proposals in respect of the disputed items. Such determination shall be binding and conclusive on the parties. Following the resolution of all disputed items, AUSA Life's Accountant shall prepare the Final Balance Sheet and render its opinion and shall deliver copies of such to MONY and AUSA Life.

     (e) The Closing Balance Sheet, the Proposed Balance Sheet and the Final Balance Sheet shall be prepared assuming for such purposes that the Transferred Assets and the Assumed Liabilities were contributed to a fictitious corporate entity licensed as an insurance company in each state of the United States and domiciled in New York at the close of business on the Closing Date and that the Insurance Contracts are effectively novated at such time pursuant to the Assumption Reinsurance Agreement. The Closing Balance Sheet, the Proposed Balance Sheet and the Final Balance Sheet shall reflect (i) Investment Assets valued at their statutory carrying value on the books of MONY on the Closing Date, (ii) all other Transferred Assets valued at their fair market value as reflected on the Preliminary Balance Sheet or, if not so reflected, at their fair market value as determined by the parties and (iii) other entries utilizing the accounting practices utilized in the Preliminary Balance Sheet, provided that if the applicable accounting practice for a particular entry is not specified in the Preliminary Balance Sheet or in this Section 2.04(d), such entry shall be determined in accordance with New York SAP. In addition, at the option of MONY, the Closing Balance Sheet, the Proposed Balance Sheet and the Final Balance Sheet may exclude reserves with respect to any liability relating to or arising in connection with any litigation or proceeding to which MONY is a party, other than reserves that have been established with respect to the Insurance Liabilities.

     Section 2.05. Post-Closing Adjustment.

     (a) In the event the aggregate amount of Investment Assets reflected on the Closing Balance Sheet and transferred to AUSA Life at the Closing is less than the aggregate amount of general account Insurance Liabilities reflected on the Final Balance Sheet, MONY shall transfer to AUSA Life additional investment assets and/or cash or cash equivalents with a statutory carrying value on the books of MONY on the date of such transfer equal to the amount of such difference and, to the extent commercially practicable, representing a Portfolio Cross-Section. For purposes hereof, "Portfolio Cross-Section" shall mean a mix of investment assets composed of investments in each of the categories, types and quality grades as those of the Investment Assets transferred to AUSA Life at the Closing, and in the respective proportions that the aggregate amount of each category, type or quality grade of such Investment Assets bears to the aggregate amount of all of such Investment Assets as a whole, in all cases such assets to be reasonably acceptable to AUSA Life or MONY, whichever is the recipient thereof. In the event the aggregate amount of Investment Assets reflected on the Closing Balance Sheet and transferred to AUSA Life at the Closing is more than the aggregate amount of general account Insurance Liabilities reflected on the Final Balance Sheet, AUSA Life shall transfer to MONY investment assets and/or cash or cash equivalents valued on the Closing Date Balance Sheet in the amount of such difference and, to the extent commercially practicable, representing a Portfolio Cross Section. Notwithstanding the foregoing, any transfer required under this
Section 2.05 shall consist exclusively of cash or cash equivalents if the amount required to be transferred is less than $3 million. Any transfer of Investment Assets and/or cash or cash equivalents required under this Section 2.05 shall be made within ten Business Days of the date of the delivery of the Final Balance Sheet to MONY and AUSA Life.

     Notwithstanding the foregoing, in the event that (i) the aggregate amount of Investment Assets reflected on the Closing Balance Sheet and transferred to AUSA Life at the Closing is greater than or less than the aggregate amount of general account

Insurance Liabilities reflected on the Proposed Balance Sheet and (ii) such difference exceeds $20 million, MONY or AUSA Life, as applicable, shall, with 10 days of the aforementioned delivery of the Proposed Balance Sheet to AUSA Life, transfer to the other party investment assets and/or cash and cash equivalents in an amount equal to such difference in accordance with the procedures set forth above in this Section 2.05(a). In such event, the amount of assets to be transferred by MONY to AEGON or by AEGON to MONY, as the case may be, in accordance with this Section 2.05(a) following the delivery of the Final Balance Sheet to MONY and AUSA Life, shall be calculated by adding to or deducting from the amount of Investment Assets transferred to AUSA Life at the Closing the amount of investment assets and/or cash and cash equivalents transferred to AUSA Life or MONY, as applicable, following the delivery of the Proposed Balance Sheet, and comparing such resulting amount to the aggregate amount of general account Insurance liabilities reflected on the Final Balance Sheet.

     (b) Following the final determination of the Investment Assets transferred or transferable to AUSA Life in exchange for the assumption of the Insurance Liabilities (including the exercise of any put rights by AUSA Life under Section
5.03 hereof), MONY and AUSA Life shall promptly prepare schedules of the Investment Assets which shall be attached to the Indemnity Reinsurance Agreement and the Assumption Reinsurance Agreement as specified below in this paragraph
(b).

     The schedule so attached to the Assumption Reinsurance Agreement shall consist of assets with a statutory carrying value as of the Closing Date equal to the General Account Insurance Liabilities as of the Closing Date under the Insurance Contracts which have, as of the date of the preparation of such schedule, become Novated Contracts (as each such capitalized term is described in the Assumption Reinsurance Agreement). The schedule so attached to the Indemnity Reinsurance Agreement shall consist of those Investment Assets which are not set forth on the schedule attached to the Assumption Reinsurance Agreement. Investment Assets shall be allocated to the Indemnity Reinsurance Agreement schedule (in lieu of allocation to the Assumption Reinsurance Agreement schedule) in the following priorities:

     (i) cash and cash equivalents and bonds rated NAIC-1 and NAIC-2 by the NAIC, (ii) mortgages in good standing, (iii) bonds rated NAIC-3 by the NAIC,
(iv) bonds rated NAIC-4 by the NAIC, (v) restructured mortgage loans and (vi) remaining assets. Assets shall be allocated to the Assumption Reinsurance Agreement schedule in the reverse order of such priorities and shall be allocated within such priorities as determined by AUSA Life.

     The schedules attached to the Assumption Reinsurance Agreement and the Indemnity Reinsurance Agreement shall be revised by AUSA Life, from time to time, to reflect additional novations of the Insurance Contracts, using the priorities set forth above for allocating assets to such schedules. AUSA Life shall promptly provide a true and correct copy of each such revised schedule to MONY.

     (c) In the event that the aggregate amount of Non-Investment Assets reflected on the Closing Balance Sheet and transferred to AUSA Life at the Closing is less than the aggregate amount of Non-Insurance Liabilities reflected on the Final Balance Sheet, MONY shall within five business days of the date of delivery of the Final Balance Sheet to MONY and AUSA Life, pay to AUSA Life an amount equal to such difference by wire transfer of immediately available funds to such account or accounts as AUSA Life shall reasonably designate to MONY in writing. In the event that the aggregate amount of Non-Investment Assets reflected on the Closing Balance Sheet and transferred to AUSA Life at the Closing is more than the aggregate amount of Non-Insurance Liabilities reflected on the Final Balance Sheet, AUSA Life shall within five Business Days of the date of delivery of the Final Balance Sheet to MONY and AUSA Life, pay to MONY an amount equal to such excess by wire transfer of immediately available funds to such account or accounts as MONY shall reasonably designate to AUSA Life in writing.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF MONY

     MONY hereby represents and warrants to AEGON and AUSA Life as follows:

     Section 3.01. Organization, Standing and Authority of MONY. Each of MONY and the Manager (collectively, the "Selling Parties"), Diversified and DISC is duly organized, validly existing and in good standing under the laws of the respective state of its domicile or incorporation. MONY has all requisite power and authority to own, lease and operate the Transferred Assets and to carry on the operations of the Business and the Transferred Assets as they are now being conducted. The Manager has all requisite power and authority to own, lease and operate its property and to conduct its business as it is now being conducted. Attached hereto as Schedule 3.01 hereto are true, complete and correct copies of the Charter and Bylaws or other charter or organizational documents of the Selling Parties, Diversified and DISC, including all amendments thereto through the date of this Agreement.

     Section 3.02. Authorization. MONY has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and under each of the Ancillary Agreements to be executed by it. The Manager has all requisite power and authority to execute, deliver and perform its obligations under each of the Ancillary Agreements to be executed by it. The execution and delivery by MONY of this Agreement, the execution and delivery by the Selling Parties of the Ancillary Agreements to be executed by each of them, and the performance by the Selling Parties of their respective obligations under such agreements, have been duly authorized. This Agreement has been, and on the Closing Date the Ancillary Agreements will be, duly executed and delivered by the respective Selling Parties hereto or thereto; and, subject to the due execution and delivery by the other parties to such agreements, this Agreement is, and the Ancillary Agreements will, upon due execution and delivery, be valid and binding obligations of the respective Selling Parties party hereto or thereto, enforceable against such Selling Parties in accordance with their terms.

     Section 3.03. Business Operating Condition. The Transferred Assets, and all assets leased or used by MONY pursuant to any of the Assigned and Assumed Contracts or to be used by AUSA Life pursuant to the Transition and Computer Services Agreement, include all assets of the Business necessary to conduct the Business substantially as it is now being conducted. Schedule 1.01(D) hereto sets forth a description of all Insurance Contracts which constitute part of the Business on the date hereof. Schedule 1.01(L) hereto describes all furniture, fixtures, machinery and equipment necessary to conduct the business and operations of the Business in substantially the same manner as such business and operations are carried on currently by MONY. Except as listed on Schedule 1.01(L) hereto, to MONY's knowledge all of such furniture, fixtures, machinery and equipment are in the possession of MONY and in good working order and condition for the purposes for which they are currently used other than as would not have a Material Adverse Effect on the Business or the Transferred Assets. All Accounts Receivable are legal obligations for payments due to MONY and arose in the conduct of the Business. Except as listed on Schedule 3.03 hereto, to MONY's knowledge, there are no refunds, discounts, setoffs or other adjustments payable in respect of any such Accounts Receivable or any defenses, rights of set off, assignments, restrictions, Liens or Encumbrances or conditions enforceable by third parties on or affecting any Accounts Receivable other than as would not have a Material Adverse Effect on the Business or the Transferred Assets.

     Section 3.04. Assets.

     (a) Leased Real Property.

          (i) All real property leased by MONY and used primarily to conduct the Business (the "Leased Real Property") is described on Schedule 3.04 hereto. All leases currently in effect relating to the Leased Real Property, together with all amendments and modifications thereto (the "Leases") and all other Assigned and Assumed Contracts relating to the Leased Real Property are listed on
Schedule 3.04 hereto. The information in Schedule 3.04 hereto is true and correct and includes all material information concerning the Leases and the Leased Real Property required by Schedule 3.04 hereto in substantially the form of Exhibit R hereto.

     (ii) Except as described on Schedule 3.04 hereto, to MONY's knowledge, MONY is not in default under any of the material terms and provisions of any of the Leases and has not received any written notice of any such default.

     (iii) There are no outstanding understandings or agreements which may vary the terms and provisions of the Leases.

     (iv) MONY has only made alterations to the Leased Real Property in substantial compliance with the terms of the Leases and all applicable legal requirements.

     (v) Except as described on Schedule 3.04 hereto, to MONY's knowledge, there are no outstanding defaults on the part of the landlord or lessor under any Lease.

     (vi) Except as described on Schedule 3.04 hereto, MONY has not exercised any option to extend the term of any Lease, or to terminate any Lease.

     (vii) Except as described on Schedule 3.04 hereto, MONY has not entered into any subleases of the Leased Real Property or granted any licenses or occupancy rights with respect to the Leased Real Property.

     (viii) Schedule 3.04 contains a true, complete and correct list of all security deposits held by the lessors under the Leases as of the date hereof.

     (ix) Except as described on Schedule 3.04 hereto, MONY has not granted or created any Liens or Encumbrances on the Leased Real Property, including without limitation, leasehold mortgages of the Leased Real Property, except for Permitted Liens and Encumbrances.

     (x) Except as described on Schedule 3.04 hereto, to the knowledge of MONY, the use and occupancy of the Leased Real Property by MONY is in compliance with all applicable laws, regulations, statutes, ordinances, judgments, decrees or orders including without limitation, those governing zoning, subdivision, land development access, erosion and drainage control, sewage collection and disposal, use, occupancy, building, fire, safety, access and environmental matters. Except as described on Schedule 3.04 hereto, MONY has not received any written notice from any governmental entity advising of a violation of any applicable building code, environmental, zoning, subdivision, land development or land use laws, regulations or ordinances or any other applicable local, state or Federal laws, regulations or ordinances.

     (xi) Except as described on Schedule 3.04 hereto, MONY has neither knowledge of nor received any notice of any existing or proposed assessments for public improvements imposed or to be imposed upon the Leased Real Property which will remain unpaid at Closing.

     (xii) The Permits listed on Schedule 3.04 hereto constitute all Permits which are required for the present use and occupancy of the Leased Real Property by MONY and each has been duly issued.

     (xiii) Except as set forth in Schedule 3.04 hereto, to its knowledge, MONY does not use, treat, store or dispose of, nor has it given permission to any other party to use, treat, store or dispose of, whether temporarily or permanently, any petroleum products or any Hazardous Materials (as defined below) at, on or beneath the Leased Real Property in violation of any Federal, state or local law, regulation or ordinance. Except as set forth in Schedule
3.04 hereto, MONY does not have any knowledge of the presence, use, treatment, storage, release or disposal of any petroleum products or any Hazardous Materials at, on or beneath the Leased Real Property. For the purposes of this Agreement, "Hazardous Materials" shall include, without limitation, substances defined as "extremely hazardous substances", "hazardous substances", "hazardous materials", "hazardous waste" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.(S) 9601, et seq.; the Emergency Planning and Community Right-To-Know Act, 42 U.S.C.(S)(S)11001-11050; the Hazardous Materials Transportation Act, 49 U.S.C.(S)1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.
(S) 6901 et seq.; in similar statutes promulgated by the states in which the Leased Real Property is located; and in the regulations adopted pursuant to such laws.

     (xiv) All Leased Real Property, including parking facilities and access to public streets, is adequate and sufficient for the business operations conducted as of the date hereof by MONY thereon.

     (xv) Except as set forth in Schedule 3.04 hereto, all items of personal property on or about the Leased Real Property (other than incidental employee property) either are (a) Tangible Assets, or (b) leased under leases that are Assigned and Assumed Contracts.

           (xvi) All real property used by MONY to conduct the Business is Leased Real Property.

     (b) Title to Transferred Assets. MONY has good and marketable title to all assets included in the Transferred Assets, free and clear of all Liens and Encumbrances except, with respect to Transferred Assets which are not Investment Assets, for Permitted Liens and Encumbrances.

     (c) Investment Assets. Except as set forth in Schedule 1.01(F) or Schedule 1.01(J) hereto and except with respect to any Investment Assets that are publicly traded securities, MONY received written representations from each issuer of Investment Assets that the Investment Assets issued by such issuer were duly authorized and issued by such issuer. Except as set forth in Schedule 1.01(F) or Schedule 1.01(J) hereto, each of such Investment Assets is negotiable and no consent or other approval is required to be obtained by MONY to permit MONY to convey, transfer and sell the Investment Assets to AUSA Life pursuant to this Agreement and the Ancillary Agreements free and clear of all Liens and Encumbrances.

     Section 3.05. Contracts and Other Agreements.

     (a) Contracts and Agreements Related to the Business. Schedule 3.05 hereto lists all contracts and other agreements hereinafter described in this Section
3.05 hereof to
which MONY is a party or by or to which it or any of its assets or properties are bound or subject, other than the Insurance Contracts:

     (i) contracts and other agreements with any current or former officer, director, employee, consultant, or other representative (other than an insurance agent or broker) of MONY relating to the Business pursuant to which MONY has ongoing obligations calling for payments in any one year of more than $25,000 in any one case or $100,000 in the aggregate, other than such contracts and other agreements that are terminable at will by MONY,

     (ii) contracts and other agreements for the purchase or sale of equipment or services or to make capital expenditures (whether through the purchase of real or personal property or otherwise) in connection with the Business, other than in the ordinary course of business (including agreements for ordinary maintenance of equipment), calling for an aggregate purchase price or payments in any one year of more than $25,000 in any one case or $100,000 in the aggregate,

     (iii) contracts and other agreements for the sale of any of its assets or properties or for the grant to any Person of any preferential rights to purchase or use any of its assets or properties, used in connection with the Business, other than in the ordinary course of business,

     (iv) joint venture and partnership agreements in connection with the Business,

     (v) contracts or other agreements under which it agrees to indemnify any party in connection with the Business, other than indemnity payments which could not reasonably be expected to exceed $25,000 in any one case or $100,000 in the aggregate,

     (vi) contracts and other agreements containing covenants of MONY not to compete with any Person in the businesses conducted by the Business or in any geographical area in connection with the Business or covenants of any other Person not to compete with MONY in the businesses conducted by the Business or in any geographical area in connection with the Business,

     (vii) contracts and other agreements relating to the making of any loan in connection with the Business in excess of $25,000 in any one case or $100,000 in the aggregate, other than Plan loans made in the ordinary course of business,

     (viii) contracts or other agreements relating to the borrowing of money in connection with the Business, or the direct or indirect guaranty of any obligation for, or an agreement to service, the repayment of borrowed money in connection with the Business, or any other contingent obligations in respect of indebtedness for borrowed money of any other Person in connection with the Business in excess of $25,000 in any one case or $100,000 in the aggregate, including, without limitation, (a) any agreement or arrangement relating to the maintenance of compensating balances, (b) any agreement or arrangement with respect to lines of credit, (c) any agreement to advance or supply funds to any other Person other than in the ordinary course of business, (d) any agreement to pay for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered, (e) any keep-well, make-whole or maintenance of working capital or earnings or similar agreement, (f) any guaranty with respect to any lease or other similar periodic payments to be made by any such Person or (g) any conditional sales contract, chattel mortgage, equipment lease agreement or other security arrangement with respect to personal property (other than unperfected purchase money security interests created pursuant to sales confirmations issued by vendors),

     (ix) contracts or other agreements under which MONY agrees to share Tax liability of any third party in connection with the Business,

     (x) contracts or other agreements for or relating to computer equipment or computer services used in connection with the Business other than those set forth in Schedule 3.09 hereto calling for an aggregate purchase price or payments in any one year of more than $25,000 in any one case or $100,000 in the aggregate,

     (xi) contracts or other agreements in which a party thereto may require the audit of, or arbitration with respect to, any services provided to such party by MONY in connection with the Business,

     (xii) contracts or other agreements (other than Permits) with any Federal, state or local government, agency or authority in connection with the Business calling for payments in any one year of more than $25,000 in any one case or $100,000 in the aggregate,

     (xiii) express license agreements, either as licensor or licensee in connection with the Business, other than those reflected in another Schedule or Exhibit to this Agreement,

          (xiv) contracts or other agreements relating to any derivative instruments or securities or any "off-balance sheet" financing transaction in connection with the Business, and

          (xv) to the knowledge of MONY, any other contract or other agreement relating to the Business whether or not made in the ordinary course of business calling for payments in any one year of more than $50,000 in any one case or $100,000 in the aggregate.

     There has been made available to AUSA Life a true, complete and correct copy of each of the contracts and other agreements listed on Schedule 3.05 hereto.

     (b) Assigned and Assumed Contracts. Except for Assigned and Assumed Contracts which are terminated in the ordinary course of business, each Assigned and Assumed Contract is, or as of or upon the Closing Date will be, valid, in full force and effect and binding upon MONY, or, on the Closing Date, upon AUSA Life, and, to the knowledge of MONY, the other parties thereto in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors of insurance companies or rights of creditors generally and by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity. Except as listed on Schedule 3.05 hereto, to MONY's knowledge, MONY is not in default in any material respect under any Assigned and Assumed Contracts. Except as listed on Schedule 3.05 hereto, MONY has not received any written notice from any other party to any such Assigned and Assumed Contract of the termination, or threatened termination, thereof, and except as listed on
Schedule 3.05
hereto, MONY has no knowledge of the occurrence of any event which would allow such other party to terminate any such contract or agreement other than in each case termination due to the expiration of the term of such contract or agreement in the ordinary course of business.

     Section 3.06. Actions and Proceedings. Except as previously disclosed to AEGON in writing, there are no outstanding orders, decrees or judgments by or with any court, governmental agency, regulatory body or arbitration tribunal which individually or in the aggregate have had or are likely to have a Material Adverse Effect on the Business or the Transferred Assets. Except as previously disclosed to AEGON in writing, to MONY's knowledge, there are no actions, suits, arbitrations or legal, administrative or other proceedings (other than those relating to insurance claims) pending or threatened against MONY, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind which, if adversely determined, would individually or in the aggregate have a Material Adverse Effect on the Business or the Transferred Assets.

     Section 3.07. No Conflict or Violation. Except as disclosed in Schedule
3.07 hereto, the execution, delivery and performance by the Selling Parties of this Agreement and the Ancillary Agreements to which each of them is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms and conditions hereof and thereof will not
(a) violate any provision of the Charter, By-Laws or other charter or organizational document of any of the Selling Parties, (b) to MONY's knowledge, violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement relating to or arising in connection with the Business or the Transferred Assets to which any of the Selling Parties is a party or by or to which it or any of its assets or properties may be bound or subject, (c) to MONY's knowledge, violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon any of the Selling Parties in connection with the Business or the Transferred Assets or upon the Business or the Transferred Assets, (d) to MONY's knowledge, violate any statute, law or regulation of any jurisdiction or (e) to MONY's knowledge, result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit related to the Business or the Transferred Assets.

     Section 3.08. Consents and Approvals. Except as required under the HSR Act or as set forth in Schedule 3.08 hereto and except for required Permits of applicable insurance regulatory authorities, the execution, delivery and performance by MONY of this Agreement, and by the Selling Parties of each of the Ancillary Agreements to which each is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof do not require MONY or the Manager to obtain any vote of policyholders or shareholders, respectively, or any consent, approval or action of, or make any filing with or give any notice to, any Person.

     Section 3.09. Computer Software. MONY has set forth in Schedule 3.09 hereto a true and complete listing of all computer software programs used in the conduct of the Business which were developed primarily for such use. Schedule
3.09 hereto sets forth whether each such computer software program is (i) owned by MONY (the "Owned Software"), (ii) licensed by MONY from a third party or
(iii) licensed by a third party and assigned by such third party to MONY in accordance with the terms of such licenses (the software referred to in clauses
(ii) and (iii) hereof are collectively referred to herein as the "Licensed Software"). With respect to Owned Software and Licensed Software which is included in the Transferred Assets, except as listed on Schedule 3.09 hereto, to MONY's knowledge, there are no infringement suits, actions or proceedings pending or, to the knowledge of MONY, threatened against MONY with respect to any such software.

     Section 3.10. Intellectual Property. Schedule 3.10 hereto sets forth a list of all marks, names, trademarks, service marks, patents, patent rights, assumed names, logos, trade secrets, copyrights and trade names used by MONY in connection with the conduct of the Business (the "Intellectual Property"). With respect to the Intellectual Property which is included in the Transferred Assets, MONY has the right to use all such Intellectual Property free and clear of any royalty or other payment obligation, claims of infringement or Liens or Encumbrances, except for Permitted Liens and Encumbrances. MONY has not received any notice of any conflict with or violation or infringement of, any asserted rights of any other Person with respect to any such Intellectual Property.

     Section 3.11. Brokerage and Financial Advisers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, MONY in connection with this Agreement or the transactions contemplated hereby, except Goldman, Sachs & Co. and Wasserstein Perella & Co., Inc. whose fees for services in connection with such transactions will be paid by MONY.

     Section 3.12. Compliance with Laws. Except as listed on Schedule 3.12 hereto, to the knowledge of MONY, neither of the Selling Parties is in violation of nor is there a default of the Selling Parties with respect to any applicable order, judgment, writ, injunction, award or decree. Except as listed on Schedule
3.12 hereto, to the knowledge of MONY, neither of the Selling Parties is in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the Business or the Transferred Assets or has received any written notice that any such violation is being alleged, in each case except those that will be cured by the Selling Parties prior to, or by the act of, Closing.

     Section 3.13. Permits, Licenses and Franchises. Schedule 3.13(A) hereto lists (i) all jurisdictions in which MONY is licensed to issue the Insurance Contracts and (ii) the lines of business in connection with the Business which MONY is authorized to transact in each such jurisdiction. MONY has been duly authorized by the relevant state insurance regulatory authorities to issue the Insurance Contracts that it is currently writing in the respective states in which it conducts the Business. Except as listed on Schedule 3.13(A) hereto, MONY has all other Permits necessary to conduct the Business in the manner and in the areas in which the Business is presently being conducted, and all such Permits are valid and in full force and effect. Except as listed on Schedule 3.13(A) hereto, to MONY's knowledge, MONY has not engaged in any activity which would cause revocation or suspension of any such license or other Permit and no action or proceeding looking to or contemplating the revocation or suspension of any such license or Permit is pending or threatened. The Manager is duly qualified or otherwise authorized to transact business and is in good standing in each jurisdiction listed on Schedule 3.13(B) hereto, which are the only jurisdictions in which such qualification, authorization or license is required by law in connection with the business and operations of the Manager. To the knowledge of MONY, no other jurisdiction has claimed, in writing or otherwise, that the Manager is required in connection with the Business and the Transferred Assets to qualify or otherwise be authorized or licensed therein. Each of Diversified and DISC is duly qualified or otherwise authorized to transact business and is in good standing in each jurisdiction listed on Schedules 3.13(C) and 3.13(D) hereto, respectively. Diversified and DISC hold the permits listed on Schedules 3.13(C) and 3.13(D) hereto, respectively, each of which is in full force and effect.

     Section 3.14. Insurance Business. Except as listed on Schedule 3.14 hereto, to MONY's knowledge, all Insurance Contracts as now in force are in all material respects, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto. True, complete and correct copies of such forms have been furnished or made available to AEGON, the reference numbers of such forms are listed on Schedule 3.14 hereto and there are no other forms of Insurance Contracts used in connection with the Business. Premium rates established in connection with the Business which are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

     Section 3.15. Regulatory Filings. MONY has made available for inspection by AEGON all registrations, filings, submissions made by MONY with any governmental or regulatory body and reports of examinations with respect to MONY issued by any such governmental or regulatory body to the extent that such were made or issued on or subsequent to January 1, 1990 and relate to the Business. Except as listed on Schedule 3.15 hereto, to MONY's knowledge, MONY has filed all material reports, statements, documents, registrations, filings or submissions required to be filed by MONY with any governmental or regulatory body. Except as listed on Schedule 3.15 hereto, to MONY's knowledge, all such registrations, filings and submissions were in compliance in all material respects with applicable law when filed or as amended or supplemented, and no material deficiencies have been asserted by any such governmental or regulatory body with respect to such registrations, filings or submissions that have not been satisfied.

     Section 3.16. Statutory Statements. (a) On or prior to the date hereof, MONY has delivered to AUSA Life true, complete and correct copies of the Annual Statements of MONY and of the separate accounts of MONY as filed with the New York Insurance Department for the years ended December 31, 1992, 1991 and 1990 together with all exhibits and schedules thereto ("the MONY Annual Statements"). MONY has furnished to AUSA Life a true, complete and correct copy of the Quarterly Statements of MONY and of the separate accounts of MONY as filed with the New York Insurance Department for the quarters ended September 30, 1993, June 30, 1993 and March 31, 1993, together with all exhibits and schedules thereto ("the MONY Quarterly Statements"). The MONY Annual Statements and the MONY Quarterly Statements have been prepared in accordance with New York SAP throughout the periods involved and in accordance with the books and records of MONY. Each of the statutory financial statements contained in the MONY Annual Statements and the MONY Quarterly Statements fairly and accurately presents or will fairly and accurately present, as the case may be, in all material respects, the assets, liabilities and capital and surplus, of MONY, as of the dates thereof in accordance with New York SAP, subject, in the case of the MONY Quarterly Statements, to normal year-end adjustments and any other adjustments described therein.

     (b) On or prior to the date hereof, MONY has delivered to AUSA Life true, correct and complete copies of (a) the audited consolidated balance sheet of MONY and its Subsidiaries and the balance sheet of the separate accounts of MONY as of December 31, 1992, prepared in accordance with New York SAP, together with the notes thereon and the related reports of Coopers & Lybrand, the independent certified public accountant of MONY, and (b) the audited consolidated statements of income, capital and surplus, and cash flows of MONY and its Subsidiaries and statements of income, capital and surplus and cash flows of the separate accounts of MONY for the year ended December 31, 1992, prepared in accordance with New York SAP, together with the notes thereon and the related reports of Coopers & Lybrand (collectively, the "Audited Financial Statements"). The Audited Financial Statements are based on the books and records of

MONY and its Subsidiaries, and the Audited Financial Statements have been audited by Coopers & Lybrand and fairly present in all material respects the consolidated financial position and results of operations of MONY and its Subsidiaries and of the separate accounts of MONY as of the date and for the period indicated therein.

     (c) The Preliminary Balance Sheet fairly presents the condition of the Business as of March 31, 1993 solely in accordance with the accounting principles utilized in the preparation of the Preliminary Balance Sheet.

     Section 3.17. Labor Disputes; Compliance. No general work stoppage or other significant labor dispute with respect to the Business is pending or, to MONY's knowledge, threatened and, to MONY's knowledge, no application for certification of a collective bargaining agent is pending or threatened with respect to the Business. No employees of MONY involved with the Business are covered by a collective bargaining agreement with MONY. MONY has complied in all material respects with all laws relating to the employment and safety of labor, including provisions relating to wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, and all applicable occupational safety and health acts, laws and regulations with respect to employees employed in the Business.

     Section 3.18. Agents. Schedule 3.18(A) hereto lists all of MONY's agents and brokers as of the date hereof who have acted as agent or broker with respect to Insurance Contracts which are in force and who were paid commissions by MONY within the past 12 months. Set forth in Schedule 3.18(B) hereto is a list of the insurance agents and brokers who were paid at least $10,000 in commissions by MONY with respect to the

Business during 1992 ("Significant Brokers") MONY believes it enjoys good relations with each Significant Broker. Schedule 3.18(B) hereto sets forth (i) the standard forms of agreements between MONY and its insurance agents and brokers which relate to the Business, (ii) a list of those Significant Brokers as to which such agreements are in effect and (iii) a list of those Significant Brokers who have entered into other agency agreements with MONY which are in effect. Except as set forth in Schedule 3.18(B) hereto, there are no other such agreements, whether written or oral, between MONY and any Significant Brokers providing for the compensation or indemnification of such agents or brokers in connection with the Business or the provision of financing (whether in the form of agents, balances, loans or otherwise) to such agents or brokers. Each of such contracts and other agreements relating to the Business between MONY and the Significant Brokers is valid, binding and in full force and effect in accordance with its terms. Neither MONY nor, to MONY's knowledge, any Significant Broker is in default in any material respect with respect to any such contract or such other agreement and no such contract or other agreement between such parties contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement.

     Section 3.19. Threats of Cancellation. Except as disclosed in Schedule 3.19 hereto, since January 1, 1993 no policyholder or party to a joiner agreement which individually or in the aggregate accounted for $5 million or more in aggregate premium income and policyholder deposits relating to the Business for the year ended December

31, 1992 has terminated or, to the knowledge of MONY, has given written notice of termination of its relationship with MONY.

     Section 3.20. Liabilities and Reserves.

     (a) Each reserve established or reflected in MONY Annual Statement for the year ended December 31, 1992, with respect to the Insurance Contracts was or will be determined in accordance with generally accepted actuarial standards consistently applied, was based on actuarial assumptions that were in accordance with those called for in relevant policy and contract provisions, is fairly stated in accordance with sound actuarial principles and is in compliance with the requirements of the applicable insurance laws, rules and regulations of New York and those of any other applicable jurisdictions. MONY has delivered to AEGON true, correct and complete copies of the actuarial valuation reports delivered to the New York Insurance Department for the years ended December 31, 1992 and 1991.

     (b) MONY has delivered to AEGON true, complete and correct copies of all analyses, reports and other data prepared by MONY or submitted by MONY to insurance regulatory authorities relating to risk based capital calculations.

     (c) Except for regular periodic assessments in the ordinary course of business or except as set forth in Schedule 3.21 hereto, no claim or assessment in connection with the Business is pending nor, to the knowledge of MONY, threatened against it by any state insurance guaranty association in connection with such association's fund relating to insolvent insurers.

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

     (d) Except as listed on Schedule 3.20 hereto, neither Diversified nor DISC has conducted any business operations and neither Diversified nor DISC has any assets (other than the Permits set forth on Schedules 3.13(C) and 3.13(D) hereto), or as of the Closing Date will have any liability to any Person.

     Section 3.21. Benefit Plans. (a) Except as set forth in Schedule 3.2.1 hereto, the Selling Parties do not maintain, contribute to or have any liability with respect to any employee benefit plan ("Employee Benefit Plans") as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") , or compensation program (collectively, the "Plans") with respect to any employee or independent contractor involved in or providing services to, the Business (the "Seller Employees"). Except as set forth in Schedule 3.21 hereto, the Selling Parties have not made any commitment and are not under any obligation to create or contribute to any Plan or to amend any Plan except as required by applicable law.

     (b) The Selling Parties have delivered, or made available, to the Acquiring Parties true, complete and correct copies of the following documents, as amended, relating to the Plans:

            (i) Each Plan document currently in effect as to each Plan, including any related trust agreements, custodial agreements, group annuity contracts, insurance policies or other funding agreements or arrangements;

          (ii) The most recent determination letter, if any, from the Internal Revenue Service (the "IRS") with respect to each of the Plans intended to be qualified under Section 401 of the Code and exempt from Taxes pursuant to
Section 501(a) of the Code;

          (iii) Actuarial valuations for the most recent Plan year for which such valuations are available;

          (iv)  The most recent summary plan description;

          (v)   The most recent copy of any notice of material modifications;

          (vi) The most recently filed annual return/report on Form 5500, 5500-C or 5500-R; and

          (vii) With respect to any deferred compensation agreements, arrangements or programs intending to comply with the alternative reporting and disclosure requirements under ERISA, any statements filed with the Department of Labor pursuant to Department of Labor Regulation Section 2520.104-23 for such agreements, arrangements or programs.

    (c) The Selling Parties have complied, and will continue to comply, with the medical continuation obligations established under the Consolidated Omnibus Budget Reduction Act of 1985, as provided in Code Section 4980B and ERISA Sections 601 et seq. ("COBRA Continuation Benefits"), with respect to MONY Employees who do not become Continuing Employees and who prior to the Closing devote a significant portion of their employment to the Business.

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

     (d) Except as set forth in Schedule 3.21 hereto, the Selling Parties do not maintain any Employee Benefit Plans which provide health, life, hospitalization, medical, sickness or other similar benefits to retirees who were previously employed in connection with the Business.

     Section 3.22. Specimen Plans.

     (a) Schedule 3.22 hereto sets forth all model plans, prototype plans and similar documents which were provided by the Selling Parties to their customers and used, in whole or in substantial part, in connection with the Business (the "Specimen Plans").

     (b) The Selling Parties have made available to AUSA Life copies of all Specimen Plans and any other documents including, without limitation, all sales, marketing or promotional materials, relating thereto.

     (c) All Specimen Plans which are described on Schedule 3.22 hereto to be, or which have been represented by MONY to the Selling Parties' customers as being, plans meeting the requirements in their terms of the applicable Sections of the Code and ERISA did meet those requirements in all material respects and, with respect to Specimen Plans currently in use, continue to meet such requirements in all material respects. All such Specimen Plans which are considered prototype or master plans under IRS national office prototype and master plan programs have received current IRS national office opinion letters, copies of which have been provided to the Acquiring Parties; provided, however, that MONY makes no representation or warranty with respect to the use of vesting schedules in connection with plans intended to be qualified under Code Section 403(b).

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

     (d) Schedule 3.22 hereto includes a complete description of all actions and notices required by the Acquiring Parties during the first 120 days following the Closing Date with respect to Employee Benefit Plans which utilize a Specimen Plan.

     (e) Schedule 3.22 hereto includes a complete listing of all written agreements (other than Insurance Contracts) whereby the Selling Parties are obligated to provide administrative or other services for the Selling Parties' customers in connection with an Employee Benefit Plan. The services provided by the Selling Parties in connection with such Employee Benefit Plans have been provided in accordance with ERISA, the Code, other applicable Federal and state laws and the terms of applicable agreements, including, without limitation, the issuance of certificates to plan participants in every applicable jurisdiction and compliance with all reporting and disclosure requirements under ERISA and the Code.

     (f) The Selling Parties are not fiduciaries (within the meaning of ERISA
Section 3 (21) ) with respect to any Employee Benefit Plan, other than with respect to the Employee Benefit Plans which are maintained for the Selling Parties' employees, Separate Accounts and the assets of Employee Benefit Plans which are invested by the Selling Parties on a discretionary basis.

     (g) All files and records of MONY with respect to the Specimen Plans and Service Agreements are complete in all material respects.

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

     (h) To the knowledge of MONY, the Selling Parties have advised each of their customers in writing that the Selling Parties have not given legal advice in connection with the Employee Benefit Plans of such customers.

     (i) Each of the Selling Parties' customers for whom the Selling Parties invest plan assets on a discretionary basis have properly completed and executed a discretionary asset management agreement, the originals of which are in files maintained by the Selling Parties and which have been made available to the Acquiring Parties.

     (j) Except as set forth on Schedule 3.22 hereto, to the knowledge of MONY, each Employee Benefit Plan for the Selling Parties' customers, or otherwise involving a Specimen Plan, which are intended to be qualified under Code Section 403(b), are maintained by an employer as described in Code Section 403(b)(1)(A).

     (k) Each eligible deferred compensation plan (within the meaning of Code
Section 457(b)) for the Selling Parties' customers, or otherwise involving a Specimen Plan, was established by an eligible employer as described in Code
Section 457(e)(1). If such employer is an entity described in Code Section 457(e)(1)(B) which is not exempt from ERISA coverage pursuant to ERISA Section 4(b), such eligible deferred compensation plan is not subject to Part 4 of Title I of ERISA pursuant to ERISA Section 401(a)(1).

     (1) To the knowledge of MONY, all documents, promotional and sales brochures and materials related to a Specimen Plan required to be filed or approved by certain jurisdictions have been filed and/or approved in those jurisdictions where so required.

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

     (m) Disclosure forms have been provided to Employee Benefit Plan fiduciaries who are customers of MONY and are in files in connection with the sales of products or services to any Employee Benefit Plan, if required by Prohibited Transaction Exemption 84-24.

     Section 3.23. Taxes.

     (a) There are no Liens or Encumbrances on any of the Transferred Assets that arose in connection with any failure (or alleged failure) of MONY to pay any Tax.

     (b) MONY has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or policyholder.

     (c) MONY and its Affiliates have not incurred, and will not incur, any Taxes (whether or not shown on any Tax Return) which, to MONY's knowledge, will become a liability of AEGON or AUSA Life as a transferee under any provision of the Code or for any other reason.

     (d) The unpaid Taxes of MONY and its Affiliates (i) did not, as of December 31, 1992, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the balance sheet of MONY and its Affiliates contained in the Audited Financial Statement (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date.

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

         Section 3.24. Reinsurance. There are no agreements, written or oral, pursuant to which MONY cedes or retrocedes risks assumed under the Insurance Contracts. There are no Insurance Contracts which are agreements of assumed reinsurance.

         Section 3.25. Banking Arrangements. Schedule 3.25 hereto contains a complete and accurate list and description of (a) all bank accounts and with respect to all such accounts other than the specified draft accounts, the signatories thereto and (b) all lock box arrangements, used in whole or in part in connection with the Business.

         Section 3.26. Absence of Certain Changes or Events. As of the date hereof, except as described on Schedule 3.26 hereto or except as expressly contemplated or required by this Agreement, since January 1, 1993, MONY has conducted the Business only in the ordinary course and there has not been (a) any damage, destruction or loss, whether covered by insurance or not, to any Transferred Asset, (b) the execution of any agreement with any officer of the Business providing for his employment, or any increase in the compensation or in severance or termination benefits payable or to become payable by MONY to the employees of the Business, or any material increase in benefits under any Benefit Plan or vacation plan or policy (whether or not legally binding) maintained by MONY (or to which it contributes) providing benefits to any present or former employee of the Business, except in any case in the ordinary course of business consistent with prior practice, (c) any material change in the underwriting, pricing, actuarial or investment practices or policies of the Business, or any material change in its financial, tax or accounting practices or policies, in either case including, without limitation, any basis for establishing reserves and any depreciation or amortization policies or rates,
(d) any
transaction, commitment, dispute, damage, destruction, loss or other event or condition of any character (whether or not in the ordinary course of business), individually or in the aggregate having, or which, insofar as reasonably can be foreseen is likely to have, a Material Adverse Effect on the Business or the Transferred Assets taken as a whole, other than events or conditions relating to the life insurance industry generally and which have a similar Material Adverse Effect on both MONY and life insurance subsidiaries of AEGON (on a consolidated basis), (e) any indebtedness incurred by MONY for borrowed money or any commitment to borrow money entered into or any guaranty given by MONY in connection with the Business or the Transferred Assets, (f) any sale, lease, abandonment, or other disposition by MONY of any assets necessary to the conduct of the Business, other than in the ordinary course of business and consistent with past practice, (g) the creation of any lien or encumbrance relating to the Transferred Assets, other than Permitted Liens and Encumbrances, (h) any capital expenditures relating to the business in excess of $2 million in the aggregate,
(i) to the knowledge of MONY, any waiver of any material rights or of any cancellation of any material claims, debts or Accounts Receivable relating to the Business and (j) any single fact or occurrence, or group of facts or occurrences, (whether or not related and whether or not individually or in the aggregate material) including any of the matters listed above in this Section
3.26 that has had or is likely to have a Material Adverse Effect on MONY, the Business or the Transferred Assets taken as a whole, other than events or conditions relating to the life insurance industry generally and which have a similar Material Adverse Effect on both MONY and AEGON (on a consolidated basis with its Subsidiaries).

         Section 3.27.  Mortgage Loans.

         (a) Mortgage Loans. (i) Schedule 1.01(K) hereto sets forth information concerning the Mortgage Loans in substantially the form of Exhibit S hereto, all of which is true and correct. The originals of the mortgage loan documents described on Schedule 1.01(K) (the "Mortgage Loan Documents") have been made available to and at the Closing will be delivered to AUSA Life. There have been no amendments or modifications to the Mortgage Loan Documents except in writing and as described on Schedule 1.01(K) hereto. Any such amendment or modification listed on Schedule 1.01(K) hereto has been recorded and/or filed in all places necessary to perfect or continue the Mortgage Loan, as amended, as a valid first priority lien on the related mortgaged property.

                  (ii) The Mortgage Loan Documents and each other document evidencing, securing or guaranteeing the Mortgage Loans are legal, valid and binding obligations of the obligor(s) thereof, enforceable in accordance with their terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors and by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity), and no claims to the contrary have been asserted with respect thereto. Except as described on Schedule 3.27 hereto, no obligor has been released by MONY or, to the knowledge of MONY, by operation of law or otherwise, from any of its obligations under the Mortgage Loan Documents.

                  (iii) Except as described on Schedule 3.27 hereto, MONY is the sole owner and holder of the Mortgage Loans and the Mortgage Loan Documents and has not

(A) except as listed on Schedule 3.27 hereto, released, discharged, sold, assigned, transferred or hypothecated all or any part of the Mortgage Loans or the Mortgage Loan Documents, except for past assignments of various Mortgage Loans to assignees who were Affiliates of MONY and who have reassigned such Mortgage Loans back to MONY, nor (B) except as described on Schedule 3.27 hereto, taken any action that materially and adversely affects its rights as the holder of such Mortgage Loans or waived or relinquished any of its material rights or remedies there under.

                  (iv) Except as listed on Schedule 3.27 hereto, no borrower under any of the Mortgage Loans has issued any indebtedness for any loans (other than the Mortgage Loans) which are secured by a Lien or Encumbrance on any real property described in any of the Mortgage Loan Documents as securing the Mortgage Loans.

                  (v) The assignment of Mortgage Loan Documents from MONY to AUSA Life pursuant to the Mortgage Transfer Documents is in a form suitable for recordation under applicable law, is valid and sufficient to transfer, and does transfer to AUSA Life all of MONY's right and title to, and interest in, the Mortgage Loans, free and clear of any Lien or Encumbrance on such Mortgage Loans.

                  (vi) No custodial balances with respect to the Mortgage Loans are held by MONY or any party servicing the Mortgage Loans on behalf of MONY nor do any obligations exist as of the date hereof for the future maintenance of such custodial balances except for the custodial balances held in the Custodial Accounts (the "Custodial Balances"). The Custodial Balances are the amounts actually received by MONY from the borrower or others, plus earnings thereon, less all required disbursements made by

MONY pursuant to the Mortgage Loan Documents. All Custodial Balances shall be transferred to AUSA Life at the time that the Mortgage Loan to which they pertain is transferred to AUSA Life.

                  (vii) To MONY's knowledge, the interest being charged on any of the Mortgage Loans does not exceed the maximum amount permitted by law.

                  (viii) MONY has no obligation to fund additional amounts with respect to any of the Mortgage Loans. The proceeds of each Mortgage Loan have been fully disbursed and all costs, fees and expenses payable to or by MONY in connection with the making of the Mortgage Loans have been paid, and any and all requirements as to completion of any on-site or off-site improvements, and as to disbursements of any escrow funds therefore, have been complied with in all material respects. MONY acknowledges and agrees that AUSA Life is not assuming any obligation of MONY to fund any additional amounts that any borrower may be entitled to receive pursuant to any Mortgage Loan.

                  (ix)   To Mony's knowledge, except as described on Schedule
3.27 hereto, no taxes, assessments or insurance payments are in default with respect to any of the properties securing the Mortgage Loans.

                  (x)    To MONY's knowledge, except as described on Schedule
3.27 hereto, no default exists under the Mortgage Loans which either alone, with notice, or by the passage of time, would entitle its holder to accelerate the maturity of any of the Mortgage Loans, or of any offsets or defenses which any borrower could assert against its

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obligations under the Mortgage Loan Documents or against the enforcement of
MONY's rights thereunder nor to MONY's knowledge, has an event of default existed during the previous 12 months. To MONY's knowledge, MONY is not in default with respect to any of its material obligations under the Mortgage Loan Documents. To MONY's knowledge, except as described on Schedule 3.27 hereto, no borrower under any of the Mortgage Loans is in default in connection with any other loan outstanding with MONY. To MONY's knowledge, none of the borrowers under any of the Mortgage Loans and no general partner thereof is involved as a debtor in, or has commenced as a debtor any bankruptcy, insolvency or reorganization proceeding, and none of the borrowers under any of the Mortgage Loans, and no general partner thereof, has acknowledged or admitted its or their inability to pay their debts or obligations as the same become due. Except as listed on Schedule 3.27 hereto, to MONY's knowledge, no borrower has requested in writing to MONY a waiver of or modification to any financial term or provision of the Mortgage Loan Documents within the past 24 month period.

                  (xi) To MONY's knowledge, the Mortgage Loans are subject to no rights of recision, set-off, counterclaim or defense, nor will the operation of any of the terms of the Mortgage Loan Documents, or the exercise of any rights thereunder, render the Mortgage Loan Documents unenforceable, in whole or in part, or subject to any right of recision, set-off, counterclaim or defense, and no such right has been previously asserted in writing to MONY with respect thereto.

                  (xii) To MONY's knowledge, MONY has not performed any act or failed to perform any act that would impair the tax-exempt status of any Mortgage Loan that

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

was made with the intent of having the interest on the Mortgage Loan be exempt from Federal income taxation.

         (b) Security for Mortgage Loans. (i) MONY has no knowledge of any material damage to or threat of condemnation, forfeiture or seizure of any real property, or improvements located on any real property, described in any of the Mortgage Loan Documents as securing any Mortgage Loans.

                  (ii) All collateral described in the security documents for the Mortgage Loans was in existence as of the date of the execution of the Mortgage Loan Documents, and no portion of any such collateral has been released except as listed on Schedule 1.01(K) hereto.

                  (iii) Except as set forth on Schedule 3.27 hereto and except for Taxes not yet delinquent and easements and restrictions which do not adversely affect the marketability of title, the Mortgage Loan Documents create first priority liens on the property (both real and personal) described therein. The personal property securing each Mortgage Loan includes all personal property necessary for the use and operation of the real property securing such Mortgage Loan. There are no pending claims by MONY under any lender's policy of title insurance covering any Mortgage Loan. To MONY's knowledge, there are no material circumstances or conditions with respect to any of the properties securing the Mortgage Loans (other than renewals of leases at maturity) that would or may reduce the value of such property by 25% or more which have not been adequately reflected in the current carrying value of such Mortgage Loan on the books of

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

MONY, including, without limitation, matters threatening or affecting title, matters affecting material tenancies and the physical condition of such properties.

                  (iv) Except as set forth on Schedule 3.27 hereto, neither MONY nor any of its Affiliates has received any notice advising of the existence or threatened existence on or with respect to any of the property securing the Mortgage Loans of any substance that, as of the date hereof, is a Hazardous Material.

                  (v) Except as listed on Schedule 3.27 hereto, to MONY's knowledge, there is no proceeding pending against MONY or any of its Affiliates or any property securing a Mortgage Loan, or any pending or threatened investigation or inquiry with respect to any of them, by a Federal, state or local court, tribunal, administrative agency, department, commission, board or other authority or instrumentality with respect to the presence of any materials which as of the date hereof is a Hazardous Material on any of the property securing the Mortgage Loans or the migration thereof from or to any other property.

         (c) Third Party Agreements. No party (other than the parties hereto and the Manager) has any rights to service any of the Mortgage Loans on and after the Closing Date.

         (d) Other. (i) To MONY's knowledge, the property securing each Mortgage Loan is presently covered by each of the following described policy or policies of insurance in which MONY is named as Mortgagee and loss payee under a standard

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

mortgage clause, or additional insured as to liability coverage, and named insured as to title insurance:

         (A) Extended coverage hazard insurance.

         (B) Business interruption insurance, loss of rental income or business income insurance.

         (C) Property damage insurance.

         (D) Flood insurance as required by the National Flood Insurance Act of 1968, as amended.

         (E) Title insurance insuring that each Mortgage Loan creates a valid and enforceable first priority lien on the security.

To MONY's knowledge, MONY has not done or failed to do, or caused to be done or omitted to be done, any act the effect of which act or omission impairs or invalidates (1) any of the policies described above, (2) any fidelity bond, direct surety bond or errors and omissions insurance policy required upon the making of any of the Mortgage Loans or (3) any surety or guaranty agreement with respect to the Mortgage Loans.

                  (ii) To MONY's knowledge, none of the Mortgage Loans is cross-defaulted or cross-collateralized with a loan not being transferred to AUSA Life, and none of the property securing any of the Mortgage Loans requires for its viability for the use intended, the use of property not secured by the Mortgage Loans.

                  (iii) MONY or an Affiliate of MONY is the sole named insured on a policy of title insurance with respect to each of the Mortgage Loans, and each of said title insurance policies insures MONY as the holder of a first priority mortgage. To MONY's knowledge, MONY has not committed any act or omission which would impair the insured's first priority lien status, or which would be a defense to a claim under any of said title insurance policies. To MONY's knowledge, MONY has not received any payment or other consideration from any of the title insurance companies that issued any policy of title insurance insuring the lien of any of the Mortgage Loans.

                  (iv) To MONY's knowledge, none of the borrowers under any of the Mortgage Loans has made, and MONY has not received or accepted, any prepayment of interest under any of the Mortgage Loans.

                  (v) MONY has not participated in the management or control of any of the borrowers under the Mortgage Loans, and MONY has not participated in the management, operation or control of the real property encumbered by any of the Mortgage Loans or any of the improvements located on said real property. For purposes of this paragraph, the foregoing shall be deemed not to include any mortgage servicing activities involving the collection of principal and interest or tax and insurance escrows.

                  (vi) Except as set forth on Schedule 3.27 hereto, MONY has no obligation for the payment of any brokerage commissions, fees or compensation of any kind with respect to any of the Mortgage Loans.

                  (vii) Each of the Mortgage Loans has been allocated to MONY's general account and no such Mortgage Loan has been allocated to or held by any MONY Separate Account, including, without limitation, any MONY Separate Account governed by or subject to ERISA.

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

                (viii) To MONY's knowledge, the full amount of the mortgage recording tax, and all similar taxes and charges has been paid in full with respect to each Mortgage Loan.

         Section 3.28. Other Sale Arrangement. MONY is not obligated or liable, contingently or otherwise, for or with respect to negotiations, letters of intent or commitments for the sale of all or any part of the Business or the Transferred Assets to any Person other than AEGON and AUSA Life.

         Section 3.29. Separate Accounts. (a) Each of MONY Separate Accounts is duly and validly established and maintained under the laws of the State of New York and is either excluded from the definition of an investment company pursuant to section 3(c)(11) of the 1940 Act or is duly registered as an investment company under such act; if registered, each such Separate Account is operated in compliance with the 1940 Act, has filed all reports and amendments of its registration statement required to be filed, and has been granted all exemptive relief necessary for its operations as presently conducted. The Insurance Contracts under which MONY Separate Account assets are held are duly and validly issued and are either exempt from registration under the Securities Act pursuant to Section 3(a)(2) of such act or were sold pursuant to an effective registration statement under the Securities Act and any such registration statement is currently in effect to the extent necessary to allow MONY to receive contributions under such policies.

         (b) To the extent required, the assets of each of MONY Separate Accounts are adequately diversified within the meaning of Section 817(h) of the Code.

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
         Section 3.30. Funds.

         (a) Each of the Funds is duly registered with the Commission as an open-end management investment company under the 1940 Act, and since its inception has been and is in material compliance with the 1940 Act, and the Commission regulations promulgated thereunder, including the requirements to file semiannual or annual reports on N-SAR with the Commission. Except as listed on Schedule 3.30 hereto, (i) all shares of the Funds have been duly registered under the Securities Act and any applicable state securities laws, all registration fees have been timely paid, the prospectuses, statements of additional information and sales materials of each Fund have been duly filed with the Commission, and applicable state securities authorities and, as applicable, the National Association of Securities Dealers, Inc. and each of the Funds has filed with the Commission and other applicable Federal or state agencies or authorities such notices or reports required under applicable law for the conduct of its business or the ownership of its assets. Each of the Funds is duly incorporated and in good standing under the laws of the state of its incorporation or is a validly existing business trust under the laws of the jurisdiction in which it was formed and is qualified as a foreign corporation or business trust in each jurisdiction in which such qualification is necessary, and

         (b) The Manager and Diversified are duly registered under the Advisers Act and are in compliance with the rules and regulations of the Commission under the Advisers Act. True, complete and correct copies of all of the investment advisory agreements, administrative service agreements, transfer agency agreements, underwriting agreements and forms of sales agreements between MONY or any of its Affiliates (including, without limitation, MONY Separate Accounts), on the one hand, and any of the Funds, on the other, and all other material agreements between any of the Funds and third parties (i) have been delivered to AUSA Life and are listed on Schedule 3.30 hereto, (ii) are in full force and effect and (iii) comply in all material respects with the applicable requirements of the 1940 Act, the Advisers Act, the Exchange Act and the rules and regulations thereunder.

         (c) Each of the Funds meets all requirements to be taxed as a regulated investment company under Subchapter M of the Code or as a partnership and, with respect to Funds operational during 1992, met all distribution requirements necessary to avoid income or excise tax under the Code with respect to such year.

         (d) There are no special consent judgments or Commission orders on or with respect to any of the Funds currently in effect which have had or could have a Material Adverse Effect on such Fund. Except as contemplated by this Agreement or as otherwise listed on Schedule 3.30 hereto, all orders of exemption issued to any of the Funds by any regulatory agency, including the Commission and the IRS, which are necessary and material to the conduct of the business of any Fund have been obtained and are currently in full force and effect, no proceeding has been commenced to revoke any such order and, to MONY's knowledge, no such proceeding is contemplated by any such regulatory agency.

         Section 3.31. Insurance. Schedule 3.31 hereto sets forth a list and brief description of all policies or binders of fire, liability, product liability, worker's compensation, vehicular, errors and omissions, fidelity and surety coverage and other insurance relating to the Business and the Tangible Assets held by MONY. To MONY's knowledge such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting rights of creditors of insurance companies or rights of creditors generally and by general principles of equity, regardless or whether enforcement is sought in a proceeding at law or in equity. To MONY's knowledge such policies and binders insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by MONY.

         Section 3.32. Compliance Certificates. MONY has made available to AEGON copies of all compliance and other similar certificates which MONY has received with respect to the Investment Assets since January 1, 1992. Since January 1, 1992 each Person which is required to provide such a certificate to MONY with respect to the Investment Assets has done so.

         Section 3.33. Completeness of Statements. No representation or warranty of MONY herein or in the schedules and Ancillary Agreements attached or delivered pursuant hereto, all of which are expressly incorporated herein by reference, and no written statement or certificate furnished or to be furnished by or on behalf of MONY to AEGON or AUSA Life or their agents pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

         Section 3.34. Capitalization. The Diversified Stock constitutes all of the issued and outstanding shares of capital stock of Diversified, was duly authorized and validly issued, is, fully paid, non-assessable and free of preemptive rights and is owned directly by MONY, free and clear of any Liens or Encumbrances. All of the outstanding shares of capital stock of DISC have been duly authorized and validly issued, are fully paid, non-assessable and free of preemptive rights and are owned directly by Diversified, free and clear of any Liens or Encumbrances.

         Section 3.35. Position of Listed Personnel. The employees of MONY listed on Schedule 1.01(G) hereto include all directors and officers of MONY with management responsibility with respect to the Business or the Transferred Assets.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF AEGON

            AEGON hereby represents and warrants to MONY as follows:

         Section 4.01. Organization and Standing. Each of AEGON and AUSA Life (collectively, the "Acquiring Parties") is a corporation duly organized, validly existing and in good standing under the laws of its respective state of domicile or incorporation. Each of the Acquiring Parties has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of their businesses as they are now being conducted. Attached hereto as Schedule 4.01(A) hereto are true, correct and complete copies of the Charter and By-laws or other charter or organizational documents of the Acquiring Parties, including all amendments thereto through the date of this Agreement.

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

         Section 4.02. Authorization. Each of the Acquiring Parties has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and under each of the Ancillary Agreements to be executed by it. The execution and delivery by the Acquiring Parties of this Agreement and the Ancillary Agreements and the performance by it of its obligations under such agreements, have been duly authorized. This Agreement has been, and on the Closing Date the Ancillary Agreements will be, duly executed and delivered by the respective Acquiring Parties party hereto or thereto; and, subject to the due execution and delivery by the other parties to such agreements, this Agreement is, and the Ancillary Agreements will, upon due execution and delivery, be valid and binding obligations of the respective Acquiring Parties party hereto or thereto, enforceable against such Acquiring Parties in accordance with their terms

         Section 4.03. No Conflict or Violation. Except as disclosed in Schedule
4.03 hereto, the execution, delivery and performance by the Acquiring Parties of this Agreement and the Ancillary Agreements to which each of them is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms and conditions hereof and thereof will not
(a) violate any provision of the charter, Bylaws or other organizational document of any of the Acquiring Parties, (b) to AEGON's knowledge, violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, any contract or other agreement to which any of the Acquiring

Parties is a party or by or to which it or any of its assets or properties may be bound or subject, (c) to AEGON's knowledge, violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon any of the Acquiring Parties, (d) to AEGON's knowledge, violate any statute, law or regulation of any jurisdiction which violation would have a Material Adverse Effect on the Acquiring Parties or materially and adversely affect the ability of either of the Acquiring Parties to consummate the transactions contemplated hereby or (after giving effect to the Closing) have a Material Adverse Effect on the Business, or (e) to AEGON's knowledge, result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit related to the business of any of the Acquiring Parties or necessary to conduct the Business.

         Section 4.04. Consents and Approvals. Except as required under the HSR Act or as set forth in Schedule 4.04 hereto and except for required Permits of applicable insurance regulatory authorities, the execution, delivery and performance by the Acquiring Parties of this Agreement and each of the Ancillary Agreements to which each is a party and the consummation of the transactions contemplated hereby and thereby in accordance with the respective terms hereof and thereof do not require AEGON or AUSA Life to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person.

         Section 4.05. Brokerage and Financial Advisers. No broker, finder or financial adviser has acted directly or indirectly as such for, or is entitled to any compensation from, any of the Acquiring Parties in connection with this Agreement or the transactions contemplated hereby.

         Section 4.06. Capitalization. To AEGON's knowledge, all of the outstanding shares of capital stock of AUSA Life have been duly authorized and validly issued, are fully paid, non-assessable and free of preemptive rights and are owned directly by AEGON, free and clear of any Liens or Encumbrances.

         Section 4.07. Actions and Proceedings. Except as previously disclosed to MONY in writing, there are no outstanding orders, decrees or judgments by or with any court, governmental agency, regulatory body or arbitration tribunal that, individually or in the aggregate, have had or are likely to have a Material Adverse Effect on the Acquiring Parties, or materially and adversely affect the ability of either of the Acquiring Parties to consummate the transactions contemplated hereby or (after giving effect to the Closing) have a Material Adverse Effect on the Business. Except as previously disclosed to MONY in writing, to AEGON's knowledge, there are no actions, suits, arbitrations or legal, administrative or other proceedings (other than those relating to insurance claims) pending or threatened, against any of the Acquiring Parties, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on the Acquiring Parties, or materially and adversely affect the ability of either of the Acquiring Parties to consummate the transactions contemplated hereby or (after giving effect to the Closing) have a Material Adverse Effect on the Business.

         Section 4.08. Compliance with Laws. Except as listed on Schedule 4.08 hereto, to AEGON's knowledge, neither of the Acquiring Parties is in violation of nor is there a default of the Acquiring Parties with respect to any applicable order, judgment, writ, injunction, award or decree. Except as listed on Schedule 4.08 hereto, to AEGON's knowledge, neither of the Acquiring Parties is in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable with respect to any of the Acquiring Parties or has received any written notice that any such violation is being alleged, in each case except those that will be cured by the Acquiring Parties prior to, or by the act of, Closing.

         Section 4.09. Permits, Licenses and Franchises. AUSA Life has been duly authorized by the relevant state insurance regulatory authorities to transact each of the lines of insurance business in each of the jurisdictions as set forth in Schedule 4.09 hereto. Except as listed on Schedule 4.09 hereto, AUSA Life has all Permits necessary to the conduct of the Business in the manner and in the areas in which the Business is presently being conducted, and all such Permits are valid and in full force and effect. Except as listed on Schedule
4.09 hereto, to AEGON's knowledge, AUSA Life has not engaged in any activity which would cause revocation or suspension of any such Permit and no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or threatened.

         Section 4.10. Regulatory Filings. AEGON has made available for inspection by MONY all registrations, filings, submissions made by AUSA Life with any governmental or regulatory body and reports of examinations issued by any such governmental or regulatory body to the extent that such were made or issued on or subsequent to January 1, 1990 and are in the possession of AEGON. Except as listed on Schedule 4.10 hereto, to AEGON's knowledge, the Acquiring Parties have filed all reports, statements, documents, registrations, filings, or submissions required to be filed by it with any governmental or regulatory body. Except as listed on Schedule 4.10 hereto, to AEGON's knowledge, all such registrations, filings and submissions were in compliance in all material respects with applicable law when filed or as amended or supplemented, and no material deficiencies have been asserted by any such governmental or regulatory body with respect to such registrations, filings or submissions that have not been satisfied.

         Section 4.11. GAAP Financial Statements. On or prior to the date hereof, AEGON has delivered to MONY true, correct and complete copies of (a) the audited consolidated balance sheet of AEGON and its Subsidiaries as of December 31, 1992, prepared in accordance with generally accepted accounting principles ("GAAP"), together with the notes thereon and the related report of Ernst & Young, the independent certified public accountant of AEGON and (b) the audited consolidated statements of income, stockholders, equity and cash flows of AEGON and its Subsidiaries for the year ended December 31, 1992, prepared in accordance with GAAP, together with the notes thereon and the related report of Ernst & Young (collectively, the "AEGON Financial Statements"). AEGON has delivered to MONY a true, correct and complete copy of the consolidated balance sheet, and the related consolidated statements of income, stockholders' equity and cash flows, of AEGON and its Subsidiaries for the quarters ended September 30, 1993, June 30, 1993 and March 31, 1993, prepared in accordance with Dutch accounting principles (the "Interim AEGON Financial Statements"). The AEGON Financial Statements and the Interim AEGON Financial Statements are based on the books and records of AEGON and its Subsidiaries, and AEGON Financial Statements have been prepared in accordance with GAAP consistently applied, audited by Ernst & Young and fairly present in all material respects the consolidated financial position and results of operations of AEGON and its Subsidiaries as of the date and for the period indicated therein.

         Section 4.12. Statutory Statements. The Acquiring Parties have furnished to MONY true, complete and correct copies of the Annual Statements of AUSA Life as filed with the New York Insurance Department for the years ended December 31, 1992, 1991 and 1990, together with all exhibits and schedules thereto. The Acquiring Parties have furnished to MONY a true, complete and correct copy of the Quarterly Statements of AUSA Life as filed with the New York Insurance Department for the quarters ended September 30, 1993, June 30, 1993 and March 31, 1993, together with all exhibits and schedules thereto.

         Section 4.13. Absence of Certain Changes or Events. As of the date hereof, except as listed on Schedule 4.13 hereto or except as expressly contemplated or required by this Agreement, since January 1, 1993, there has not been any change in the business, operations, condition (financial or otherwise), results of operations, properties, prospects or assets of AEGON or in the ability of AEGON to consummate the transactions contemplated hereby or in any Ancillary Agreement that has had or is likely to have a Material Adverse Effect on the Acquiring Parties, or materially and adversely affect the ability of any of the Acquiring Parties to consummate the transactions contemplated hereby, or (after giving effect to the Closing) have a Material Adverse Effect on the Business, other than events or conditions relating to the life insurance industry generally and which have a similar material Adverse Effect on both MONY and the life insurance company Subsidiaries of AEGON (on a consolidated basis).

         Section 4.14. Completeness of Statements. No representation or warranty of AEGON herein or in the schedules and Ancillary Agreements attached or delivered pursuant hereto, all of which are expressly incorporated herein by reference, and no written statement or certificate furnished or to be furnished by or on behalf of AEGON or AUSA Life to the Selling Parties or their agents pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain on the Closing Date any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading.

         Section 4.15. Common Parent. The immediate parent of AEGON is the "common parent" of an "affiliated group" of corporations (as those terms are used in section 1504 of the Code and the Treasury Regulations promulgated under section 1502 of the Code) that has elected to file, and does file, consolidated federal income tax returns, and such affiliated group includes AUSA Life as a member corporation. AEGON is the agent of AUSA Life under Treasury Regulations
Section 1.1502-77, and

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

AEGON has the authority to make the 338 Elections with respect to AUSA Life's acquisition of the Target Corporations.

                                    ARTICLE V

                                    COVENANTS

         Section 5.01. Conduct of Business. (a) Except as set forth in Schedule
5.01 hereto, prior to the Closing, MONY shall not without the prior written consent of AEGON:

                  (i) mortgage, pledge or subject to any Lien or Encumbrance, any of the Investment Assets or mortgage, pledge or subject to any Lien or Encumbrance any other Transferred Assets, other than, in the case of such other Transferred Assets, Permitted Liens and Encumbrances,

                  (ii) sell, assign, transfer, lease or otherwise dispose of any of the Transferred Assets or cancel or compromise any debt or claim related to the Business, except in each case in the ordinary course of business and consistent with past practice,

                  (iii) amend, terminate or waive any right relating to the Business or the Transferred Assets, except in each case in the ordinary course of business and consistent with past practice,

                  (iv) make any change in the wages, salaries or other compensation (including material benefits under any Plans) of the employees employed in the Business, or change any personnel policies or employee benefits applicable to such employees, other than in the ordinary course of business and consistent with past practice,

                  (v) execute any agreement providing for the employment of any Person in connection with the Business or employ any Person in connection with the Business who is not an employee as of the date hereof whose annual compensation exceeds, or is expected to exceed, $75,000,

                  (vi) except as otherwise permitted hereunder and except in the ordinary course of business, enter into, modify, terminate, amend or assume any contract, agreement, obligation, lease, license or commitment relating to the Business or the Transferred Assets which by its terms requires performance subsequent to the Closing Date or which involves an aggregate monetary commitment or exposure or all such contracts in excess of $50,000 annually, (vii) incur any obligation or liability (fixed or contingent), except normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, none of which either individually or in the aggregate would have, or is reasonably likely to have a Material Adverse Effect on the Business or the Transferred Assets taken as a whole,

                  (viii) discharge or satisfy any Lien or Encumbrance, except for Permitted Liens or Encumbrances, on any Transferred Asset, except in the ordinary course of business and consistent with past practices,

                  (ix) acquire any additional assets relating to the Business, except for assets acquired in the ordinary course of business and consistent with past practice,

                  (x) negotiate or enter into any new lease or modify any existing Assigned and Assumed Contract affecting the Leased Real Property,

                  (xi) knowingly transfer or grant any rights under any Intellectual Property which constitute Intangible Assets, or

                  (xii)  agree or commit to do any of the foregoing.

                  (b) Except as set forth in Schedule 5.01 hereto, prior to the Closing, MONY shall, unless it shall receive the prior written consent of
AEGON:

                  (i) operate the Business as presently operated and only in the ordinary course and consistent with past practice and use commercially reasonable efforts to preserve intact its present business organization (including the retention of key employees) in connection with the Business and to preserve its relationship with and the goodwill of its agents, brokers, customers, suppliers and other Persons having business dealings with MONY in connection with the Business,

                  (ii) use commercially reasonable efforts to maintain in force all existing casualty and liability insurance policies insuring the Transferred Assets or the Business, or policies providing substantially similar coverage,

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                  (iii)  give notice to AEGON of any Material Adverse Effect with respect to the Business or the Transferred Assets taken as a whole or any event, occurrence or circumstance which MONY has knowledge of and which is reasonably likely to cause a Material Adverse Effect with respect to the Business or the Transferred Assets taken as a whole, as promptly as practicable, but in no event more than forty-eight hours after MONY acquires knowledge of any such event, occurrence or circumstance,

                  (iv) use commercially reasonable efforts to maintain all of the Tangible Assets in good operating condition, reasonable wear and tear excepted, consistent with past practice, and take all steps reasonably necessary to maintain the Intangible Assets, and

                  (v) use commercially reasonable efforts to maintain, consistent with past practice, all inventories, spare parts, office supplies and other expendable items included in the Transferred Assets.

         Section 5.02. Certain Transactions.

         (a) Promptly following the execution of this Agreement, MONY shall demand the prompt return to MONY or destruction of all confidential information relating to the Business which had been provided to any person other than AEGON or any governmental or regulatory authority for the purpose of an Acquisition Proposal. At closing, subject to any limits on assignment thereof, MONY shall assign to AEGON all of MONY's rights to limit or prohibit the disclosure of confidential information related to the Business under existing

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confidentiality agreements, and MONY's rights to limit or prohibit the disclosure of confidential information related to the Business under such agreements shall be included in the Assigned and Assumed Contracts.

         (b) From the date of this Agreement through the Closing, neither MONY nor any of its officers, employees, representatives or agents will, directly or indirectly, solicit, encourage or initiate any negotiations or discussions with, or provide any information to, or otherwise cooperate in any other manner with, any Person or group (other than AUSA Life and its Affiliates) concerning any direct or indirect sale or other disposition of the Business or all or any portion of the Transferred Assets other than in the ordinary course of business. MONY shall promptly inform AEGON in writing in the event any Person or group of Persons shall discuss, negotiate or make an Acquisition Proposal.

         (c) From the date of this Agreement, the Acquiring Parties shall maintain the confidentiality of any confidential information with respect to MONY furnished by or obtained from MONY since September 19, 1991 other than (i) the Books and Records and (ii) other information relating to the Business or the Transferred Assets provided to the Acquiring Parties as contemplated by this Agreement and the Ancillary Agreements, unless such confidential information is readily ascertainable from public or published information or trade sources or unless either Acquiring Party is legally required (whether by binding court or regulatory order, statute or otherwise) to disclose or reveal such information, provided that the Acquiring Party shall only disclose such information to the extent required to satisfy such legal requirement.

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         Section 5.03. Substitutions for Investment Assets.

         Attached to this Agreement are Schedules 5.03(A), 5.03(B) and 5.03(C).
Schedule 5.03(A) sets forth additional assets which may be substituted for one or more of the Investment Assets. Schedule 5.03(B) sets forth mortgage loans which AUSA Life has previously rejected for inclusion on Schedule 1.01(J) due to the environment report with respect to such mortgage loans not being acceptable to AUSA Life. Schedule 5.03(C) sets forth material defects in the governing documentation concerning certain Investment Assets, as specified on such schedule on an asset by asset basis, such defects to constitute a Put Event unless cured as provided herein.

         (a) In the event that AUSA Life determines, within the Substitution Period applicable to any Investment Asset, that one or more Put Events shall have occurred or shall be existing Within the Substitution Period with respect to such Investment Asset, AUSA Life shall have the right: (i) on or prior to the Closing Date, to require that such Investment Asset (the "Rejected Investment Asset") be removed from Schedule 1.01(F) or Schedule 1.01(J), as the case may be, as an Investment Asset, and MONY shall, on or prior to the Closing Date, substitute for the Rejected Investment Asset an Investment Asset or Investment Assets from Schedule 5.03(A) hereto, as such Schedule may be supplemented by MONY from time to time in the event that at any time there shall be either no remaining Substitute Investment Assets listed on such Schedule or no Substitute Investment Assets listed on such Schedule which meet the criteria for substitution set forth in Section 5.03(d)(1) below (each, a "Substitute Investment Asset"), reasonably acceptable to AUSA Life; (ii) during the period commencing with the Closing Date and

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ending on the date which is 165 days following the Closing Date, to require MONY to substitute a Substitute Investment Asset for the Rejected Investment Asset; and (iii) during the period commencing with the date which is 166 days following the Closing Date and ending on the date which is 180 days following the Closing Date, to require MONY to substitute, at the option of AUSA Life, a Substitute Investment Asset or cash and cash equivalents for the Rejected Investment Asset; provided, however, that in no event shall the aggregate amount of Investment Assets set forth on Schedule 1.01(F) and Schedule 1.01(J) on the Closing Date which are substituted as the result of a Put Event exceed an amount equal to ten percent (10% of such Investment Assets, determined by reference to the statutory book value of such Investment Assets as of the Closing Date; and provided, further, that in no event shall the aggregate amount of cash and cash equivalents so substituted exceed an amount equal to five percent (5%) of the statutory book value of the Investment Assets on the Closing Date. Notwithstanding the foregoing, AUSA Life may elect, upon written notice to MONY at or prior to the Closing, at its option, to increase the cash and cash equivalent amounts limit set forth above to ten percent (10%); provided, however, that in such event the right of AUSA Life to require further substitutions of Investment Assets after such written notice shall be limited to the Put Event set forth in subparagraph (B) below (relating to environmental reports) and all other Put Events shall be of no force or effect; and provided, further, that in such event, in making any determination that such a Put Event has occurred, AUSA Life shall make such determination in good faith and utilizing standards reasonably consistent with those that were utilized by AUSA Life and AEGON in rejecting those assets set forth on Schedule 5.03(B) hereto for inclusion on Schedule 1.01(i).

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         The substitutions contemplated by clauses (i), (ii) and (iii) above shall be effected in accordance with the procedures set forth in subsections (b) and (c) of this Section 5.03 ("Investment Asset Put Election").

         Each of the following events constitutes a "Put Event" with respect to an Investment Asset if such event is not cured by MONY to the reasonable satisfaction of AUSA Life (and in accordance with the standard of care set forth in Paragraph 29 of the Investment Management Agreement relative to the management of Investment Assets) on or prior to the earlier of (i) the twentieth day after the date MONY gives AUSA Life written notice of such event or (ii) the second Business Day prior to the end of the Substitution Period applicable to such Investment Asset:

                  (A) One or more of the material defects listed on Schedule 5.03(C) shall remain in existence with respect to the governing documentation concerning an Investment Asset referred to on Schedule 5.03(C), or a material defect shall be in existence with respect to the governing documentation concerning a Substitute Investment Asset.

                  (B) In the case of the Mortgage Loans and mortgage loans which are Substitute Investment Assets for such Mortgage Loans, AUSA Life has not received with respect to a Mortgage Loan a comprehensive environmental report of the type referred to in Section 6.10 hereof or, having received such report, any matter, condition, statement or fact discussed in or disclosed by any such environmental report is not acceptable to AUSA Life in the exercise of its reasonable discretion.

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                  (C) In the case of the Mortgage Loans and mortgage loans which are Substitute Investment Assets for such Mortgage Loans, AUSA Life has not received on or prior to the Closing the commitment or title search, as applicable, contemplated by Section 5.37 hereof with respect to a Mortgage Loan which is included in the Investment Assets on or prior to the Closing Date or, with respect to a Mortgage Loan which becomes a Substitute Investment Asset after the Closing Date, AUSA Life has not received such a commitment or title search with respect to such Substitute Investment Asset on or prior to the date which is 165 days following the Closing Date.

                  (D) In the case of the Mortgage Loans and mortgage loans which are Substitute Investment Assets for such Mortgage Loans, AUSA Life has not received, on or prior to the Closing, a Borrower's Estoppel Certificate contemplated by Section 5.38 hereof from each borrower under a Mortgage Loan which is included in the Investment Assets on or prior to the Closing Date, or, with respect to a Mortgage Loan which becomes a Substitute Investment Asset after the Closing, AUSA Life has not received a Borrower's Estoppel Certificate with respect to such Substitute Investment Asset on or prior to the date which is 165 days following the Closing Date.

                  (E) There shall be existing on the Closing Date a material breach, omission or inaccuracy in any of the representations or warranties made by MONY herein with respect to an Investment Asset which is listed on Schedule 1.01(F) or Schedule 1.01(J) hereto on the date hereof, regardless of the knowledge

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

         of MONY, or with respect to a Substitute Investment Asset, such a material breach, omission or inaccuracy shall be existing on the date of substitution.

                  (F) In the case of any Investment Asset which is listed on
         Schedule 1.01(F) hereto on the date hereof and which consists of indebtedness for borrowed money, a payment default exists on or prior to the Closing Date under any such Investment Asset or any agreement or instrument pursuant to which any such Investment Asset was issued, which default is not cured by the obligor (without waiver or modification by MONY or an advance of funds by MONY) within 14 days of the due date and which either alone, with notice, or by the passage of time, would entitle MONY to accelerate the maturity of any such indebtedness; or, MONY is in default on or prior to the Closing Date with respect to any of its material obligations under the documents pursuant to which such indebtedness was issued.

                  (G) In the case of any Mortgage Loan which is listed on
         Schedule 1.01(J) hereto on the date hereof, a payment default exists on or prior to the date which is 60 days following the Closing Date under any such Mortgage Loan or any agreement or instrument pursuant to which any such Mortgage Loan was issued, which default is not cured by the obligor (without waiver or modification by MONY or an advance of funds by MONY) within 14 days of the due date and which either alone, with notice, or by the passage of time, would entitle MONY to accelerate the maturity of any such indebtedness; or, with respect to a Mortgage Loan which becomes a Substitute Investment Asset after the Closing Date, a

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         payment default or default by MONY as set forth above exists on or prior to the date which is 60 days following the date on which such Mortgage Loan became a Substitute Investment Asset.

                  (H) In the case of any Investment Asset which consists of indebtedness for borrowed money or any such investment asset which are Substitute Investment Assets for such Investment Assets (i) the Person who is obligated to pay such indebtedness, (ii) any Person who owns the security for such Investment Asset, (iii) any Person who is a general partner of the Person who is obligated to pay such indebtedness and has personal liability with respect thereto or (iv) any Person who is a guarantor of the payment of such indebtedness, is involved, on or prior to the Closing Date, as a debtor in any bankruptcy, insolvency or reorganization proceeding, or any such Person has, on or prior to the Closing Date, commenced as a debtor any such proceeding or acknowledged or admitted in writing its inability to pay its debts or obligations as the same become due.

         (b) MONY and AUSA Life shall each give written notice to the other party promptly (but in no event more than one day) after it has knowledge of a Put Event occurring during the Substitution Period.

         (c) AUSA Life may make an Investment Asset Put Election with respect to any Investment Asset by giving MONY notice of such Investment Asset Put Election (a "Transferee Notice") during the applicable Substitution Period. Each Transferee Notice shall identify the Rejected Investment Asset and certify the Put Event upon which its rejection is based.

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         (d) On the first Business Day of each week during the Substitution
Period and, in addition, on the last day of the Substitution Period, MONY shall transfer to AUSA Life either (i) Substitute Investment Assets having an aggregate statutory carrying value on the books of MONY (as of such date) at least equal to the aggregate statutory carrying value of the Rejected Investment Assets during the previous week; which consist of a mix of types of assets which is the same mix as such Rejected Investment Assets and which are of qualities and maturities which are comparable to such Rejected Investment Assets; without any of the characteristics described herein as Put Events; or (ii) cash or cash equivalents in an amount equal to the aggregate statutory carrying value (as of such date) of such Rejected Investment Assets, as applicable in accordance with
Section 5.03(a) hereof. AUSA Life shall simultaneously reconvey the Rejected Investment Assets to MONY by appropriate transfer documents, but without warranty or representation by AUSA Life except that AUSA Life shall represent that it has not sold, assigned, transferred, modified or hypothecated such Rejected Investment Assets to any other party or taken any action that materially and adversely affects the rights of the holder of such Rejected Investment Assets, except any such actions as were taken by the Manager as the agent of AUSA Life or by AUSA Life at the direction of the Manager pursuant to the Investment Management Agreement. MONY shall pay all costs of reconveyance. As of the date of transfer, each Substitute Investment Asset shall be deemed an Investment Asset and shall be subject to the same terms, conditions, agreements, representations and warranties as are applicable to other Investment Assets (including, without limitation, the provisions of this Section 5.03).

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         Section 5.04. Investigations. Prior to the Closing Date, the Acquiring
Parties shall be entitled, through their respective employees and representatives, to make such investigation of the assets, liabilities, business and operations of the Business or MONY, and such examination of the Books and Records and financial condition of the Business or MONY, as the Acquiring Parties may reasonably request. Prior to the Closing Date, the Selling Parties shall be entitled, through their respective employees and representatives, to make such investigation of the assets, liabilities, business and operations of the Acquiring Parties and their Subsidiaries, and such examination of the books and records and financial condition of the Acquiring Parties as any of the Selling Parties may reasonably request. Any such investigation or examination shall be conducted at reasonable times upon reasonable prior notice; and each of the parties hereto, and their employees and representatives, including, without limitation, counsel, investment bankers, and independent public accountants, shall cooperate with the other's employees and representatives, as the case may be, in connection with such review and examination.

         Section 5.05. Continued Access. (a) For twelve years after the Closing Date, or, if later, (i) such period as may be required by any Federal, state, local or foreign governmental body or agency, (ii) the date on which the Acquiring Parties and their Affiliates shall be fully and completely released by MONY and its Affiliates from any and all liability relating to or arising out of the transactions contemplated by this Agreement and the Ancillary Agreements,
(iii) with respect to a Tax matter, the date on which the applicable statute of limitations (or any extension or waiver thereof) with

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respect to such Tax shall expire or (iv) with respect to each Investment Asset, the date that such Investment Asset is repaid or satisfied, MONY shall (i) allow AEGON, upon reasonable prior notice and during regular business hours, through its employees and representatives, the right, at AEGON's expense, to examine and make copies of any books and records retained by MONY, to the extent they relate to the Business or the Transferred Assets, for any reasonable business purpose including, without limitation, the preparation or examination of Tax returns, regulatory filings and financial statements and the conduct of any litigation or regulatory dispute resolution, whether pending or threatened, concerning the conduct of the Business prior to the Closing Date and (ii) maintain such book's and records for AEGON's examination and copying. In addition, after such period MONY shall provide AEGON with reasonable access to such books and records of MONY relating to matters identified in writing from time to time to MONY involving the preparation or examination of Tax returns and financial statements and the conduct of any litigation or regulatory dispute resolution. Access to such books and records of MONY shall be at AEGON' s expense and may not unreasonably interfere with MONY's business operations. In addition, MONY shall make available to AEGON, subject to AEGON's reimbursement to MONY for out-of-pocket expenses incurred by MONY in connection therewith, employees of the Business and such other reasonable cooperation as may be requested by AEGON in connection with any litigation or tax matter relating to the Business.

         (b) For a period of twelve years after the Closing Date, or such longer period referred to in subsection (a) hereof, AUSA Life shall (i) allow MONY, during regular

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business hours, through its employees and representatives, the right, at MONY's expense, to examine and make copies of the Books and Records transferred to AEGON and AUSA Life at the Closing, for any reasonable business purpose including, without limitation, the preparation or examination of Tax returns, regulatory filings and financial statements and the conduct of any litigation or regulatory dispute resolution whether pending or threatened, and (ii) maintain such Books and Records for MONY's examination and copying. In addition, after such period AUSA Life shall provide MONY with reasonable access to the books and records relating to matters identified in writing from time to time to AUSA Life involving the preparation or examination of Tax returns and financial statements and the conduct of any litigation or regulatory dispute resolution. Access to such records shall be at MONY's expense and may not unreasonably interfere with AUSA Life's or any successor company's business operations. In addition, AUSA Life shall make available to MONY, subject to MONY's reimbursement to AUSA Life for out-of-pocket expenses incurred by AUSA Life in connection therewith, its employees and such other cooperation as may be requested by MONY in connection with any litigation or tax matter relating to the Business.

         Section 5.06. HSR Act Filings. MONY, AEGON and AUSA Life shall, as promptly as practicable, file, or cause to be filed, Notification and Report Forms to be filed under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") in connection with the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby, and shall use

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their respective reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date. MONY, on the one hand, and AEGON and AUSA Life, on the other hand, shall each furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of necessary filings or submissions to any governmental or regulatory agency, including, without limitation, any filings necessary under the provisions of the HSR Act.

         Section 5.07. Consents and Reasonable Efforts. MONY and AUSA Life will cooperate and use commercially reasonable efforts to obtain all consents, approvals and agreements of, and to give and make all notices and filings with, any governmental authorities and regulatory agencies, necessary to authorize, approve or permit the consummation of the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby, including, without limitation, the Permits of insurance regulators described in Section 6.03(c). MONY shall use commercially reasonable efforts to obtain all approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements as set forth in Schedule 3.08 hereto, including, without limitation all required consents and approvals for the assignment and delegation to AUSA Life of MONY's rights and obligations under the Assigned and Assumed Contracts (whether required by the terms of such contracts or by the terms of this Agreement). AUSA Life will use commercially

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reasonable efforts to obtain all approvals and consents to the transactions contemplated by this Agreement and the Ancillary Agreements as set forth in
Schedule 4.04 hereto.

         Section 5.08. Representations and Warranties. From the date hereof through the Closing Date, (a) MONY shall, and MONY shall cause the Manager to, use commercially reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article III shall continue to be true, complete and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date (provided, however, to the extent any such representation or warranty is already qualified by materiality, MONY shall, and MONY shall cause the Manager to, use commercially reasonable efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, such representations and warranties shall continue to be true, complete and correct in all respects on and as of the Closing Date as if made on and as of the Closing Date), (b) the Acquiring Parties shall use commercially reasonable efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date, (provided, however, to the extent any such representation or warranty is already qualified by materiality, the Acquiring Parties shall use commercially reasonable efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, such representations and warranties shall continue to be true, complete and correct in all

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respects on and as of the Closing Date as if made on and as of the Closing
Date), (c) MONY shall notify the Acquiring Parties promptly of any event, condition or circumstance known to MONY occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by MONY and (d) the Acquiring Parties shall notify MONY promptly of any event, condition or circumstance known to the Acquiring Parties occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by the Acquiring Parties.

         Section 5.09. Further Assurances. (a) Upon the terms and subject to the conditions herein provided, each of the Selling Parties and the Acquiring Parties will use commercially reasonable efforts to take, or cause to be taken, all action or do, or cause to be done, all things or execute any documents necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, the Ancillary Agreements and the other agreements contemplated hereby and thereby.

         (b) On and after the Closing Date, MONY and the Acquiring Parties will take all reasonably appropriate action and execute any additional documents, instruments or conveyances of any kind (not containing additional representations and warranties) which may be reasonably necessary to carry out any of the provisions hereof, including without limitation, putting AUSA Life in full possession and operating control of the Transferred Assets and the Business.

         Section 5.10. Use of Names. Effective as of the Closing Date, MONY shall grant, and by the execution of this Agreement shall be deemed to grant as of the Closing Date, a perpetual, exclusive, non-transferable royalty-free license to AUSA Life to use the

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words listed on Schedule 5.10 hereto; provided that MONY shall retain the right to use such words and shall, at the direction of AUSA Life, use such words in connection with the Coinsured Contracts (as defined in the Coinsurance and Assumption Agreement).

         Section 5.11. Expenses. The parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel, investment bankers, actuaries and accountants; provided, however, that
(a) the Acquiring Parties, on the one hand, and MONY, on the other hand, shall equally share the cost of the filing fees in connection with the filings with the FTC and the Antitrust Division under the HSR Act with respect to the transactions contemplated hereby, and (b) in the event that MONY or either Acquiring Party shall terminate this Agreement in violation of Section 12.01 hereof, in addition to any other remedy available to the non-terminating party at law or equity, the terminating party shall, upon provision to it of reasonably adequate documentation by the non-terminating party or parties, bear all such reasonable, out-of-pocket expenses incurred by the other parties hereto, including, without limitation, attorneys' fees, from September 19, 1991 through the date of such termination in connection with the transactions contemplated by this Agreement.

         Section 5.12. Banking Arrangements. MONY and AUSA Life agree to cooperate fully and use their best efforts to establish parallel accounts for AUSA Life for the bank accounts and disbursement and lock box arrangements of MONY used solely for the Business and listed on Schedule 3.25 hereto. On or prior to the Closing, MONY shall

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provide AUSA Life with a complete and accurate list of all policyholders or insureds of the Business utilizing nontraditional funding mechanisms (Automated Clearing House (ACH) for electronic funds transfer, paper depository transfer checks and bank wire transfers). MONY and AUSA Life also agree to cooperate fully and use their best efforts to (a) establish parallel accounts for AUSA Life for any of the accounts of MONY which are not used solely for the Business as may be reasonably necessary to effect the transactions contemplated herein and in the Ancillary Agreements and (b) take actions necessary to permit AUSA Life to utilize, as of the Closing, the nontraditional funding mechanisms (Automated Clearing House (ACH) for electronic funds transfer, paper depository transfer checks and bank wire transfers) utilized in connection with the Business.

         Section 5.13. MONY's Agents. AUSA Life may contact insurance agents or brokers selling policies and contracts of insurance or other products issued by MONY for the purpose of engaging such agents or brokers to act on behalf of AUSA Life to sell insurance products in the same lines as the Insurance Contracts. MONY shall (i) encourage each of the agents and brokers listed on Schedule 5.13 hereto, on or prior to the Closing Date, to execute and deliver to AUSA Life an agency agreement substantially in the form of Exhibit T hereto and (ii) issue to each such agent or broker a waiver substantially in the form of Exhibit U hereto providing for the waiver by MONY of any rights arising pursuant to MONY's existing agency agreements to prohibit any such agents or brokers from selling insurance contracts and policies in the same lines as the Insurance Contracts on behalf of AUSA Life and its Affiliates.

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         Section 5.14. Leases. (a) Subject to the conditions set forth below,
MONY shall assign all of the Leases listed on Schedule 5.14 hereto (the "Assigned Leases") to AUSA Life, or, at the option of AUSA Life, shall enter into subleases with respect to such Assigned Leases (the "Subleases") with AUSA Life, which Subleases shall be in form and substance reasonably satisfactory to MONY and AUSA Life. MONY shall use commercially reasonable efforts to obtain and deliver to AUSA Life consents and estoppel certificates from the landlords of each of the Assigned Leases, such estoppel certificates and consents to be in form and substance reasonably acceptable to AUSA Life; provided, however, that AUSA Life shall cooperate with MONY in its efforts to obtain such documents, including by providing reasonable financial information concerning AUSA Life.

         (b) In addition to the foregoing, MONY shall cooperate with AUSA Life in an attempt to obtain from the landlords of the Leased Real Property amendments of the Assigned Leases amending any of the material terms of such Leases which are not reasonably acceptable to AUSA Life.

         (c) Prior to Closing, MONY shall operate the Leased Real Property relating to the Assigned Leases in the ordinary course of business, including without limitation, compliance in all material respects with the terms of all Leases, service contracts, mortgages or other contractual obligations relating to such Leased Real Property.

         (d) At the time of the Closing, any work required to be performed by MONY pursuant to written notice received by MONY from any public authority or under the terms of the Leases or the Service Contracts with respect to any Leased Real Property

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which relates to the Assigned Leases will have been completed in accordance with the plans and specifications thereto, if any, and fully paid for by MONY.

         Section 5.15. Series A Notes. At the Closing, AEGON and MONY shall enter into the Series A Note Purchase Agreement in substantially the form of Exhibit O hereto pursuant to which AEGON shall, at the Closing, issue and sell, and MONY shall purchase, up to $150 million aggregate principal amount of Series A Notes (the "Series A Notes").

         Section 5.16. Series B Notes. At the Closing, AEGON and MONY shall enter into the Series B Note Purchase Agreement in substantially the form of Exhibit P hereto pursuant to which AEGON shall, at the Closing, issue and sell, and MONY shall purchase, $50 million aggregate principal amount of Series B Notes (the "Series B Notes").

         Section 5.17. Assumption Reinsurance Agreement. At the Closing, MONY and AUSA Life shall execute and deliver to each other the Assumption Reinsurance Agreement in substantially the form of Exhibit A hereto.

         Section 5.18. Indemnity Reinsurance Agreement. At the Closing, MONY and AUSA Life shall execute and deliver to each other the Indemnity Reinsurance Agreement in substantially the form of Exhibit B hereto.

         Section 5.19. Agreement Regarding Payments Made Relating to Assumption Reinsurance Agreement. At the Closing, MONY and AUSA Life shall execute and

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deliver to each other the Agreement Regarding Payments Made Relating to
Assumption Reinsurance Agreement in substantially the form of Exhibit C hereto.

         Section 5.20. Agreement Regarding Payments Made Relating to Indemnity Reinsurance Agreement. At the Closing, MONY and AUSA Life shall execute and deliver to each other the Agreement Regarding Payments Made Relating to Indemnity Reinsurance Agreement in substantially the form of Exhibit D hereto.

         Section 5.21. Transition and Computer Services Agreement. At the Closing, MONY and Diversified shall execute and deliver to each other the Transition and Computer Services Agreement in substantially the form of Exhibit E hereto.

         Section 5.22. Administrative Services Agreement. At the Closing, MONY and Diversified shall execute and deliver to each other the Administrative Services Agreement in substantially the form of Exhibit F hereto.

         Section 5.23. Investment Management Agreement. At the Closing, MONY and AUSA Life will, and MONY will cause the Manager to, execute and deliver to each other the Investment Management Agreement in substantially the form of Exhibit G hereto.

         Section 5.24. Bill of Sale and General Assignment and Trademark Assignment. At the Closing, MONY shall execute and deliver to AUSA Life the Bill of Sale and General Assignment in substantially the form of Exhibit H hereto and the Trademark Assignment in substantially the form of Exhibit I hereto.

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         Section 5.25. Assumption Agreement. At the Closing, AUSA Life shall execute and deliver to MONY the Assumption Agreement in substantially the form of Exhibit J hereto.

         Section 5.26. Mortgage Loan Transfer Documents. At the Closing, MONY shall execute and deliver to AUSA Life the Mortgage Loan Transfer Documents in substantially the form of Exhibit K hereto.

         Section 5.27. Bond Transfer Documents. At the Closing, MONY shall execute and deliver to AUSA Life the Bond Transfer Documents in substantially the form of Exhibit L hereto.

         Section 5.28. Pension Sales Agreement. At the Closing, MONY and AUSA Life shall execute and deliver to each other the Pension Sales Agreement substantially in the form of Exhibit M hereto.

         Section 5.29. Coinsurance and Assumption Agreement. At the Closing, MONY and AUSA Life shall execute and deliver to each other the Coinsurance and Assumption Agreement in substantially the form of Exhibit N hereto.

         Section 5.30. Furniture Sublease. At the Closing, MONY and AUSA Life shall execute and deliver to each other the Furniture Sublease in substantially the form of Exhibit Q hereto.

         Section 5.31. Employment and Employee Benefit Plans. (a) The AEGON Controlled Group will not be obligated to maintain, establish or contribute to, or have any

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current or future obligation for, any of the Plans. After the Closing, the AEGON
Controlled Group shall be responsible and liable for all compensation, wages and benefits accruing to all Seller Employees who become employees of the AEGON Controlled Group as of the Closing ("Continuing Employees") pursuant to the terms of the plans, policies, programs and arrangements maintained by the AEGON Controlled Group after the Closing Date.

         (b) The AEGON Controlled Group will not be obligated to pay any incentive compensation, bonus, severance or similar payments to any Seller Employees in connection with the transactions contemplated herein.

         (c) The AEGON Controlled Group will not be obligated to provide COBRA Continuation Benefits to any of Selling Parties, employees in connection with the transactions contemplated herein. From and after the Closing Date, each member of the AEGON Controlled Group will be obligated to provide COBRA Continuation Benefits to all Continuing Employees which it employs following the Closing Date (and their qualified beneficiaries) whenever such benefits become due.

         (d) No member of the AEGON Controlled Group shall be liable for any actions, or failure to act, by the Selling Parties or their Affiliates on or prior to the Closing Date with respect to any Employee Benefit Plan.

         (e) MONY shall (i) encourage such MONY Employees as are designated in writing by appropriate members of the AEGON Controlled Group to give to AEGON such assurances of employment with the appropriate member of the AEGON Controlled

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Group as are satisfactory to AEGON and (ii) to assist the appropriate member of the AEGON Controlled Group in hiring such other MONY Employees as the appropriate member of the AEGON Controlled Group has designated to the Selling Parties, on terms to be negotiated between the appropriate member of the AEGON Controlled Group and such employees. Schedule 5.31(A) sets forth the procedures to be followed by MONY and the appropriate member of the AEGON Controlled Group with respect to the employment records of such employees.

         (f) MONY shall not at any time from and after the date hereof and prior to the Closing Date effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining and Notification Act, 29 U.S.C. ss. 2101, et seq. ("WARN"), affecting in whole or in part any site of employment, facility, operating unit or employee relating to the transactions contemplated herein and the AEGON Controlled Group shall not take any action on or after the Closing Date which results in the imposition on MONY of any liabilities under WARN.

         (g) For purposes of all pension plans (as defined in section 3(2) of ERISA) of AUSA Life (whether or not qualified under Section 401(a) of the Code) covering Continuing Employees after the Closing Date, the following rules shall apply:

         (i) AUSA Life shall take into account employment by each Continuing Employee with MONY prior to the Closing Date for participation and vesting purposes as if it had been employment with AUSA Life. Such employment and the number of years a Continuing Employee participated in MONY's defined benefit pension plan shall also be taken into account in determining a Continuing Employee's

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         fulfillment of the service requirements for normal retirement under
         AUSA Life's defined benefit pension plans.

         (ii) All Continuing Employees shall be eligible for immediate participation in AUSA Life's 401(k) plan and AUSA Life's defined benefit pension plans. All Continuing Employees who meet compensation requirements for AUSA Life's Executive Profit Sharing Plan shall be immediately eligible to participate in such plan.

         (iii) A Continuing Employee who is listed on Schedule 5.31(B) hereto and who does not terminate employment prior to age 55 shall be eligible for early retirement under AUSA Life's defined benefit pension plans upon completing at least five years of combined employment with AUSA Life and MONY and attaining age 55 (while employed by AUSA Life or MONY) to the extent that such special early retirement provision does not violate applicable qualification and discrimination provisions under Code Sections 401(a) and 410(b).

         (h) The following rules shall apply to Continuing Employees with respect to welfare plans, as defined in section 3(l) of ERISA ("Welfare Plans"), of AUSA Life:

         (i) AUSA Life shall take into account a Continuing Employee's employment by MONY prior to the Closing Date for purposes of determining eligibility for retiree medical benefits and retiree life insurance coverage and, in the case of Continuing Employees who are full time employees, for purposes of determining eligibility for long-term disability benefits. A Continuing Employee who is listed on

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         Schedule 5.31(B) hereto and who does not terminate employment prior to age 55 shall be eligible for the retiree medical benefits and the retiree life insurance coverage provided by AUSA Life, if any, at the time of his retirement if at the time he terminates employment, his combined employment period with MONY and AUSA Life equals at least five years and he has attained age 55.

         (ii) Continuing Employees shall become eligible for participation in any Welfare Plan of AUSA Life without regard to any pre-existing conditions which are not excluded from coverage at the Closing Date as pre-existing conditions under the applicable Welfare Plan of MONY, and with respect to determining the covered expenses of such an employee for the current year under any Welfare Plan of AUSA Life for purposes of determining deductibles and other purposes, expenses incurred by such employee under a Welfare Plan of MONY that provides the same type of welfare benefit (whether or not such expenses have been, or will be, paid or reimbursed under such Welfare Plan) shall be taken into account as if such expenses had been incurred under the Welfare Plan of AUSA Life.

         (iii) Any Continuing Employees shall immediately be included in the health care spending account and dependent care plans of AUSA Life for the calendar year in which the Closing Date occurs, based upon, and to the extent of, their elections and previous benefit payments under the health care spending account and the dependent care plan of MONY, provided that MONY shall transfer to AUSA Life cash equal to the balances of such health care spending accounts maintained by MONY.

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         (iv) AUSA Life shall also take into account a Continuing Employee's employment by MONY prior to the Closing Date for purposes of determining such Continuing Employee's entitlement to vacation under AUSA Life's vacation schedule. Through the end of calendar year 1994, any Continuing Employee's entitlement to vacation under AUSA Life's vacation accrual schedule shall not be less than the amount of days of such Continuing Employee's entitlement to vacation on the Closing Date based on MONY's vacation program as in effect immediately prior to the Closing Date.

         (v) Continuing Employees shall be eligible for immediate participation in AUSA Life's medical and dental plans and group life insurance plan. Full-time Continuing Employees shall also be eligible for immediate participation in AUSA Life's short-term disability plan.

         (vi) AUSA Life shall take into account a Continuing Employee's employment by MONY prior to the Closing Date for purposes of determining the benefit level under AUSA Life's short-term disability program, except that in the case of a full time employee with less than two years of combined service, the benefits payable shall be based upon the applicable schedule under MONY's short-term disability benefit program on the Closing date.

         (vii) Through the end of calendar year 1994, AUSA Life shall maintain for each Continuing Employee, the amount of non-contributory life insurance that would be applicable to such Continuing Employee had he continued to be covered under MONY's non-contributory life insurance program through such date.

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         (i) For the 1993 calendar year, AUSA Life shall maintain the medical and dental options (including HMO options) and the health care spending account and dependent care plans that were offered by MONY to Continuing Employees immediately prior to the Closing and shall maintain the employee contribution rates for such options during such 1993 calendar year. MONY shall administer such plans for AUSA Life through the end of 1993 and AUSA Life shall have the option to require MONY to administer such plans for AUSA Life through the end of 1994 (or any portion thereof); provided, however, that MONY may, at its option, discontinue its administration of such plans, if AUSA Life makes any changes in such plans other than a change which reduces the number of options offered by AUSA Life to Continuing Employees as compared to the number of options offered by MONY to its employees at the time of such reduction. MONY shall have no liability with respect to any claims incurred under such plans by Continuing Employees after the Closing and, to the extent MONY pays any such claims on behalf of AUSA Life, which claims were appropriately paid under such plans, MONY shall be entitled to prompt reimbursement from AUSA Life. MONY shall also be entitled to prompt reimbursement of any expenses incurred by it with respect to an outside party with respect to the Continuing Employees for the period after the Closing in connection with the administration of such plans. AUSA Life shall promptly notify MONY of any change in the employment status of any Continuing Employee affecting MONY's administration of such plans.

         (j) AUSA Life shall allow direct rollovers of the accounts of Continuing Employees under MONY's Investment Plan to AUSA Life's 401(k) Plan, including the

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rollover of outstanding loan balances under such Investment Plan.
MONY and AUSA Life shall take such actions as shall be necessary to facilitate such rollovers, including the amendment of their respective plans. MONY agrees to take all steps necessary to cause MONY's Investment Plan to meet all applicable Code requirements for qualified plans including, but not limited to Code Sections 401(a) and 401(k), as of the date of such rollovers.

         (k) AUSA Life shall maintain MONY's "lump sum loan" program after the Closing with respect to all loans outstanding under such program on the Closing Date and with respect to any salary increases that become effective within 12 months following the Closing. At the Closing, AUSA Life shall make a lump-sum cash payment to MONY equal to the total outstanding balances of loans to Continuing Employees under such program as of the Closing Date.

         (1) Through the end of calendar year 1994, AUSA Life shall maintain, with respect to Continuing Employees who are participants in MONY's Split Dollar Life Plan at Closing, the amount of life insurance in effect at the time of the Closing under such Split Dollar Life Plan.

         (m) AUSA Life shall establish a gain sharing plan for non-officers and, for purposes of determining a Continuing Employee's eligibility for such plan, AUSA Life shall take into account such Continuing Employees employment by MONY prior to the Closing Date. Such plan shall be maintained for a minimum of a five-year period from the Closing, subject to AUSA Life's right to amend or modify its terms on an annual basis.

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         (n) AUSA Life shall take into account a Continuing Employee's employment by MONY prior to the Closing Date for purposes of determining such employee's eligibility for AUSA Life's Stock Option Plan.

         (o) MONY agrees that AUSA Life has the right to alter, amend, modify and terminate its employee benefit plans and compensation programs with respect to its employees and that no provision herein shall affect AUSA Life's right to do so; provided, however, that no such alteration, amendment or modification shall be made or adopted which would contravene the provisions of subsections
(g)(i), (g)(iii), (h)(i), (h)(iv), (h)(vi), (h)(vii), (k), (1) and (n) of this
Section 5.31. No individual or entity, including but not limited to Continuing Employees, shall have rights as a result of any provisions of this Agreement to require AUSA Life to maintain a plan or program or specific provisions thereof; provided, however, with respect to provisions of this Section which provide that AUSA Life shall provide a certain benefit through a specific date, AUSA Life agrees to do so.

         (p) The rules established in this Section 5.31 shall also apply to plans maintained or contributed to by members of the AEGON Controlled Group other than AUSA Life that provide benefits to Continuing Employees.

         Section 5.32. Separate Accounts. (a) On or prior to the Closing Date, MONY shall take all legal actions and shall prepare and deliver to AUSA Life all regulatory filings necessary to organize and register under the 1940 Act a mutual fund under the name "Diversified Investors Portfolios" and, except as disclosed in Schedule 5.32(A) hereto, each of the representations and warranties of MONY contained in Section 3.30 as

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to the Funds shall be true and correct as to Diversified Investors Portfolios upon the making of such filings by AUSA Life after the Closing with appropriate regulatory authorities.

         (b) On or prior to the Closing Date, MONY shall prepare and deliver to AUSA Life all regulatory filings necessary to effect the transfer of assets from MONY Series Fund Inc. to a series open-end investment company to be registered under the 1940 Act ("Diversified Investors Portfolios") and the substitution of shares of Diversified Investors Portfolios for shares of MONY Series Fund Inc. as assets of those MONY Separate Accounts listed on Schedule 5.32(B) hereto, including amendments to the registration statements of such Separate Accounts under the Securities Act and the 1940 Act, and shall have no reason to believe that such filings will not become effective after being made by AUSA Life after the Closing.

         (c) On or prior to the Closing Date, MONY shall prepare forms of investment advisory contracts between Diversified and Diversified Investors Portfolios under terms reasonably acceptable to AUSA Life, such contracts to be executed immediately after Closing. MONY shall cause Diversified Investors Portfolios not to enter into any advisory or administrative services agreement with any other party prior to the Closing.

         (d) On or prior to the Closing Date, AUSA Life shall take all such corporate actions and make all filings with regulatory authorities as may be necessary to cause the separate accounts described on Schedule 5.32(C) hereto (the "AUSA Life Separate Accounts") to be duly and validly established and maintained under the laws of the State of New York.

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         (e) On or prior to the Closing Date, MONY shall prepare all necessary filings and AUSA Life shall take all such corporate actions and make such filings with regulatory authorities as may be necessary:

                  (i) to cause AUSA Life Separate Accounts, except for those AUSA Life Separate Accounts excluded from the definition of an investment company pursuant to Section 3(c)(11) of the 1940 Act, to be duly registered as investment companies under the 1940 Act;

                  (ii) to assure that the transfer of MONY Separate Account assets to AUSA Life Separate Accounts will not violate any provision of the 1940 Act or any rules of the Commission and that AUSA Life will be authorized to deduct from AUSA Life Separate Accounts the same charges which MONY deducts from MONY Separate Accounts; and

                  (iii) to cause AUSA Life insurance contracts under which AUSA Life Separate Accounts assets will be held to be duly registered under the 1940 Act and the Securities Act, except for those AUSA Life insurance contracts under which AUSA Life Separate Account assets will be held which are exempt from registration under the 1940 Act or the Securities Act, respectively.

         Section 5.33. Property Insurance Proceeds. In the event a casualty occurs with respect to any of the Tangible Assets after the date hereof and repairs have not been completed prior to Closing, or in the event a casualty occurs with respect to any of the properties or improvements thereon encumbered by a Mortgage Loan after the date hereof

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and, in either event, MONY is the loss payee with respect to insurance covering such casualty, MONY agrees to assign such insurance claims to AUSA Life at the Closing and to deliver to AUSA Life at the Closing any insurance proceeds that have not been disbursed to effect repairs with respect to any such properties.

         Section 5.34. Purchase Price Allocation. (a) Within thirty days after the completion of the Final Balance Sheet, MONY and AUSA Life shall prepare a schedule, mutually agreeable to the parties hereto, allocating the Assumed Liabilities and any other cash consideration paid by AUSA Life to MONY for the Non Investment Assets pursuant to Section 2.05(b) of this Agreement among the Transferred Assets and any other property transferred from MONY to the Acquiring Parties pursuant to this Agreement and the Ancillary Agreements (the "Allocation"). The amount allocated to the stock of Diversified, DISC, and any other Target Corporation shall be further allocated among the assets of such corporations in accordance with the regulations promulgated under section 338(b)(5) of the Code. The Allocation shall be prepared in accordance with section 1060 of the Code. The parties shall negotiate in good faith in connection with the preparation of the Allocation. In the event that the parties are not able to agree to the Allocation within such thirty day period, then MONY and AUSA Life shall retain an independent certified public accounting firm of national standing and reputation selected by mutual agreement of MONY and AUSA Life to prepare the Allocation. Each party shall cooperate with, and use all reasonable efforts to assist, such accounting firm in connection with the preparation of the Allocation. The Allocation determined by such accounting firm shall be binding upon the parties hereto.

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         (b) The parties hereto acknowledge that the Allocation will be determined pursuant to arm's-length bargaining regarding the fair market values of the Transferred Assets and other property transferred or deemed transferred by MONY to the Acquiring Parties pursuant to this Agreement. The parties hereto agree to be bound by the Allocation for purposes of determining any income, gain, loss, depreciation or other deductions in respect of the Transferred Assets and other such properties. The parties hereto further agree to prepare and file all Tax Returns (including Form 8594) in a manner consistent with the Allocation and not to take any position contrary to the Allocation in any administrative or judicial proceeding. Notwithstanding the immediately preceding two sentences, if the IRS, or any other governmental taxing authority, challenges the Allocation in any administrative or judicial proceeding, MONY, AEGON or AUSA Life, as the case may be, shall be allowed to settle or compromise such dispute in any manner that such party determines to be practicable, irrespective of whether such settlement is contrary to the Allocation. MONY, AEGON and AUSA Life agree to prepare any other financial reports in a manner substantially consistent with the Allocation.

         Section 5.35. Allocation of Taxes. All real and personal property Taxes and similar ad valorem obligations with respect to the Transferred Assets for assessment periods that commence on or before and end after the Closing Date shall be apportioned between MONY and AUSA Life as of the end of the Closing Date based on the number of days in any such period falling on or before and after the Closing Date.

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         Section 5.36. Section 338(h)(10) Election. MONY and AEGON shall make
338 Elections with respect to the Target Corporations. MONY, AEGON, and AUSA Life shall comply fully with all filing and other requirements necessary to effectuate the 338 Elections on a timely basis and agree to cooperate in good faith with each other in the preparation and timely filing of any Tax Returns required to be filed in connection with the making of the 338 Elections, including the exchange of information and the joint preparation and filing of Form 8023 (including related schedules). The fair market values, the "modified aggregate deemed sales price," and the "adjusted grossed-up basis" (as those terms are defined in the Treasury Regulations promulgated under section 338 of the Code) of the assets of the Target Corporations shall be determined in accordance with the Allocation.

         Section 5.37. Lender Title Insurance Updates. On or prior to the Closing Date, MONY shall, with respect to property described in the Mortgage Loan Documents or securing a Mortgage Loan, which property is located outside the State of New York, provide to AUSA Life a commitment from a title insurer or title insurers acceptable to MONY and AUSA Life to issue upon recordation of the Mortgage Loan Transfer Documents a title policy or an endorsement to the lender's policies in effect as to the Mortgage Loans showing AUSA Life as the named insured and showing the Mortgage Loan as a first lien on such property, subject only to liens for Taxes which are not yet delinquent and easements and restrictions which do not adversely affect the marketability of title. on or prior to the Closing Date MONY shall, with respect to property described in the Mortgage Loan Documents or securing a Mortgage Loan, which property is located in

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the State of New York, provide AUSA Life with a title search from an insurer or insurers acceptable to MONY and AUSA Life showing the Mortgage Loan as a first lien on such property subject only to liens for Taxes which are not delinquent and easements and restrictions which do not adversely affect the marketability of title. The commitment or search, as applicable, shall also show all liens, encumbrances, easements or other interests with respect to such property which are subordinate to the lien of MONY. Such policy or endorsements shall be issued after Closing at the sole cost and expense of MONY and such searches shall be conducted at the sole cost and expense of MONY. On or prior to the Closing Date, MONY shall also deliver appropriate UCC searches with respect to any personal property which is security for a Mortgage Loan which relates to an apartment, a hotel or a retirement home, which searches shall be dated prior, and as proximate as practicable, to the Closing date (but in no event more than five Business Days prior to the Closing Date) and showing no prior liens on such personal property.

         Section 5.38. Borrower's Estoppel. On or prior to the Closing Date, MONY shall provide to AUSA Life a Borrower's Estoppel in the form attached hereto as Exhibit V from each borrower under the Mortgage Loans, confirming the information given by MONY herein. If, after reasonable efforts by MONY, not all estoppels are obtained, MONY shall execute such estoppels to the extent so allowed under the Mortgage Loan Documents to bind the borrower with respect to such representations pursuant to the terms of the Mortgage Loan Documents.

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                                   ARTICLE VI

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                          OF AEGON AND AUSA LIFE CLOSE

         The obligations of the Acquiring Parties under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by any of them to the extent permitted by law:

         Section 6.01. Representations and Covenants. The representations and warranties of MONY contained in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, without regard to any qualification of any such representations or warranties as to materiality or the knowledge of MONY, except to the extent that the failure of any such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on the Business or the Transferred Assets taken as a whole; provided, however, that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct as of such date or period without regard to any qualification of any such representations or warranties as to materiality or the knowledge of MONY, except to the extent that the failure of any such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect on the Business or the Transferred Assets taken as a whole. The Selling Parties shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Selling Parties on or prior to the Closing. MONY shall periodically until the Closing update the

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information contained in the Schedules hereto between the date hereof and the
Closing Date so that such Schedules shall be true and correct in all respects on and as of the Closing Date and such updated information contained in the Schedules hereto shall not affect the obligations of the parties to proceed with the Closing (provided all other conditions to the Closing are satisfied or waived) to the extent that such information contained in the Schedules hereto as updated, individually or in the aggregate, would not have a Material Adverse Effect on the Business or the Transferred Assets taken as a whole. On the Closing Date, MONY shall have delivered to AUSA Life a certificate of MONY, dated as of the Closing Date, and signed by an executive officer of MONY as to the matters set forth in this Section 6.01.

         Section 6.02. Other Agreements. The Ancillary Agreements and each of the other agreements and instruments contemplated hereby and thereby shall have been duly executed and delivered by the respective Selling Parties on the Closing Date and each of such agreements, documents and instruments shall be in full force and effect with respect to the respective Selling Parties on the Closing Date.

         Section 6.03. Governmental and Regulatory Consents and Approvals. (a) The waiting period required by any regulatory agency for the consummation of the transactions contemplated hereby, including, without limitation, the waiting period prescribed by the HSR Act, shall have expired.

         (b) (i) All required Permits from insurance regulators of jurisdictions that require the approval of the Assumption Reinsurance Agreement shall have been obtained with respect to Insurance Contracts which, when added to Insurance Contracts issued in states

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which do not require such approval, represent at least 70 percent but less than
100 percent of the Insurance Liabilities (excluding MONY Separate Account liabilities), (ii) no jurisdiction listed on Schedule 6.03 hereto shall have objected to the implementation of the Assumption Reinsurance Agreement and (iii) no jurisdictions with regulatory authority as to Insurance Contracts which represent 15 percent or more of the Insurance Liabilities (excluding MONY Separate Account liabilities) in the aggregate shall have objected to the implementation of the Assumption Reinsurance Agreement.

         (c) Other than as provided in Section 6.03(b) or as contemplated by
Section 2.01 hereof with respect to Separate Accounts, all Permits from governmental and regulatory bodies required of the Acquiring Parties and MONY to consummate the transactions contemplated by this Agreement shall have been obtained, unless the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Business or the Transferred Assets taken as a whole, or materially and adversely affect the ability of the parties to consummate the transactions contemplated hereby or (after giving effect to the Closing) for AUSA Life to conduct the Business and in addition, would not be unlawful.

         (d) Other than as provided in Section 6.03(b) or as contemplated by
Section 2.01 hereof as to Separate Accounts, all Permits from governmental and regulatory bodies required to permit the Business as carried on currently by MONY to continue to be carried on by AUSA Life in substantially the same manner immediately following the Closing shall have been obtained, unless the failure to obtain such Permits would not, individually or in the aggregate, materially and adversely affect the ability of AUSA Life

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to carry on the Business immediately following the Closing in substantially the same manner as the Business was carried on by MONY prior to the Closing and, in addition, would not be unlawful.

         (e) In each case, the Permits required to be obtained pursuant to this
Section 6.03 shall have been obtained and shall be in full force and effect and without conditions or limitations which are unacceptable to AUSA Life in the exercise of its reasonable business judgment, and AUSA Life shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such Permits.

         Section 6.04. Third Party Consents. All consents from parties set forth in Schedule 3.08 hereto shall have been obtained without conditions or limitations which are unacceptable to AUSA Life in the exercise of its reasonable business judgment, and shall be in full force and effect, unless the failure to obtain such consents would not, individually or in the aggregate, have a Material Adverse Effect on the Business or the Transferred Assets taken as a whole, or materially and adversely affect the ability of any of the parties hereto to consummate the transactions contemplated hereby, or (after giving effect to the Closing) for AUSA Life to conduct the Business.

         Section 6.05. Possession of Assets; Instruments of Conveyance. MONY shall have delivered to AUSA Life at the Closing possession of the Transferred Assets and the Transfer Documents shall effectively vest in AUSA Life all of the right, title and interest of MONY in and to the Transferred Assets as provided in this Agreement.

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         Section 6.06. Opinions of Counsel to MONY. AEGON shall have received the opinion of the General Counsel of MONY dated as of the Closing Date, addressed to AEGON and substantially in the form of Exhibit W hereto, and shall have received the opinion of Dewey Ballantine, special counsel to MONY, dated as of the Closing Date, addressed to AEGON and substantially in the form of Exhibit X hereto.

         Section 6.07. Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transaction's provided for herein not be consummated as herein provided.

         Section 6.08. Agents. Significant Brokers who were paid at least seventy-five percent (75%) of the aggregate commissions paid by MONY to Significant Brokers for the year ended December 31, 1992 (excluding, however, any Significant Broker who demands that his agency agreement with MONY be renegotiated or revised as a condition of executing such an agency agreement) shall have executed and delivered an agency agreement substantially in the form of Exhibit T hereto.

         Section 6.09. Leases. MONY shall have (i) assigned to AUSA Life all of the Assigned Leases which AUSA Life has elected to assume pursuant to Section
5.14 or (ii) entered into the Subleases with respect to those Assigned Leases which AUSA Life has exercised its option to Sublease.

         Section 6.10. Environmental Assessment. AUSA Life shall have received from MONY a comprehensive environmental report, in form and substance reasonably

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satisfactory to AUSA Life, concerning the real property described in any
Mortgage Loan Document as securing any Mortgage Loan and the improvements on such real property, which report shall be dated within 90 days prior to the Closing Date, addressed to AUSA Life and prepared by an environmental consultant reasonably satisfactory to AUSA Life. AUSA Life shall bear the costs and expenses of such reports; provided, however, that MONY will reimburse AUSA Life at the end of the Substitution Period for one-half the costs and expenses of such reports to the extent that such reports relate to Mortgage Loans which are finally determined to be Investment Assets and for 100% of the costs and expenses of such reports to the extent that such reports relate to Rejected Investment Assets and assets on Schedule 5.03(B) which do not finally become Investment Assets.

         Section 6.11. Ratings. AUSA Life shall have received confirmation in form and substance reasonably satisfactory to AUSA Life, that as of the Closing Date, the Standard & Poor's Claims-Paying Ability rating of MONY is BBB+ or higher and the Duff & Phelps Corp. rating of MONY is BBB+ or higher.

         Section 6.12. Employment Agreements. The Persons identified by AEGON to MONY in writing prior to the date hereof shall have entered into employment agreements with AUSA Life in form and substance reasonably satisfactory to AUSA Life.

         Section 6.13. Series A Notes. MONY shall have purchased Series A Notes in an aggregate principal amount equal to the Initial Principal Amount.

         Section 6.14. Series B Notes. MONY shall have purchased $50 million aggregate principal amount of Series B Notes.

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                                   ARTICLE VII

                     CONDITIONS PRECEDENT TO THE OBLIGATION
                                OF MONY TO CLOSE

         The obligations of MONY under this Agreement are subject to the satisfaction on or prior to the Closing of the following conditions, any one or more of which may be waived by it to the extent permitted by law:

         Section 7.01. Representations and Covenants. The representations and warranties of AEGON contained in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, without regard to any qualification of such representations or warranties as to materiality or to the knowledge of the Acquiring Parties, except to the extent that the failure of any such representations and warranties to be true and correct would not, individually or in the aggregate, materially and adversely affect the ability of the Acquiring Parties to consummate the transactions contemplated hereby or (giving effect to the Closing) to conduct the Business; provided, further, that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all respects as of such date or period, without regard to any qualification of any such representations or warranties as to materiality or the knowledge of the Acquiring Parties, except to the extent that the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, materially and adversely affect the ability of the Acquiring Parties to consummate the transactions contemplated hereby or (giving effect to the Closing) to conduct the Business. The Acquiring Parties shall have performed and complied in all

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material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Acquiring Parties on or prior to the Closing Date. On the Closing Date, AEGON shall have delivered to MONY a certificate of AEGON, dated as of the Closing Date, and signed by an executive officer of AEGON to the foregoing effect.

         Section 7.02. Other Agreements. The Ancillary Agreements and each of the other agreements and instruments contemplated hereby and thereby shall have been duly executed and delivered by the respective Acquiring Parties on the Closing Date and each of such agreements and instruments shall be in full force and effect with respect to the respective Acquiring Parties on the Closing Date. The Acquiring Parties shall have assumed the Assumed Liabilities.

         Section 7.03. Governmental and Regulatory Consents and Approvals. (a) The waiting period required by any regulatory agency for the consummation of the transactions contemplated hereby, including, without limitation, the waiting period prescribed by the HSR Act, shall have expired.

         (b) (i) All required Permits from state insurance regulators of jurisdictions that require the approval of the Assumption Reinsurance Agreement shall have been obtained with respect to Insurance Contracts which, when added to Insurance Contracts issued in states which do not require such approval, represent at least 70 percent but less than one hundred percent of the Insurance Liabilities (excluding MONY Separate Account liabilities), (ii) no jurisdiction listed on Schedule 6.03 hereto has objected to the implementation of the Assumption Reinsurance Agreement and (iii) no jurisdictions with

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regulatory authority with respect to Insurance Contracts which represent 15 percent or more of the Insurance Liabilities (excluding MONY Separate Account liabilities) shall have objected to the implementation of the Assumption Reinsurance Agreement.

         (c) Other than as provided above in Section 7.03(b) or as contemplated by Section 2.01 hereof, all Permits from governmental and regulatory bodies required of the Acquiring Parties and MONY to consummate the transactions contemplated by this Agreement shall have been obtained unless the failure to obtain such Permits would not, individually or in the aggregate, materially and adversely affect the ability of the parties to consummate the transactions contemplated hereby, or (after giving effect to the Closing) for AUSA Life to conduct the Business and, in addition, would not be unlawful.

         (d) Other than as provided in Section 7.03(b), all Permits from governmental and regulatory bodies required to permit the Business as carried on currently by MONY to continue to be carried on by AUSA Life in substantially the same manner immediately following the Closing shall have been obtained, unless the failure to obtain such Permits would not, individually or in the aggregate, materially and adversely affect the ability of AUSA Life to carry on the Business immediately following the Closing in substantially the same manner as the Business was carried on by MONY prior to the Closing and, in addition, would not be unlawful.

         (e) In each case, the Permits required to be obtained pursuant to in this Section 7.03 shall have been obtained and shall be in full force and effect and without conditions or limitations which are unacceptable to MONY in the exercise of its reasonable business

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judgment, and MONY shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such Permits.

         Section 7.04. Third Party Consents. All consents from parties set forth in Schedule 4.04 hereto shall have been obtained without conditions or limitations which are unacceptable to MONY in the exercise of its reasonable business judgment, and shall be in full force and effect, unless the failure to obtain such consents would not, individually or in the aggregate, materially and adversely affect the ability of any of the parties hereto to consummate the transactions contemplated hereby, or (after giving effect to the Closing), for AUSA Life to conduct the Business.

         Section 7.05. Opinion of Counsel to AEGON and AUSA Life. MONY shall have received the opinion of the General Counsel of AEGON and AUSA Life, dated as of the Closing Date, addressed to MONY, substantially in the form of Exhibit Y hereto and shall have received the opinion of LeBoeuf, Lamb, Leiby & MacRae, special counsel to AEGON and AUSA Life, dated as of the Closing Date, addressed to MONY and substantially in the form of Exhibit Z hereto.

         Section 7.06. Injunction. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction, directing that the transactions provided for herein not be consummated as herein provided.

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     Section 7.07. Ratings. MONY shall have received confirmation in form and substance reasonably satisfactory to MONY, that the Series A Notes to be issued at the Closing will be assigned a rating by Duff & Phelps Corp. of at least BBB.

     Section 7.08. AUSA Life's Ratings. MONY shall have received confirmation in form and substance, reasonably satisfactory to MONY, that, as of the Closing Date, AUSA Life has been assigned a rating of at least AA by Duff & Phelps Corp. and by Standard & Poor's Corporation.

                                  ARTICLE VIII

                            AGREEMENTS NOT TO COMPETE

     Section 8.01. MONY's Non-Compete. (a) MONY agrees that following the Closing Date (the "Non-Compete Period") MONY shall not, and MONY agrees that none of its Affiliates shall directly or indirectly, in North America:

          (i) Until the ninth anniversary of the Closing Date, provide any incentive for any insurance agent of MONY or broker directly or indirectly to, solicit any holder of an Insurance Contract for the purpose of (aa) obtaining applications for new contracts which constitute the Business or
     (bb) inducing or attempting to induce any such Person to cancel, replace, surrender, withdraw assets or fail to make contributions to an Insurance Contract.

          (ii) Until the ninth anniversary of the Closing Date, make any statement in writing, orally or otherwise, concerning the Business that has a reasonable likelihood of in any way injuring the relationship and dealings of the Acquiring

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     Parties or their Affiliates with their employees, agents, customers or clients unless such statement is required under applicable law,

          (iii) Until the third anniversary of the Closing Date, (aa) establish a sales force consisting of employees for the purpose of soliciting applications for new contracts issued by MONY which would be included in the Business if issued by AUSA Life or an Affiliate of AUSA Life; or (bb) knowingly contract for the solicitation of applications for contracts which would be included in the Business if issued by AUSA Life or an Affiliate of AUSA Life with brokers (other than career agents of MONY with respect to products or markets consistent with the past practices in MONY's individual life insurance operation or with respect to products or markets not actively utilized by MONY's pension operation on the Closing Date) whose brokerage agreements with AUSA Life or an affiliate of AUSA Life permit such brokers to sell such contracts.

          (iv) Until the ninth anniversary of the Closing Date, disclose or reveal to any unauthorized Person or use any trade secret or other confidential information relating to the Business, including, without limitation, any customer lists, unless such trade secret or confidential information is readily ascertainable from public or published information or trade sources or unless MONY is legally required (whether by binding court or regulatory order, statute or otherwise) to disclose or reveal such information, provided that MONY and the Company shall only disclose such information to the extent required to satisfy such legal requirement, or

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          (v) Until the ninth anniversary of the Closing Date, authorize or grant any Person the right to use any Intellectual Property used in the Business on or prior to the Closing Date in connection with any business that would be competitive with the Business.

     (b) In addition, MONY shall not dispose of any substantial part of the business of MONY not included in the Business unless the transferee of such business agrees to be bound by the terms of subparagraphs (ii), (iv) and (v) of subsection (a) above as if it were MONY.

     (c) AUSA Life and MONY acknowledge that any damage caused to AUSA Life by reason of the breach by MONY or any purchaser of assets of MONY, or by any of MONY's or such purchaser's Affiliates or any of their respective successors in interest, of this Section 8.01 could not be adequately compensated for in monetary damages alone; therefore, each party agrees that in addition to any other remedies, at law or otherwise, AUSA Life shall be entitled to specific performance of this Section 8.01 or an injunction to be issued by a court of competent jurisdiction restraining and enjoining any violation of this Section 8.01.

     (d) It is the intent and desire of the parties to this Agreement that the provisions of this Section 8.01 shall be enforced to the fullest extent permissible under applicable law. Accordingly, if any particular portion of this
Section 8.01 shall be adjudicated to be invalid or unenforceable, this Section
8.01 shall be amended to delete therefrom the portion thus adjudicated to be invalid and unenforceable under such law.

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                                   ARTICLE IX

                         CERTAIN POST-CLOSING COVENANTS

     Section 9.01. Maintenance of Business. From the Closing Date until the later of (i) the date that the Agreement Regarding Payments Made Relating to Assumption Reinsurance Agreement and the Agreement Regarding Payments Made Relating to Indemnity Reinsurance Agreement shall terminate in accordance with their terms or (ii) the satisfaction of all obligations of the parties set forth in Schedules 9.01(A) and 9.01(B) hereto (or such shorter time as specified below in this Section 9.01),

     (a) AUSA Life will and AEGON will cause AUSA Life and Diversified to operate the Business in a commercially reasonable manner intended, among other objectives, to maximize the consideration to be paid to MONY pursuant to the Agreement Regarding Payments Made Relating to Assumption Reinsurance Agreement and the Agreement Regarding Payments Made Relating to Indemnity Reinsurance Agreement, to the extent that to do so is, in the reasonable judgment of the Board of Directors of AUSA Life, consistent with reasonable and prudent business practices. MONY will cooperate fully with AUSA Life and Diversified in achieving such results to the extent that to do so is, in the reasonable judgment of the Board of Directors of MONY, consistent with reasonable and prudent business practices; provided, however, that the foregoing shall not prevent AUSA Life and Diversified from operating the Business in a manner that AUSA Life and Diversified reasonably determine to be in compliance with all applicable law, including, without limitation, ERISA.

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     (b) AUSA Life will, and AEGON will cause AUSA Life to, keep separate books and records (including the Books and Records) with respect to the Business, the Transferred Assets and the Assumed Liabilities, and will account for underwriting, investment, operating and other profits, losses, reserves and expenses in respect of the Business, the Transferred Assets and the Assumed Liabilities separately from other profits, losses, reserves and expenses of the Acquiring Parties in accordance with SAP. AEGON shall cause each of its other Affiliates to, maintain its respective books and records of account in accordance with the accounting information generated by the accounting procedures set forth in Annex B to Schedule 9.01(A) to the Agreement and in Annex B to Schedule 9.01(B) to this Agreement and, with respect to insurance Company Affiliates, in accordance with SAP, in all cases to the extent such books and records relate to Existing Business or Future Business (as each term is defined therein).

     (c) At all times, AUSA Life shall, and AEGON shall cause AUSA Life to, use commercially reasonable efforts to maintain a weighted average rating by Standard & Poor's Corporation determined in the manner set forth on Schedule 9.01(C) hereto.

     (d) Neither of the Acquiring Parties will, without the prior written consent of MONY, which will not be unreasonably withheld or delayed, directly or indirectly, except as required under applicable laws or regulations, (i) permit the sale, lease, transfer or other disposition of a majority of the capital stock of AUSA Life or of Diversified other than to an Affiliate of AEGON, (ii) sell or otherwise dispose of any material part of the Business or the Transferred Assets outside the ordinary course of business (including, without limitation, by means of any bulk or assumption reinsurance arrangement) other

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

than to an Affiliate of AEGON, (iii) permit AUSA Life or Diversified to enter into any merger, consolidation or other business combination other than with an Affiliate of AEGON, (iv) permit AUSA Life or Diversified to wind up, liquidate or dissolve its affairs, or adopt a plan of liquidation or dissolution, (v) until the third anniversary of the Closing, cease writing new insurance contracts of the type included in the Business or cease accepting new deposits under the Insurance Contracts, (vi) waive or amend any material provision of any Insurance Contract, (vii) until the fourth anniversary of the Closing, reduce any fees or other charges applicable to AUSA Life Separate Accounts with respect to the Existing Separate Account Business (as defined in Schedule 9.01(A) hereto), or (viii) agree to do any of the foregoing; unless, with respect to any of (i) through (viii) above, to fail to do so would have a Material Adverse Effect on the Business or AUSA Life and, in the event of (ii) or (iii) above (or agreeing to do (ii) or (iii) above), the acquiring party or the surviving party (if other than AUSA Life or Diversified, as applicable) shall expressly assume all of the liabilities and obligations of AUSA Life or Diversified hereunder, as applicable, including all obligations of AUSA Life or Diversified under the Ancillary Agreements, and, in the event of (iv) above, the Acquiring Parties enter into arrangements reasonably satisfactory to MONY for a third party (which may be an Affiliate of AUSA Life) to assume the obligations of AUSA Life or Diversified hereunder, as applicable, including all obligations of AUSA Life or Diversified, as applicable, under the Ancillary Agreements.

     (e) The Acquiring Parties and, as applicable, MONY shall comply with the provisions contained in Schedule 9.01(A) and Schedule 9.01(B) hereto.

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     Section 9.02. Material Adverse Effect. MONY will provide AUSA Life with notice within twenty-four hours after MONY acquires knowledge of any Material Adverse Effect with respect to it and AUSA Life will provide MONY with notice within twenty-four hours after AUSA Life acquires knowledge of any Material Adverse Effect with respect to the Business or the Transferred Assets, occurring between the Closing Date and the later of (i) the date the Agreement Regarding Payments Made Relating to Assumption Reinsurance Agreement and the Agreement Regarding Payments Made Relating to Indemnity Reinsurance Agreement terminate in accordance with their terms or (ii) the satisfaction of all obligations of the parties set forth in Schedule 9.01 hereto.

     Section 9.03. Buyout Option. (a) For purposes of this Section 9.03, the terms "Specified Investment Asset" and "Terminal Market Value" shall have the respective meanings ascribed thereto in Schedule 2.02 to this Agreement. Following the payment by the Acquiring Parties to MONY of the Consideration pursuant to Section 2.02 hereof, MONY shall have the option (a "Buyout Option") to purchase from AUSA Life (subject to the approval of the New York Insurance Department) any then outstanding Specified Investment Asset held by AUSA Life at a purchase price, in cash, equal to the Terminal Market Value of such Specified Investment Asset. MONY shall be entitled to exercise the Buyout Option with respect to one or more Specified Investment Assets by giving AUSA Life written notice of such exercise, at any time until the thirtieth day following such payment of the Consideration. MONY shall submit each such notice of exercise to the New York Insurance Department promptly following delivery thereof to AUSA Life

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

and shall use commercially reasonable efforts to obtain the approval of the New York Insurance Department for such purchase as soon as practical thereafter.

     (b) In the event that the New York Insurance Department approves the purchase of a Specified Investment Asset specified in any such notice of exercise, the closing of the purchase of such Specified Investment Asset shall be held at the offices of AUSA Life on the third Business Day following receipt of such approval of the Department, or at such other place and time (following receipt of such approval) as the parties may mutually agree upon. Each sale of a Specified Investment Asset pursuant to this Section shall be by appropriate transfer documents, and AUSA Life shall represent and warrant that it has not sold, assigned, transferred, modified or hypothecated such Specified Investment Asset to any other party or taken any action that would have a material adverse effect on the rights of the holder of such Specified Investment Asset with respect thereto (except for any such actions taken by the Manager as the agent of AUSA Life or at the direction of the Manager pursuant to the Investment Management Agreement).

                                    ARTICLE X

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     Section 10.01. Survival of Representations and Warranties. Notwithstanding any right of the Acquiring Parties to investigate fully the affairs of MONY and the Business and the accuracy of any representations and warranties of MONY, or any right of MONY fully to investigate the business and affairs of the Acquiring Parties, and the accuracy of the representations and warranties of the Acquiring Parties, and notwithstanding any knowledge of facts determined or determinable by the Acquiring Parties or MONY, as the

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case may be, pursuant to such investigation or right of investigation, AEGON or
MONY, as the case may be, have the right to rely fully upon the representations and warranties of the other contained in this Agreement. All statements contained in any Exhibit or Schedule or other instrument or certificate given or delivered by any party hereunder to the other herewith or at the Closing shall be deemed a representation and warranty of such party under this Agreement. All such representations and warranties shall survive the execution and delivery hereof; provided, however, the representations and warranties of MONY herein shall terminate and expire on the date on which the Agreement Regarding Payments Made Relating to Assumption Reinsurance Agreement and the Agreement Regarding Payments Made Relating to Indemnity Reinsurance Agreement shall terminate in accordance with its terms (the "Survival Period"), except for (a) representations and warranties as to which a Claims Notice (as defined below), action, suit, proceeding or arbitration shall have been made or commenced prior to such expiration date, which shall continue until such matters have been finally decided, settled or adjudicated, (b) representations and warranties respecting a Tax, which shall continue to survive until the later of (i) the lapse of the statute of limitations for the assessment of such Tax or (ii) sixty
(60) days after the final administrative or judicial determination of such Tax, and (c) representations and warranties which do not relate primarily to the Business or the Transferred Assets, which shall terminate and expire on the second anniversary of the Closing Date; and provided, further, that all of the representations and warranties of AEGON shall terminate and expire on the second anniversary of the Closing Date.

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                                   ARTICLE XI

                                 INDEMNIFICATION

     Section 11.01. Obligation to Indemnify. (a) Subject to the limitations set forth in this Article XI, MONY agrees to indemnify, defend and hold harmless the AEGON Controlled Group (and their directors, officers, employees, Affiliates, successors and permitted assigns) from and against all Losses (as hereinafter defined), based upon: (i) any claims, actions or proceedings relating to the Assigned and Assumed Contracts which arise out of events occurring on or prior to the Closing Date, (ii) any breach of or inaccuracy in the representations and warranties without giving effect to (a) any knowledge or materiality qualification therein or (b) any exceptions to such representations and warranties or other disclosures set forth on the schedules thereto or otherwise disclosed to the AEGON Controlled Group as contemplated by this Agreement, (iii) any breach, nonfulfillment or default in the performance of any of the covenants and agreements, of the Selling Parties contained in this Agreement, or in any certificate or document delivered by the Selling Parties (or either of them) pursuant to any of the provisions of, or in connection with, this Agreement,
(iv) any Tax liability of MONY or its Affiliates (including any related interest or penalties) assessed against any member of the AEGON Controlled Group which relates to Taxes arising out of or related to the Business for any taxable period ending on or prior to the Closing Date or which is incurred as a result of events which occur on the Closing Date, (v) any Excluded Liabilities and any claim of any Person other than AEGON or its Affiliates with respect to or arising out of any Excluded Liability, (vi) any liability assessed against any member of the AEGON Controlled Group arising out of or relating to any Plan,
(vii) any failure by

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MONY to comply with any "bulk sales" laws applicable to the transactions contemplated hereby and (viii) any fees or commissions incurred by MONY in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the indemnification by MONY herein with respect to any breach or inaccuracy of any of its representations and warranties set forth in Section 3.27(b)(iii) and Section 3.27(d)(i) shall continue to be limited to the knowledge qualification contained therein and, in addition, the indemnifications by MONY herein with respect to any breach or inaccuracy of any of MONY's representations and warranties with respect to environmental matters set forth in Section 3.04(a) shall be limited to those arising from the use and occupancy by MONY of the Leased Real Property. As used in this Article XI, Loss and/or Losses shall mean claims, losses, liabilities, damages, deficiencies, costs or expenses (including, without limitation, as to losses incurred on or prior to the second anniversary of the Closing Date, interest at the Base Rate announced from time to time by Citibank, N.A, New York, New York, as its Base Rate from the date any such Loss is suffered until such obligation to indemnify is actually paid, penalties and reasonable attorneys' fees and disbursements).

     (b) Subject to the limitations set forth in this Article XI, AEGON agrees to indemnify, defend and hold harmless MONY (and its directors, officers, employees, Affiliates, successors and permitted assigns) from and against all Losses, based upon: (i) any breach of or inaccuracy in the representations and warranties without giving effect to any knowledge or materiality qualification therein or any exceptions to such representations and warranties set forth on the schedules thereto, or any breach, nonfulfillment or default in the performance of any of the covenants and agreements, of

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either of the Acquiring Parties contained in this Agreement, or in any certificate or document delivered by the Acquiring Parties (or any of them) pursuant to any of the provisions of, or in connection with, this Agreement,
(ii) any Tax liability (including any related interest or penalties) which relates to Taxes arising out of or relating to the Business or any Transferred Asset for any taxable period ending after the Closing Date, (iii) any claims, actions or proceedings relating to the Assigned and Assumed Contracts which arise out of events occurring after the Closing Date, (iv) the Assumed Liabilities and any claim of any Person other than MONY or its Affiliates with respect to or arising out of any Assumed Liability, (v) any fees or commissions incurred by either Acquiring Party in connection with the transactions contemplated by this Agreement or (vi) any actions taken by Parent or AUSA Life after the Closing Date with respect to the Continuing Employees.

     Section 11.02. Tax Adjustment. All Losses for which an indemnified party is entitled to indemnification hereunder shall be computed net of insurance proceeds received by the indemnified party or any Affiliate (decreased by Taxes, if any, incurred as the result of such receipt). In addition, all Losses shall be computed net of any Tax Reduction Amount. The indemnity payment for such Losses shall be increased by Taxes, if any, incurred by the indemnified party as the result of any payment under this Section 11.02. Solely for the purposes of this Section 11.02 and notwithstanding Section 1.01, "Taxes" shall mean Federal, state, county, local or foreign taxes, additional tax penalties or interest thereon. If, after any payment of indemnity with respect to any Loss is made hereunder by the indemnifying party, any insurance proceeds or Tax Reduction Amount

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is received by the indemnified party with respect to such Loss, then the indemnified party shall remit to the indemnifying party the lesser of (i) the amount of the insurance proceeds (decreased by Taxes, if any, incurred as the result of such receipt) or Tax Reduction Amount, if not previously taken into account in computing the indemnity payment with respect to such Loss, and (ii) any amounts previously paid by the indemnifying party pursuant to this Article 11 with respect to such Loss.

     Section 11.03. Notice of Asserted Liability. Promptly after receipt by an indemnified party hereunder of notice of any demand, claim or circumstances which, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, such indemnified party shall give written notice thereof (the "Claims Notice") to the indemnifying party. The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by such indemnified party.

     Section 11.04. Opportunity to Defend. The indemnifying party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability; provided, however, that the indemnifying party may not compromise or settle any Asserted Liability without the consent of the indemnified party or parties unless such compromise or settlement requires no more than a monetary payment for which the indemnified party or parties hereunder are fully indemnified or involves other matters not binding upon the indemnified party or parties. If the indemnifying party elects to compromise or defend such Asserted Liability, it shall within 10 days (or sooner, if the

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nature of the Asserted Liability so requires) notify the indemnified party or parties of its intent to do so, and the indemnified party or parties shall cooperate, at the expense of the indemnifying party with respect to out-of-pocket expenses of the indemnified party or parties, in the compromise of, or defense against, such Asserted Liability. If the indemnifying party elects not to compromise or defend the Asserted Liability, fails to notify the indemnified party or parties of its election as herein provided or contests its obligation to indemnify under Section 11.01, the indemnified party or parties may pay, compromise or defend such Asserted Liability in respect of any Asserted Liability for which the indemnifying party may have an indemnification obligation under Section 11.01 hereof. In any event, the indemnified party or parties may participate, at its sole expense, in the defense of such Asserted Liability in respect of any Asserted Liability for which the indemnifying party may have an indemnification obligation under Section 11.01.

     Section 11.05. Indemnification Payments. Subject to a Party's right to defend pursuant to Section 11.04 hereof, and indemnifying party hereunder shall make an indemnification payment with respect to a Loss promptly after such Loss is incurred. All such payments shall be made by wire transfer of immediately available funds to such account or accounts as the indemnified party shall designate to the indemnifying party in writing.

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                                   ARTICLE XII

                          TERMINATION PRIOR TO CLOSING

     Section 12.01. Termination of Agreement. (a) This Agreement may be terminated at any time prior to the Closing:

          (i) By MONY in writing, if the Acquiring Parties shall (A) fail to perform in any material respect their respective agreements contained herein required to be performed by them on or prior to the Closing Date or
     (B) breach any of their representations, warranties, covenants or agreements contained herein, which breach would, individually or in the aggregate, materially and adversely affect the ability of the Acquiring Parties to consummate the transactions contemplated hereby or (after giving effect to the Closing) to conduct the Business and which failure or breach is not cured within ten (10) days after MONY has notified the Acquiring Parties of its intent to terminate this Agreement pursuant to this subsection (a)(i) of Section 12.01 or (C) if any of the conditions set forth in Article VII, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of MONY or the Manager,

          (ii) By AEGON in writing, if MONY shall (A) fail to perform in any material respect its agreements contained herein required to be performed on or prior to the Closing Date, or (B) breach any of its representations, warranties, covenants or agreements contained herein, which breach would, individually or in the aggregate, have a Material Adverse Effect on the Business or the Transferred

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     Assets taken as a whole, or materially and adversely affect the ability of
     MONY to consummate the transactions contemplated hereby, which failure or breach is not cured within ten (10) days after AEGON has notified MONY of its intent to terminate this Agreement pursuant to this subsection (a)(ii) of Section 12.01, or (C) if any of the conditions set forth in Article VI hereof, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of AEGON or AUSA Life,

          (iii) By MONY or AEGON in writing, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on AEGON, AUSA Life and/or MONY, which prohibits or restrains AEGON, AUSA Life and/or MONY from consummating the transactions contemplated hereby, provided that AEGON, AUSA Life and MONY, as the case may be, shall have used its best efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted by December 31, 1993,

          (iv) By either of MONY or AEGON in writing, if the Closing has not occurred on or prior to December 31, 1993, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform each of its obligations under this Agreement required to be performed by it at on or prior to the Closing Date, and

          (v) At any time on or prior to the Closing Date, by mutual written consent of MONY and AEGON.

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     Section 12.02. Survival. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become null and void and of no further force and effect, except for (i) the provisions of this Agreement relating to the obligations of the parties hereto to keep confidential and not to use certain information and data obtained from the other parties hereto and (ii) the provisions of Sections 5.11,
13.01 and this Section 12.02.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     Section 13.01. Publicity. Except as may otherwise be required by law, no release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by MONY, AEGON and AUSA Life. The parties hereto shall cooperate with each other in making any release or announcement.

     Section 13.02. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid and return receipt requested. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails, as follows:

          (i)  AEGON USA, Inc.
               4333 Edgewood Road N.E.
               Cedar Rapids, Iowa 52499

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                    Attention: Chief Financial Officer
                    Telecopier No.: (319) 369-2218

          With a concurrent copy to:

                    AEGON USA, Inc.
                    1111 North Charles Street
                    Baltimore, Maryland 21201
                    Attention: General Counsel
                    Telecopier No.: (410) 347-8685

          (ii)      If to MONY or the Manager to:

                    The Mutual Life Insurance Company
                      of New York
                    1740 Broadway
                    New York, New York 10019
                    Attention: Chief Executive Officer
                    Telecopier No.: (212) 708-2900

          With a concurrent copy to:

                    The Mutual Life Insurance Company
                      of New York
                    1740 Broadway
                    New York, New York 10019
                    Attention: General Counsel
                    Telecopier No.: (212) 708-2977

     Any party may, by notice given in accordance with this Section 13.02 to the other parties, designate another address or person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.

     Section 13.03. Entire Agreement. This Agreement (including the Ancillary Agreements, the other agreements contemplated hereby and thereby, the Exhibits and the Schedules hereto) contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements written or oral, with respect thereto.

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     Section 13.04. Waivers and Amendments; Non-Contractual Remedies;
Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     Section 13.05. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

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     Section 13.06. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right hereunder, may be assigned by any party (in whole or in part) without the prior written consent of the other party hereto; provided, however, that AUSA Life may assign all or any portion of its rights to be the transferee of any of the Transferred Assets (other than the Books and Records) or any of the Assigned and Assumed Contracts or all or any portion of the obligations to assume any Assumed Liabilities (other than Insurance Liabilities), to any direct or indirect wholly-owned subsidiary or subsidiaries of AEGON (provided that AEGON shall, with respect to the assignment of any such obligations, guaranty to MONY only the performance of such obligation by such subsidiary or subsidiaries thereunder, such guaranty to be in form and substance satisfactory to MONY).

     Section 13.07. Interpretation. (a) Notwithstanding anything in this Agreement to the contrary, no term or condition of this Agreement shall be construed to supersede, restrict or otherwise limit any term or condition set forth in any of the Ancillary Agreements or any other agreement contemplated hereby or thereby, including, without limitation, any provision of the Series A Notes or the Series B Notes relating to the payment of principal and interest thereon.

     (b) The parties acknowledge and agree that they may pursue judicial remedies at law or equity in the event of a dispute with respect to the interpretation or construction of this Agreement. In the event that an alternative dispute resolution procedure is provided for in any of the Ancillary Agreements or any other agreement contemplated hereby or

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thereby, and there is a dispute with respect to the construction or interpretation of such Ancillary Agreement, the dispute resolution procedure provided for in such Ancillary Agreement shall be the procedure that shall apply with respect to the resolution of such dispute.

         (c) For purposes of this Agreement, the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

         Section 13.08. No Third Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         Section 13.09. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         Section 13.10. Other Agreements, Exhibits and Schedules. The Exhibits and the Schedules are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, paragraphs, subparagraphs, clauses, Exhibits and

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Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

         Section 13.11. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

         Section 13.12. Further Agreement. If any of the rights or benefits provided to the Acquiring Parties or MONY under this agreement, the Ancillary Agreements or any agreement contemplated hereby or thereby cannot be effected for any reason other than the failure of a condition set forth in Article VI or VII hereof to be fulfilled, the Selling Parties and the Acquiring Parties shall use their reasonable efforts to formulate and implement as soon as practicable arrangements designed to so provide all such rights and benefits.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK


                                    By: /s/ Michael I. Roth
                                        -------------------
                                    Name:  Michael I. Roth
                                    Title: Chairman & CEO


                                AEGON USA, INC.


                                By: /s/ Patrick S. Baird
                                    --------------------
                                    Name:  Patrick S. Baird
                                    Title: VP/CFO

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                           AUSA LIFE INSURANCE COMPANY, INC.



                           By: /s/ Patrick S. Baird
                               --------------------
                               Name: Patrick S. Baird
                               Title: VP/CFO

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                                                            SCHEDULE 2.02 TO THE
                                                              ASSET TRANSFER AND
                                                           ACQUISITION AGREEMENT


                                  CONSIDERATION

         Capitalized terms used and not otherwise defined in this Schedule shall have the respective meanings set forth in the Agreement or in Schedule 9.01 (A) to the Agreement.

         1. Final Statement. Within ninety (90) days following the ninth anniversary of the Closing Date, the Acquiring Parties shall prepare, and deliver to MONY (together with delivery of the Existing Assumption Business Payments Statement described in Schedule 9.01 (A) hereto and the Existing Indemnity Business Payments Statement described in Schedule 9.01 (B) hereto for the final Accounting Period ending on such ninth anniversary date), at the sole expense of the Acquiring Parties, a statement setting forth, in reasonable detail, the computation of the Consideration (as defined below), together with supplemental schedules setting forth, in reasonable detail, the computation of each component item of the Consideration described in Section 2 of this Schedule (collectively, the "Final Statement"). The Final Statement shall be in form reasonably satisfactory to MONY and shall be certified by the chief financial officer of each of the Acquiring Parties as being based on the books and records of the Acquiring Parties (in which books and records, full and correct entries shall have been made of all financial and business transactions and all assets, liabilities and results of operations of

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the Acquiring Parties, in accordance with SAP consistently applied), and as having been prepared in accordance with this Agreement. In addition, the Acquiring Parties shall deliver to MONY such appropriate supporting documentation as MONY may reasonably request in connection with the Consideration (or any component thereof). MONY shall be entitled to object to any amounts or items contained in the Final Statement and have such objections resolved pursuant to Sections 5 and 6 of Schedule 9.01 (A).

         2. Consideration. Together with delivery of the Final Statement, the Acquiring Parties shall pay MONY, by wire transfer of immediately available funds as MONY shall instruct AUSA Life in writing, "Consideration" in an amount (subject to reduction by the amount of any Net Asset Adjustment under Section 3 of this Schedule) equal to the aggregate of:

         (a) an amount equal to 2.5% of the Existing General Account Business as of the ninth anniversary of the Closing Date; plus

         (b) twice the amount of Separate Account/Collective Investment Account Net Revenues with respect to all Existing Business for the twelve (12) month period ending on the ninth anniversary of the Closing Date, determined in accordance with Annex D to Schedule 9.01 (A) and Annex D to Schedule 9.01 (B); plus

         (c) four times the amount of all fees and charges due and payable to, or otherwise accrued for the benefit of, AUSA Life or any of its affiliates in respect of the Participating Annuities during the twelve (12) month period ending on the ninth anniversary of the Closing Date; plus

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         (d) the amount by which (i) any statutory reserves held by AUSA Life in respect of the Existing Business (other than Existing Business in respect of Variable Separate Accounts and collective trusts and mutual funds) on the ninth anniversary of the Closing Date (excluding any Voluntary Reserves and the Interest Maintenance Reserve, the Asset Valuation Reserve and any Excess
Interest Reserves (defined, for purposes hereof, as reserves held in excess of the amount of such Existing Business as a result of interest rate guarantees under the terms of Insurance Contracts being above statutory interest valuation rates, all determined in accordance with New York SAP as in effect on the Closing Date) held by AUSA Life, it being understood that it is the intention of the parties that AUSA Life shall retain liability for such Reserves) exceeds
(ii) the aggregate amount of Existing Business (other than Existing Business in respect of Variable Separate Accounts and collective trusts and mutual funds) on such ninth anniversary date; plus

         (e) an amount (not to exceed $25 million in the aggregate) equal to 5% of the amount by which (i) the aggregate amount of statutory reserves held by AUSA Life in respect of group pension insurance policies and contracts issued, assumed or renewed by AUSA Life at any time from the Closing Date until such ninth anniversary date, exceeds (ii) $18 billion (it being understood that such $18 billion amount of group pension insurance business would reflect a 16.7% minimum average annual growth rate in such business during the nine years ended December 31, 2002, which growth rate is comparable to the 15-20% historic average annual growth rate in MONY's group pension insurance business); minus

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         (f) the amount of any Aggregate Existing Assumption Business Deficit with respect to the Novated Contracts, as shown on the Existing Assumption Business Payments Statement with respect to the Novated Contracts for the final Accounting Period;

provided, however, that in the event that the aggregate amount of general account reserves recorded in respect of the Existing General Account Business under participating insurance policies and contracts as of the ninth anniversary of the Closing Date is greater than $400 million, then the portion of Consideration under clauses (a) and (b) immediately above relating to such Existing Business under such participating insurance policies and contracts shall be halved (with the remainder of the foregoing, including clauses (c) through (f) and the portion of Consideration under clauses (a) and (b) relating to non-participating insurance policies and contracts, remaining unaffected) (the "Special Consideration Adjustment"). For purposes of the foregoing:
"participating insurance policies and contracts" shall mean insurance policies and contracts that provide for the right to participate in the divisible surplus of the insurer under such policies and contracts to the extent that dividends are apportioned thereon; and "non-participating insurance policies and contracts" shall mean all other insurance policies and contracts. Notwithstanding anything herein or in the Ancillary Agreements to the contrary, all calculations of the Threshold Amount (as defined in the Series A Note Purchase Agreement) pursuant to any Ancillary Agreement shall be made without giving effect to the Special Consideration Adjustment; without limiting the generality of the foregoing, the amount described in Section 2 (d) (ii) of the Threshold Formula attached to the Series

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A Note Purchase Agreement shall be calculated as through there were no Special
Consideration Adjustment.

         3.    Net Asset Adjustment. (a) For purposes hereof:

         (i) "Adjusted Book Value" shall mean, with respect to any Specified Investment Asset (as defined below) on any date, the statutory carrying value on the books of AUSA Life of such Specified Investment Asset on such date, after giving effect to all write-downs, write-ups or other adjustments required under SAP which have been taken into account in calculating Existing Assumption Business Payments or Deficits in respect of the Novated Contracts on or prior to such date (but without giving effect to any write-downs, write-ups or other adjustments which have not been taken into account in calculating any such Existing Assumption Business Payments or Deficits);

         (ii) "Specified Mortgage Loans" shall mean the Mortgage Loans listed on Schedule 1.01 (J) to the Agreement which are allocable to the Novated Contracts, all mortgage loan Substitute Investment Assets (if any) substituted for any such Mortage Loans, and all investments of income and proceeds realized in respect of the Investment Assets allocable to the Novated Contracts in mortgage loans made in accordance with the Investment Management Agreement;

         (iii) "Specified Real Properties" shall mean all real properties mortgaged as collateral security for any Specified Mortgage Loans allocable to the Novated Contracts, which are acquired by AUSA Life through foreclosure, acceptance of

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a deed in lieu of foreclosure or otherwise, and any real properties acquired by
AUSA Life in exchange for any such mortgaged real properties;

         (iv) "Specified Investment Assets" shall mean the Specified Mortgage Loans and the Specified Real Properties, collectively; and

         (v) "Terminal Market Value" shall have the same meaning as that of the definition of "Market Value" set forth in Section 1608.2 (f) of the Federal Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), except that the "as of" date of valuation for determining any Terminal Market Value shall be the ninth anniversary of the Closing Date. The full text of such definition of "Market Value" under Section 1608.2 (f) of FIRREA is set forth in
Schedule 1 (b) to the Series A Note Purchase Agreement.

         (b) Within forty-five (45) days following the ninth anniversary of the Closing Date, the Acquiring Parties shall calculate, and deliver to MONY, a schedule setting for the Adjusted Book Value and the Terminal Market Value of each Specified Investment Asset then owned by AUSA Life. The amount by which (i) the aggregate Adjusted book Value of all such Specified Investment Assets exceeds (ii) the aggregate Terminal Market Value of all such Specified Investment Assets (the "Net Asset Adjustment") shall be applied to the extent and in the manner provided below. The Net Asset Adjustment shall be applied, in the first instance, by reduction in the amount of that portion of the Consideration not constituting the Withheld Amount, as such term is defined below. If the Net Asset Adjustment exceeds the aggregate amount of that portion of the Consideration not constituting the Withheld Amount, such excess amount of the

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Net Asset Adjustment shall be applied, in the second instance, as an adjustment to the aggregate outstanding principal amount of Series A Notes (pursuant to the Series A Note Purchase Agreement) in an amount equal to such excess amount. If the Net Asset Adjustment exceeds the aggregate amount of the portion of the Consideration not constituting the Withheld Amount plus the aggregate outstanding principal amount of Series A Notes, such remaining excess amount of the Net Asset Adjustment shall be applied, in the third and final instance, by reduction of that portion of the Withheld Amount of the Consideration, if any, which is released to MONY or otherwise not applied to satisfy final judgments, awards or settlements with respect to Claims (as defined below) pursuant to
Section 4 of this Schedule. MONY shall not be required to pay AUSA Life, or otherwise be obligated with respect to, any amount of the Net Asset Adjustment remaining after reduction in the amount of the Consideration (including the Withheld Amount) and adjustment to the principal amount of all then outstanding Series A Notes as described above.

         4. Holdback. (a) In the event that, prior to the ninth anniversary of the Closing Date, a third party asserts any claim or claims against AEGON or AUSA Life with respect to the Investment Assets or the terms of the Investment Management Agreement and AUSA Life notifies the Manager of such claim or claims pursuant to Section 26 of the Investment Management Agreement prior to such ninth anniversary date (each a "Claim"), and such Claim or Claims are not discharged, satisfied or otherwise resolved prior to the time payment of the Consideration is due hereunder (the "Payment Date"), the Acquiring Parties shall, subject to the provisions below of this

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

Section 4, be entitled to (i) withhold payment of a portion of the Consideration due MONY, in an amount (not to exceed the aggregate amount of the Consideration) equal to (A) the aggregate amount of potential losses, liabilities, damages and costs, net of any applicable insurance proceeds, tax benefits or other recoverables ("Damages"), for which AUSA Life and AEGON are reasonably likely to be liable with respect to all such unresolved Claims, determined as provided in subsection (b) immediately below, less (B) the aggregate amount of any and all Investment Assets which are used to satisfy any judgment, award or settlement (in whole or in part), or otherwise applied, with respect to such Claims prior to the Payment Date (such withheld portion of the Consideration, together with interest accrued thereon as provided below, being referred to herein collectively as the "Withheld Amount"), and (ii) apply any and all of the Withheld Amount (except to the extent required to be released to MONY as provided below) to satisfy any final judgment, award or settlement with respect to such unresolved Claims. Notwithstanding anything herein to the contrary, the parties hereto agree that the Withheld Amount shall in no event exceed the amount of Consideration otherwise payable to MONY.

         (b) The parties hereto shall, and MONY shall cause the Manager to, attempt in good faith to mutually agree upon the amount of potential Damages for which AUSA Life or AEGON are reasonably likely to be liable with respect to each such unresolved Claim ("Potential Liability"). If the parties hereto and the Manager are unable to agree upon the amount of such Potential Liability with respect to any such unresolved Claims within tem (10) days following the ninth anniversary of the Closing Date, the

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parties hereto shall, and MONY shall cause the Manager to, jointly select and retain within five (5) days thereafter an independent law firm (meeting the requirements of Section 26 (a) of the Investment Management Agreement) to determine the amount of such Potential Liability with respect to each such unresolved Claim in dispute (such firm hereinafter referred to as the "Independent Counsel"). If AUSA Life and the Manager are unable to mutually agree upon the selection of the Independent Counsel, each of them shall promptly propose two independent law firms (meeting the above-mentioned requirements) to the other, who shall promptly decline one of the two candidate firms so proposed, and the Independent Counsel shall be promptly selected from the remaining two candidate firms by drawing lots. Each of the parties hereto shall, and MONY shall cause the Manager to, provide the Independent Counsel with full and free access to their respective books and records which are reasonably related to such unresolved Claims or potential Damages with respect thereto. The Independent Counsel shall within fifteen (15) days of its appointment provide a written report to the parties hereto and the Manager, which report shall set forth the Independent Counsel's determination of the amount, if any, of the Potential Liability of AUSA Life and AEGON with respect to each such unresolved Claim for which such amount of Potential Damages are in dispute. The Potential Liability, determined as provided above in this subsection, in respect of each Claim which is not discharged, satisfied or otherwise resolved prior to the Payment Date shall be utilized for purposes of determining the Withheld Amount.

         (c) All amounts constituting the Withheld Amount shall accrue interest, from the Payment Date until such amounts are applied or released as provided

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below, at a rate per annum equal to the 1-Year Treasury Rate (as defined below)
plus 1%. For purposes hereof, the "1-Year Treasury Rate" shall mean, for any period, a fluctuating rate of interest per annum equal for each day during such period to the yield of United States treasury securities having a term to maturity of one (1) year, as announced by the Federal Reserve Bank of New York on such date and reported in the Wall Street Journal (or if such day is not a Business Day, for the next preceding Business Day).

         (d) If the Manager shall have assumed the responsibility for the investigation, defense and settlement of any unresolved Claim or Claims pursuant to Section 26(b) of the Investment Management Agreement, the Manager shall continue to exercise such responsibility in accordance with and subject to the terms and provisions of Section 26 of the Investment Management Agreement (including, without limitation, the provisions therein relating to the assumption of control of such responsibilities by AUSA Life) following the ninth anniversary of the Closing Date (notwithstanding any termination of the Investment Management Agreement) until such Claim or Claims are discharged, satisfied or otherwise resolved. In addition, if, by mutual agreement of the parties hereto or in the opinion of the Independent Counsel, the Potential Liability of AUSA Life and AEGON with respect to any unresolved Claim is less than or equal to $5 million, the Manager shall assume responsibility for the investigation, defense and settlement of such Claim, in accordance with the terms and provisions of such Section 26, until such Claim is discharged, satisfied or otherwise resolved. Following such ninth anniversary, AUSA Life shall be responsible for the investigation, defense or settlement of all other Claims for which the Manager is not entitled to assume or exercise

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responsibility therefor. In the event that the aggregate Potential Liability
(determined as provided above) with respect to all unresolved Claims for which the Manager is entitled to assume or exercise responsibility following such ninth anniversary exceeds the amount of the Consideration, AUSA Life may elect, upon written notice to the Manager within 30 days after the Payment Date, to assume responsibility for that number of such unresolved Claims (selected by commencing with the last asserted Claim and proceeding in reverse chronological order based on the dates when such Claims were asserted) having a total Potential Liability not greater than the amount of such excess. The Manager shall have the right to consult with AUSA Life with respect to any proposed settlement of any Claim for which AUSA Life assumes or exercises responsibility, but AUSA Life shall retain ultimate discretion in the defense and settlement thereof. The Manager and AUSA Life shall use all reasonable efforts to discharge or otherwise resolve all such unresolved Claims as soon as practicable after the Payment Date.

         (e) AUSA Life shall be entitled to apply any or all of the Withheld Amount to satisfy any final judgments, awards or settlements with respect to such Claims. When any unresolved Claim is satisfied, discharged or otherwise resolved, AUSA Life shall immediately release and pay to MONY, by wire transfer of immediately available funds as MONY shall instruct AUSA Life in writing, (i) the amount, if any, by which the Potential Liability determined as provided in subsection (b) above and included in the Withheld Amount in respect of such Claim (together with interest accrued thereon as provided above) exceeds the total portion of the Withheld Amount applied as aforesaid with respect to such Claim, or (ii) if no portion of the Withheld Amount is so applied

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with respect to such Claim, the total amount of MONY's Potential Liability determined as aforesaid and included in the Withheld Amount for such Claim, together with interest accrued thereon as provided above.

         5. Disputes. Notwithstanding the foregoing, MONY shall be entitled to object to any amounts or items contained in the Final Statement (other than the Terminal Market Values of Specified Mortgage Loans and Specified Real Properties) and have such objections resolved pursuant to Sections 5 and 6 of
Schedule 9.01(A) to the Agreement; any additional amounts of Consideration arising from the resolution of such objections as aforesaid shall be paid by the Acquiring Parties to MONY, by wire transfer of immediately available funds as MONY shall instruct the Acquiring Parties in writing, within five (5) days following the resolution of all disputes, if any, relating to the Consideration as contemplated by Sections 5 and 6 of Schedule 9.01(A).

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